[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.7(a)

Ancillary Services Agreement

This Ancillary Services Agreement (“Agreement”) is between Cigna Health Corporation on behalf of itself and its affiliates and subsidiaries (“Cigna”) and Omada Health, Inc. (“Provider”) and is effective upon Cigna’s execution and implementation of the Agreement into its administrative systems. Provider will be notified of the Effective Date via Cigna’s return of the signed contract to Provider, and will be indicated in the space below.

Effective Date: May 31, 2018

Cigna and Provider hereby agree, that upon the Effective Date, a) that certain Master Services Agreement dated September 28, 2015, by and between Provider and Cigna, together with that Certain Statement of Work No. 1, entered into pursuant thereto, each as amended to date (the “Prior Agreement”) shall terminate and b) all Participants (as defined in the Prior Agreement) enrolled pursuant to the Prior Agreement shall be considered Program Participants under this Agreement.

SECTION 1. DEFINITIONS

1.1	Administrative Guidelines

means the rules, policies and procedures adopted by Cigna or a Payor to be followed by Provider in providing services and doing business with Cigna and Payors under this Agreement.

1.2	Active & Fit Direct

means a reduced-cost gym membership program arranged for by Cigna through [***].

1.3	ASO Client Account

means an organization, such as an employer, which contracts with Cigna for the provision of self-insured medical coverage for its Members.

1.4	[***]

means a [***] as referenced in the attached Exhibit A.

1.5	Benefit Plan

means a certificate of coverage, summary plan description or other document or agreement which specifies the health care services to be provided or reimbursed for the benefit of a Participant.

1.6	[***]

means a [***] as referenced in the milestone achievements in the attached Exhibit A.

1.7	Clinically Qualified Participants

means Participants who complete the online enrollment process and agree to the Provider’s Participant Agreements.

1.8	Clinical Enrollment Criteria

means the demographic and/or medical criteria by which a Participant is evaluated for the potential acceptance into the Program.

1.9	Cigna Affiliate

means any subsidiary or affiliate of Cigna Corporation.

1.10	Coinsurance

means a payment that is the financial responsibility of the Participant under a Benefit Plan for Covered Services that is calculated as [***] or, if [***] or as [***].

1.11	Copayment

means a payment that is the financial responsibility of the Participant under a Benefit Plan for Covered Services that is calculated as [***].

1.12	Covered Services

means those health care services for which a Participant is entitled to receive coverage under the terms and conditions of the Participant’s Benefit Plan.

1.13	Data Files

means the format, frequency and method of data to be shared by Provider, to Cigna for reporting purposes in the Agreement or otherwise in writing.

1.14	Deductible

means a payment for Covered Services calculated as [***] that is the financial responsibility of the Participant under a Benefit Plan prior to qualifying for reimbursement for subsequent health care costs under the terms of a Benefit Plan.

1.15	[***]

means the [***] for each Program Participant.

1.16	[***]

means the [***] as referenced in the attached Exhibit A.

1.17	Home Medical Equipment

means the Services to be provided by Provider as outlined in this Agreement, the Services Agreement and consist of Provider’s online program for Participants at risk for diabetes and cardiovascular disease.

1.18	Home Setting

means the Participant’s primary place of residence or the residence where Participant is receiving Home Medical Equipment services.

1.19	[***]

means the [***] as referenced in the attached Exhibit A to the Agreement.

1.20	Medically Necessary/Medical Necessity

means services and supplies that satisfy the Medical Necessity requirements under the applicable Benefit Plan. No service is a Covered Service unless it is Medically Necessary.

1.21	NDA

means the Mutual Confidentiality and Non-Disclosure Agreement dated December 11, 2014, as amended between Cigna and Provider.

1.22	Participant

means any individual, or eligible dependent of such individual, whether referred to as “Insured”, “Subscriber”, “Member”, “Participant”, “Enrollee”, “Dependent”, or similar designation, who is eligible and enrolled to receive Covered Services.

1.23	Participant Agreements

means Provider’s Terms of Use, Privacy Policy and Notice of HIPAA Practices (all of which are accessible at go.omadahealth.com).

1.24	Participating Provider

means a hospital, physician or group of physicians, or any other health care practitioner or entity that has a direct or indirect contractual arrangement with Cigna to provide Covered Services with regard to the Benefit Plan covering the Participant.

1.25	Payor

means the person or entity obligated to a Participant to provide reimbursement for Covered Services under the Participant’s Benefit Plan and which Cigna has agreed may access services under this Agreement.

1.26	Pre-Existing Account

shall have the meaning given such term in Section 4.3.

1.27	Prior Agreement

Agreement as outlined in the Cigna Master Service Agreement that was in effect September 28, 2015.

1.29	Program

means an online program administered by Provider for Participants who are at risk for diabetes and cardiovascular disease, which consists of its proprietary technology platform and systems (including, without limitation, hardware, software, algorithms and other underlying technology or components of or used to provide the Program and any Covered Services or other health care services provided by Provider in combination therewith) and any proprietary information, technical information, data, content, documentation and other materials related thereto.

1.30	Program Participant

means a Clinically Qualified Participant that enrolls into the Provider’s online Program.

1.31	Project Developments

shall have the meaning given such term in Section 6.5.

1.32	Quality Management

means the program described in the Administrative Guidelines relating to the quality of Covered Services provided to Participants.

1.33	Residual Rights.

shall have the meaning given to such term in Section 6.8.

1.34	Start Dates

means the date on which a new Clinically Qualified Program Participant receives an email from Provider notifying him or her that he or she may access the first lesson of the curriculum.

1.35	Services Agreement

CHLIC Services Agreement describing Cigna responsibilities to Provider

1.36	Third-Party

An entity indirectly involved with the Agreement but is not a principal party to the arrangement.

1.37	Transition Date

shall have the meaning given such term in Section 4.3.

1.38	Utilization Management

means a process to review and determine whether certain health care services provided or to be provided are Medically Necessary and in accordance with the Administrative Guidelines.

1.39	Work Product

means a deliverable under this Agreement that is produced by Omada specifically for Cigna to achieve the objectives of this Agreement and which the parties mutually agree in writing shall be treated as Work Product for purposes of Section 6.3.

SECTION 2. DUTIES OF PROVIDER

2.1	Provider Services.

Provider shall provide Covered Services to Participants upon the terms and conditions set forth in this Agreement and the Administrative Guidelines. All services provided by Provider within the scope of Provider’s practice or license must be provided on a participating basis. Regardless of Provider’s physical location, all aspects of Provider’s practice are participating under the terms of this Agreement unless Covered Services are provided under the terms of another applicable Cigna participation agreement.

2.2	Standards.

Provider shall provide Covered Services with the same standard of care, skill and diligence customarily used by similar providers in the community, the requirements of applicable law, and the standards of applicable accreditation organizations. Provider shall provide Covered Services to all Participants [***], under [***], and with [***]. Provider shall not differentiate or discriminate in the treatment of any Participant because of race, color, national origin, ancestry, religion, sex, marital status, sexual orientation, age, health status, veteran’s status, handicap or source of payment. Provider shall assure that all health care providers who perform any of the services for which Provider is responsible under this Agreement maintain all necessary licenses or certifications required by state and federal law. Provider shall [***] restrict, suspend, or terminate any such health care provider from providing services to Participants under this Agreement if such provider ceases to meet the licensing/certification requirements or other professional standards described in this Agreement.

2.2.1

Provider, and CIGNA shall act in accordance with the terms of this Agreement, the Services Agreement, and applicable attached Exhibits. Except as otherwise stated in this Agreement, the rates set forth in this Agreement shall be payment in full for all services provided to Participants pursuant to this Agreement as outlined in Exhibit A and Exhibit A-1.

2.2.2

Provider will provide advance written notice to Cigna of any Material Change to the Covered Services. For purposes of this Agreement, “Material Change” means any change [***] of the Covered Services as of the Effective Date that will [***] the Program Participants use of the Covered Services.

2.2.3

Subject to the terms and condition of this Agreement, Provider shall (a) Arrange for the provision of Home Medical Equipment to Participants in Home Setting; render Covered Services to Participants [***], in accordance with [***], and with [***].

(b) not [***];

(c) Provider will ensure that the Home Medical Equipment supplied to Participant is in good working order and condition. Provider shall arrange for [***] all necessary maintenance and/or repair for Equipment (including provision of all necessary parts, mechanisms and devices) in order to maintain the Equipment in good condition and working order; provided that such maintenance and/or repair is required as a result of normal wear and tear (as defined by warranty), or a defect in, the Home Medical Equipment.

2.2.4

Subject to the terms and condition of this Agreement, Provider shall be required to maintain an accurate inventory of Home Medical Equipment and supplies, as applicable, for each Participant, to the extent necessary to provide Home Setting services under this Agreement, and shall make these inventory records available to Cigna upon request.

2.2.5	Provider shall ensure that its facilities and employees, maintain a neat, clean and professional appearance at all times.

2.2.6

Provider will dedicate on a full-time basis (and part-time, as required) the services of appropriate personnel to coordinate the implementation of this Agreement on both local and national levels, and to manage the day-to-day work relationship with Cigna. Provider will meet with designated Cigna personnel upon request to review Provider’s performance, Participant utilization and quality improvement initiatives.

2.2.7

Provider and Cigna agree to meet at least on a [***] to assist Cigna in staying abreast of innovations in Home Medical Equipment services and to work with Cigna to see that these services are being appropriately applied to Participants.

2.3	Branded Product

Provider shall ensure that its Participant and Provider collateral materials, customer and provider service representatives, and internet portals shall provide a seamless, Cigna-branded experience for Participants consistent with Cigna’s product and requirements for branding and display as agreed to by the parties. Branded experience shall incorporate as agreed by the parties (a) Cigna logos, branding, on letterhead to Participants in relation to Cigna specific programs, and (b) integration of critical information into Cigna systems, which shall happen [***] after implementation of this Agreement, and which shall include but not be limited to information regarding [***].

2.4	Insurance/Application for Participation Information.

Provider shall maintain general and professional liability coverage [***], give Cigna evidence of such coverage upon request and provide Cigna with [***] written notice of a material modification or termination of such insurance. Provider shall also notify Cigna in writing within [***] days of any material change in the information contained in Provider’s application for participation with Cigna.

2.5	Administrative Guidelines.

Provider shall comply with the Administrative Guidelines. Some or all Administrative Guidelines may be communicated in the form of a provider reference manual, in other written materials distributed by Cigna to Provider and/or at a website identified by Cigna. Administrative Guidelines may change from time to time. Cigna will give Provider advance notice of material changes to Administrative Guidelines.

2.6	Quality Management.

Provider shall comply with the requirements of and participate in Quality Management as specified in the Administrative Guidelines.

2.7	Utilization Management.

Provider shall comply with the requirements of and participate in Utilization Management as specified in this Agreement and the Administrative Guidelines. [***] for failure to comply with such Utilization Management requirements, and Provider [***]. Cigna’s Utilization Management requirements include, but are not limited to, the following: a) [***] from Cigna or its designee for those services and procedures for which it is required as specified in the Administrative Guidelines; b) Provider must provide Cigna or Cigna’s designee with all of the information requested by Cigna or its designee to [***]; and c) Provider will refer Participants to and/or use Participating Providers for the provision of Covered Services [***]. If Provider inappropriately refers a Participant to a non-Participating Provider [***], and thereby cause the Participant to [***], Cigna or a Cigna Affiliate may, in its [***]. If this occurs, Cigna or a Cigna Affiliate may [***] for such services [***].

2.8	Enrollment of Clinically Qualified Participants in the Covered Services; Provision of Covered Services.

Provider will enroll in the Covered Services, any Participant who [***]. Provider will not accept for enrollment in the Covered Services any Participants [***]. As participant enrollment allows, Provider will [***].

2.9	Records.

Provider and Cigna shall maintain the confidentiality of all confidential information, including medical records and documents relating to Participants as may be required by applicable law and for the period of time required by law and regulations. Medical records of Participants and any other records containing individually identifiable information relating to Participants will be regarded as confidential, and Provider and Cigna shall comply with applicable federal and state law regarding such records. Provider shall provide Participants with a notice of HIPAA privacy practices regarding legally permitted disclosure of records and information necessary to Provider to carry out its utilization management, quality improvement, claims management and payment and other relevant programs regulations which allow Provider to disclose such information to Cigna for such purposes. Upon request, Provider will provide Cigna with a copy of Participants’ medical records and other records maintained by Provider relating to Participants. These records shall be provided to Cigna [***] and [***] and will also be made available during normal business hours for inspection by Cigna, Cigna’s designee, accreditation organizations, or to any governmental agency that requires access to these records. This provision survives the termination of this Agreement. Cigna agrees to abide by the confidentiality obligations set forth in this Agreement.

2.10	Cooperation with Cigna and Cigna Affiliates.

Provider shall cooperate with Cigna in the implementation of Cigna’s Participant appeal procedure. Provider shall also cooperate with Cigna and Cigna Affiliates in implementing those policies and programs as may be reasonably requested by Cigna or a Cigna Affiliate for purposes of Cigna’s or the Cigna Affiliate’s business operations or required by Cigna or a Cigna Affiliate to comply with applicable law or accreditation requirements.

2.11	Reporting and Data.

Provider and Cigna will mutually agree, on the format, frequency and method of data files to be shared by Provider, to Cigna for reporting purposes in the Agreement or otherwise in writing (“Data Files”). This Service Level measures whether the Data Files provided by Provider match the agreed format, frequency and method. Provider will make available to Cigna the Data Files [***] as measured by the Provider and the Cigna. “[***]” shall mean that the Data File is available to Cigna by the [***]. “[***]” shall mean that the Data File matches the [***], including the data elements and record headers. This Service Level is calculated by dividing the [***].

2.11.1

Provider’s compensation for the reports, studies, information exchanges and data access delineated in this section and associated exhibits is fully incorporated in the rates and/or fee schedules and associated exhibits attached hereto. Provider shall receive no additional compensation for the reports, studies, information exchanges and data access. Provider agrees to collect data necessary to complete each report listed in the Performance Standards, Exhibit B to the Agreement.

2.12	Adhoc Reporting.

Provider agrees to furnish ad hoc reports to Cigna upon reasonable request by Cigna to an individual designated by Provider. Provider agrees to provide most simple ad hoc reports requested within [***] working days.

2.13	Quality Assurance Program

Provider will maintain a quality assurance program (including process improvement initiatives) on Participants on a [***] basis, and report to Cigna the results of such initiatives each [***] as outlined in the attached Performance Standards, Exhibit B. Cigna may conduct satisfaction surveys on Participants, and Cigna personnel and will supply Provider with the results of any such satisfaction surveys. The format of the quality assurance initiatives shall be [***]. The format of the satisfaction surveys will be developed by Cigna with input from Provider.

2.14	[***]

As used in this Section 2.14, the following terms have the meaning indicated:

“Clinical Referral Customer” means [***], but is limited to deployments or contracts where [***] clinical entities or groups (i.e., health system, provider groups, care teams, etc.) refer eligible individuals directly to the Program with limited involvement from Provider.

“Commercial Business Customer” means all commercial customers of Omada based in the United States, except for Medicare Advantage Business and Clinical Referral Customers.

“Excluded Customers” means all [***] for the delivery of the Omada Program to [***] in the United States other than [***] (e.g., [***], etc.).

“Excluded Plans” means:

1. [***]

2. [***]

3. [***]

4. [***]

5. [***]

6. [***]

7. [***]

“Medicare Advantage Business Customer” means all commercial customers based in the United States with whom Omada has entered into a contract for the delivery of the Omada Program for a Medicare Advantage program.

“Net Pricing” means the net fees charged by Provider for the Covered Services for each Participant’s [***] of the Covered Services [***].

The Net Pricing for the Covered Services under this Agreement for Cigna’s commercial and Medicare Advantage clients shall be [***], or [***], as applicable, following the effective date of this Agreement.

The Net Pricing for Covered Services under this Agreement for Cigna’s delivery system alliance (DSA) partners and Cigna collaborative care (CCC) arrangements with provider delivery systems (without regard to location) shall be [***].

[***] in this Section 2.14., then Provider will [***] as required by this Section 2.14 for [***] set forth in such third party agreement for the [***] following the effective date of such third party agreement).

This Section 2.14 applies only to new agreements (or new statements of work under existing agreements) with third parties entered into on or after the effective date of this Agreement.

This Section 2.14 does not apply with respect to any agreements with Excluded Customers or Excluded Plans. However, if any of the Excluded Plans is competing with Cigna with respect to an existing Cigna client or a prospective client of Cigna, Provider shall, upon request by Cigna, [***]. This Section 2.14 shall be enforceable only to the extent permitted by applicable law.

2.15	Performance Standards

Provider shall perform its obligations under this Agreement in accordance with the standards set forth in Exhibit B to the Agreement. In the event that Provider fails to achieve a performance standard, the [***] the table as set forth in Exhibit B to the Agreement.

2.16	Notice of Taxes, Assessments or Surcharges

Fees for the Covered Services provided for in this Agreement are exclusive of any taxes associated with the purchase thereof (which shall be the responsibility of Payors). In the event that Provider learns that a tax, assessment or surcharge is imposed by a governmental entity upon the charges made by Omada for the Covered Services, Omada shall provide Cigna written notice without unreasonable delay following a final determination that such tax, assessment, or surcharge shall apply.

SECTION 3. DUTIES OF CIGNA

3.1	Payors, Benefit Plan Types, Notice of Changes to Benefit Plan Types.

Cigna may allow Payors to access Provider’s services under this Agreement for the following Benefit Plan types: a) Benefit Plans where Participants are offered a network of Participating Providers and are required or given the option to select a Primary Care Physician; b) Benefit Plans where Participants are offered a network of Participating Providers and are not required or given the option to select a Primary Care Physician; and c) Benefit Plans where Participants are not offered a network of Participating Providers from which they may receive Covered Services. Benefit Plans may include workers’ compensation plans. Cigna will give Provider advance notice if Cigna changes this list of Benefit Plan types for which Payors may access Provider’s services under this Agreement.

3.2	Benefit Information.

Cigna will give Provider access to benefit information concerning the type, scope and duration of benefits to which a Participant is entitled as specified in the Administrative Guidelines.

3.3	Participant and Participating Provider Identification.

Cigna will establish a system of Participant identification and will identify Participating Providers to those Payors and Participants who are offered a network of Participating Providers. However, Cigna makes no representations or guarantees concerning the number of Participants that will be referred to Provider as a result of this Agreement and [***].

Cigna may, where agreed to by an existing Cigna client, [***].

SECTION 4. COMPENSATION

4.1	Payments.

Payments for Covered Services will be the lesser of the billed charge or the applicable fee under Exhibit A and Exhibit A-1, subject to the Administrative Guidelines and minus any applicable Copayments, Coinsurance and Deductibles. The rates in this Agreement will be payment in full for all services furnished to Participants under this Agreement. Provider shall look solely to Payor for payment for Covered Services except for Copayments, Coinsurance and Deductibles. Provider shall submit claims for Covered Services at the location identified by Cigna and in the manner and format specified in this Agreement and the Administrative Guidelines. Claims for Covered Services must be submitted within [***] days of the date of service or, if Payor is the secondary payor, within [***] days of the date of the explanation of payment from the primary payor. Claims received after this [***] day period may be denied except as provided in the Administrative Guidelines, and Provider shall not bill Cigna, the Payor or the Participant for those denied services. Amounts due and owing under this Agreement with respect to complete claims for Covered Services will be payable within the timeframes required by applicable law.

4.2	Claims/Billing

Cigna agrees to authorize Provider to bill claims for all Participants via electronic submission means agreed upon between the parties using submitted information including:

a)	NPI: [***]

b)	Tax ID: [***]

c)	Product service code (CPT code): [***]

d)	Place of service code: [***] and

e)	ICD-10 codes as set forth below (or as otherwise noted in the Services Agreement, Statement of Work, or agreed by the Provider and Cigna in writing):

ICD-10	Description
[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Cigna agrees to accept and pay valid claims submitted by Provider for all Participants in accordance with the payment terms set forth in Exhibit A and A-1 to the Agreement.

4.3	Pre-Existing Accounts & Transition Dates.

There are certain ASO Client Accounts identified as “Legacy Accounts” in the Prior Agreement with respect to which Provider has provided Covered Services prior to the Effective Date of this Agreement pursuant to the Prior Agreement the (the “Pre- Existing Accounts”). The pricing for Program Participants associated with Pre- Existing Accounts with Start Dates before the applicable Transition Date shall be as set forth in Exhibit A to the Agreement, and Provider will be authorized to bill claims for such Program Participants using such pricing for fees incurred on or prior to the [***]. Cigna and Provider shall agree separately in writing upon the date upon which the pricing set forth in Exhibit A-1 shall apply to newly enrolled Participants from each Pre-Existing Account (“Transition Date”). The pricing for all Program Participants not associated with Pre-Existing Accounts and for all Program Participants associated with Pre- Existing Accounts with Start Dates on or after the applicable Transition Date shall be as set forth in Exhibit A-1 to the Agreement.

4.4	Underpayments.

If Provider believes a Covered Service has been underpaid, Provider must submit a written request for an appeal or adjustment with Cigna or its designee within [***] days from the date of Payor’s payment or explanation of payment. The request must be submitted in accordance with the dispute resolution process set out in the Administrative Guidelines. Requests for appeals or adjustments submitted after this date may be denied for payment, and Provider will not be permitted to bill Cigna, the Payor or the Participant for those services.

4.5	Copayments, Coinsurance and Deductibles.

Provider may charge Participants applicable Copayments, Coinsurance and Deductibles in accordance with the process set out in the Administrative Guidelines.

4.6	Limitations on Billing Participants.

Provider shall not bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Participants or persons other than the applicable Payor for Covered Services or for any amounts denied or not paid under this Agreement due to Provider’s failure to comply with the requirements of Cigna’s or its designee’s Utilization Management Program or other Administrative Guidelines, or failure to file a timely claim or appeal. This provision does not prohibit collection of any applicable Copayments, Coinsurance and Deductibles. This provision survives termination of this Agreement, is intended to be for the benefit of Participants, and supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and a Participant or persons acting on the Participant’s behalf. Modifications to this section will become effective no earlier than the date permitted by applicable law.

4.7	Billing Patients Who Cease To Be Participants.

Provider may bill a patient directly for any services provided following the date that patient ceases to be a Participant, and Payor has no obligation to pay for services for such patients.

4.8	Participant Incentives Prohibited.

Provider shall not directly or indirectly establish, arrange, encourage, participate in or offer any Participant incentive.

(a)	Participant Incentive means any arrangement by Provider:

(1)	to reduce or satisfy a Participant’s cost-sharing obligations (including, but not limited to Copayments, Deductible and/or Coinsurance);

(2)	to pay on behalf of or reimburse a Participant for any portion of the Participant’s costs for coverage under a policy or plan insured or administered by Cigna or a Cigna Affiliate;

(3)	that provides a Participant with any form of material, financial incentive (other than the reimbursement terms under this Agreement), to receive Covered Services from Provider or its affiliates.

(b)	In the event of non-compliance with this provision:

(1)	Cigna may terminate this Agreement, such non-compliance being a “material breach” of this Agreement;

(2)	Provider shall not be entitled to reimbursement under this Agreement with respect to Covered Services provided to a Participant in connection with a Participant Incentive, and;

(3)	Cigna may take such other action appropriate to enforce this provision.

4.9	Non-Medically Necessary Services.

Provider shall not charge a Participant for a service that is not Medically Necessary unless, in advance of providing the service, Provider has notified the Participant that the particular service will not be covered and the Participant acknowledges in writing that he or she will be responsible for payment for such service.

4.10	Reimbursement of Amounts Collected In Error.

If Provider collects payment from a Participant when not permitted to collect under either this Agreement or the Administrative Guidelines, Provider must repay the amount within [***] of a request from Cigna or the Participant or of the date Provider has knowledge of the error. If Provider fails to make the repayments, then Cigna may (but is not obligated to) reimburse the Participant the amount inappropriately paid and then withhold this amount from future payments.

4.11	Overpayments.

Provider shall refund to Cigna any excess payment made by a Payor to Provider if Provider is for any reason overpaid for health care services or supplies. Cigna may, at its option, deduct the excess payment from other amounts payable, and Provider will be notified of any such deduction as specified in the Administrative Guidelines.

4.12	Audits.

Upon reasonable notice and during regular business hours, Cigna or its designee will have the right to review and make copies of all records maintained by Provider with respect to all payments received by Provider from all sources for Covered Services provided to Participants. Cigna or its designee will have the right to conduct audits of such records and may audit its own records to determine if amounts have been properly paid under this Agreement. Any amounts determined to be due and owing as a result of such audits must be promptly paid or, at the option of the party to whom such amounts are owed, offset against amounts due and owing by such party hereunder. This provision survives the termination of this Agreement.

4.13	Coordination of Benefits.

Certain claims for Covered Services are claims for which another payor may be primarily responsible under coordination of benefit (COB) rules. Provider may pursue those claims in accordance with the process set out in the Administrative Guidelines. Cigna’s payment as secondary payor (non-Medicare). Cigna’s payment when added to the amount payable from other sources under the applicable COB rules, will be [***], and is subject to the terms and conditions of the Participant’s health benefit plan and applicable state and federal law. Use of applicable COB provisions may result in a payment from Cigna that, when added to the amount payable from other sources, is [***]. Payment may, however, be in a lesser amount as determined by the terms of the participant’s benefit plan.

Medicare is the primary payor. When the Cigna plan is the secondary payor to Medicare, Provider and Cigna are required to follow Medicare billing rules. Payment will be made in accordance with all applicable Medicare requirements, including but not limited to Medicare COB rules. The Medicare COB rules require Cigna’s financial responsibility as the secondary payor to be limited to the Participant’s financial liability (i.e., the applicable Medicare copayment, coinsurance, and/or deductible) after application of the Medicare-approved amount. The Medicare payment plus the Participant liability (applicable Medicare copayment, coinsurance, and/or deductible) amounts constitute payment in full, and Provider is prohibited from collecting any monies in excess of this amount.

4.14	Applicability of the Rates.

The rates in this Agreement apply to all services provided to Participants in the Benefit Plan types covered by this Agreement, including services covered under a Participant’s in or out-of-network benefits, and whether the Payor or Participant is financially responsible for payment.

4.15	Excluded Services.

This Agreement excludes services that Cigna has elected to obtain under an arrangement between Cigna or a Cigna Affiliate and a national or regional vendor or provider or a capitated provider, except as otherwise agreed by Cigna. Provider will not be reimbursed and will not bill Participants for any such excluded services. If Cigna notifies Provider that it no longer chooses to exclude a particular service from this Agreement, that service will no longer be excluded and those services will be reimbursed as specified in Exhibit A and Exhibit A-1.

4.16	Provider Facilities.

This Agreement shall specifically exclude those services rendered at Provider facilities other than those facilities agreed upon and utilized as of the Effective Date unless otherwise agreed in writing by Cigna.

SECTION 5. TERM AND TERMINATION

5.1	Term of This Agreement.

This Agreement begins on the Effective Date and continues from year to year unless terminated as set forth below.

5.2	How This Agreement Can Be Terminated.

Either Provider or Cigna can terminate this Agreement at any time by providing at least 60 days advance written notice. Either Provider or Cigna can terminate this Agreement immediately if the other becomes insolvent. Cigna can terminate this Agreement immediately (or upon such longer notice required by applicable law, if any) if Provider no longer maintains the licenses required to perform its duties under this Agreement, Provider is disciplined by any licensing, regulatory, accreditation organization, or any other professional organization with jurisdiction over Provider, or if Provider no longer satisfies Cigna’s credentialing requirements. Upon termination of this Agreement for any reason, the rights of each party terminate, except as provided in this Agreement. Termination will not release Provider or Cigna from obligations under this Agreement prior to the effective date of termination.

5.3	Services Upon Termination.

Unless otherwise directed by Cigna, following termination of this Agreement, Provider shall continue to provide Covered Services for those Participants who meet the applicable clinical criteria, completed the on-line enrollment process, and agreed to the Participant Agreement prior to termination of the Agreement. Provider shall continue to provide Covered Services to such Participants so long as the [***] following the notice of termination.

Payment for Covered Services provided to any such Participant after termination of this Agreement shall be in accordance with the terms of the Participant’s Benefit Plan.

SECTION 6. GENERAL PROVISIONS

6.1	Confidentiality.

The parties acknowledge that, as a result of this Agreement, each may have access to certain trade secrets or other confidential and proprietary information of the other. Each party shall hold such trade secrets and other confidential and proprietary information as governed by the existing NDA, including the terms and conditions of this Agreement, in confidence and shall not use or disclose such information, either by publication or otherwise, to any person without the prior written consent of the other party except as may be required by law and except as may be required to fulfill the rights and obligations set forth in this Agreement. This provision shall not be construed to prohibit Cigna from disclosing information to Cigna Affiliates or the agents or subcontractors of Cigna or Cigna Affiliates or from disclosing the terms and conditions of this Agreement, including reimbursement rates, to existing or potential Payors, Participants or other customers of Cigna or Cigna Affiliates or their representatives. This provision shall survive the termination of this Agreement.

Nothing in this provision shall be construed to prohibit communications necessary or appropriate for the delivery of health care services, communications regarding coverage and coverage appeal rights or any other communications expressly protected under applicable law.

6.2	Independent Parties.

Provider is an independent contractor. Cigna and Provider do not have an employer- employee, principal-agent, partnership, or similar relationship. Nothing in this Agreement, including Provider’s participation in care collaboration, population management, pay for performance, Quality Management, Utilization Management, and other similar programs, nor any coverage determination made by Cigna or a Payor, is intended to interfere with or affect Provider’s independent judgment in providing health care services to its patients. Nothing in the Agreement is intended to create any right for Cigna or any other party to intervene in or influence your medical decision-making regarding any Participant.

6.3	Provider Materials.

Provider will own all rights, title and interests in and to:

(i)	the Program;

(ii)	any modifications, improvements, derivative works or enhancements to the Program, and

(iii)	all Intellectual Property Rights related to the foregoing, in each case that are:

(a)  owned or licensed prior to the Effective Date;

(b) developed or created during the term of this Agreement, whether created or developed solely by employees or agents of Provider or by employees or agents of Provider jointly with employees or agents of Cigna during the term of this Agreement (excluding any Work Product and, except as provided in Section 6.6, Project Developments), or

(c) created independently of the Covered Services delivered to Cigna and without reliance upon Cigna-provided data (collectively, the “Provider Materials”).

Provider hereby grants to Cigna a perpetual, irrevocable, worldwide, fully-paid, royalty-free, nonexclusive license to, and to allow Cigna authorized users, including its employees, agents, contractors, members, customers or providers to, access, copy, modify, use and distribute such Provider Materials to the extent required to use the Work Product.

6.4	Project Developments.

For purposes of this Agreement, the following terms shall be defined as follows:

(a) “Collaboration Activities” shall mean the activities of the parties related to the implementation of the Covered Services for Cigna and/or the deployment of the Covered Services to Cigna clients involving both parties’ participation or the use of Intellectual Property Rights of both parties for purposes of such activities, whether joint works (as such term is defined in the U.S. Copyright Act) or otherwise.

(b) “Project Developments” shall mean all materials, tools, inventions, content, works of authorship and all other work product made, conceived or developed by the parties in the course of performing the Collaboration Activities under this Agreement, including all Intellectual Property Rights therein.

(c) “Intellectual Property Rights” shall mean all copyrights, patents, trade secrets, proprietary know-how, and all other intellectual property rights now or hereafter known, and all applications and registrations therefor, but expressly excluding all trademarks of each Party.

6.5	Ownership of Project Developments.

All Project Developments made in performance of the Collaboration Activities shall be described and mutually agreed upon by the Parties in a Project Addendum to this Agreement. Each Party (as the “Assignor”) hereby transfers and grants to the other Party (as the “Assignee”) all right, title and interest that the Assignor may have in any Project Developments in a Project Addendum. At the Assignee’s request and expense, the Assignor shall assist and cooperate with the Assignee in all reasonable respects and shall execute documents and take further acts as reasonably requested by the Assignee to acquire, transfer, maintain and enforce patent, copyright, trademark, trade secret and other legal protection for the Project Developments and any Intellectual Property Rights in the Project Developments, in each case, where such Project Developments are expressly stated as owned by the Assignee in a Project Addendum. To the extent that any Project Developments are not identified in a Project Addendum (or are identified therein but ownership of the same is not defined), the following terms shall apply: (i) any Project Developments made by employees or agents of Provider with employees or agents of Cigna in performance of the Collaboration Activities, and all Intellectual Property Rights in the foregoing Project Developments, shall be the joint property of Provider and Cigna, which either may exploit in any manner it chooses as its sole discretion without any right of accounting or sharing of expenses obligation; (ii) any Project Developments made by employees or agents of Provider independently without any participation from employees or agents of Cigna in performance of the Collaboration Activities, and all Intellectual Property Rights therein, shall be the sole property of Provider to exploit in any manner it chooses at its sole discretion; and (iii) any Project Developments made by employees or agents of Cigna independently without any participation from employees or agents of Provider in performance of the Collaboration Activities, and all Intellectual Property Rights therein, shall be the sole property of Cigna to exploit in any manner it chooses at its sole discretion. Notwithstanding anything to the contrary set forth in this Agreement, Cigna is granted no rights in the Provider Materials, and Provider will own all right, title and interest in and to any software or technical modifications, improvements, derivative works or enhancements to the Provider Materials, and any feedback provided with respect thereto, including all Intellectual Property Rights therein, whether created or developed solely by employees or agents of Provider or by employees or agents of Provider jointly with employees or agents of Cigna during the term of this Agreement.

6.6	License.

Provider grants to Cigna a non-exclusive, royalty-free, fully-paid up, limited right and license to use the Project Developments specified as owned by Provider hereunder, including in the Project Addendum, solely for purposes of (i) performing Cigna’s obligations under the Collaboration Activities and (ii) exercising Cigna’s rights as expressly specified in the Project Addendum, in each case during the term of this Agreement (unless expressly stated to survive in such Project Addendum).

Cigna grants to Provider a non-exclusive, royalty-free, fully-paid up, limited right and license to use the Project Developments specified as owned by Cigna hereunder, including in the Project Addendum, solely for purposes of (i) performing Provider’s obligations under the Collaboration Activities and (ii) exercising Provider’s rights as expressly specified in the Project Addendum, in each case during the term of this Agreement (unless expressly stated to survive in such Project Addendum). All rights not granted hereunder are expressly reserved unless mutually agreed upon in a separate written license grant.

6.7	Residual Rights.

(a) Definition. “Residual Rights” means information, including ideas, concepts, know-how, or techniques, in intangible form related to the Confidential Information that is incidentally retained in the unaided memory of the Receiving Party that has had authorized access to the Disclosing Party’s Confidential Information, so long as the Receiving Party has made no effort to refresh its recollection by reference to or use of such Confidential Information, nor has studied such Confidential Information for the purpose of replicating the same from memory for use of the same by the Receiving Party.

(b) No Liability for Good Faith Use. Each Party may assign or reassign its employees who have had access to the Confidential Information of the other (including without limitation Project Developments made in performance of the Collaboration Activities) to work on projects that may involve technology that is similar to the technology that may constitute Confidential Information of the other. The Receiving Party shall have no obligation to limit or restrict the tasks, duties or responsibilities of any persons receiving Confidential Information of the Disclosing Party; to obtain the Disclosing Party’s consent to any person being assigned to any such task, duty or responsibility; or to pay the Disclosing Party royalties or any other form of compensation for anything resulting from the use of Residual Rights, provided that (i) the foregoing shall not, however, be deemed to grant any license under any patent rights or copyrights of the Disclosing Party and (ii) no employee of a Party is entitled to use an idea, concept, technique, or process unless the employee believes in good faith that his or her knowledge of the idea, concept technique or process did not come from the Confidential Information of the other Party.

6.8	Limitation of Liability.

(A) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, PROFITS OR SAVINGS OR COSTS INCURRED IN OBTAINING REPLACEMENT SERVICES) OR PUNITIVE DAMAGES, IN EACH CASE, ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

(B) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR DIRECT DAMAGES WITH RESPECT TO ANY SINGLE INCIDENT ARISING OUT OF OR RELATED TO THIS AGREEMENT THAT EXCEEDS THE GREATER OF:

(i)	THE AMOUNT PAID BY CIGNA FOR THE SERVICES IN THE [***] MONTHS PRIOR TO THE ACT GIVING RISE TO THE LIABILITY, OR

(ii)	$[***]; PROVIDED, THAT IN NO EVENT WILL EITHER PARTY’S AGGREGATE AND CUMULATIVE LIABILITY ARISING OUR OF OT RELATED TO THIS AGREEMENT EXCEED THE [***] HEREUNDER.

THE LIMITATIONS OF LIABILITY SET FORTH IN CLAUSE 6.9(B) ABOVE ONLY SHALL NOT APPLY TO ANY LIABILITY ARISING FROM (i) A BREACH OF A PARTY’S CONFIDENTIALITY, INFORMATION PROTECTION, OR PRIVACY OBLIGATIONS, OR (ii) INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING THOSE ARISING FROM CLAIMS RELATED TO INFRINGEMENT OR OTHER VIOLATION OF A THIRD PARTY’S INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHT, OR (iii) ARISING FROM A PARTY’S GROSS NEGLIGENCE, FRAUD, WILLFUL MISCONDUCT OR INTENTIONAL BREACH OF THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THE ITEMS LISTED IN THIS PARAGRAPH SHALL NOT BE EXCEPTIONS TO THE LIMITATION ON LIABILITY SET FORTH IN CLAUSE 6.9(A) ABOVE.

THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY TO ANY THEORY OF LIABILITY, WHETHER BASED ON WARRANTY, CONTRACT, STATUTE, TORT

(INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT THE LIABLE PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF ANY SUCH DAMAGE, AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

6.9	Indemnification.

Each party will indemnify, defend and hold harmless the other party, its affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any claims, causes of action, suits, investigations, and administrative or other proceedings, and all related demands, damages, liabilities, fines, penalties, assessments, costs and expenses (including attorneys’ fees and defense costs), brought by a Third Party and arising directly from or in connection with any material breach of this Agreement or any negligent acts or omissions or willful misconduct that directly results in any bodily injury, death or loss of or damage to tangible property, or other damages arising from the performance of or failure to perform, its obligations under this Agreement, unless it is determined that the liability was the direct consequence of negligence or willful misconduct on the part of the other party, its agents or employees.

In addition, Provider will indemnify, defend and hold harmless Cigna, its affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any claims, causes of action, suits, investigations, and administrative or other proceedings, and all related demands, damages, liabilities, fines, penalties, assessments, costs and expenses (including attorneys’ fees and defense costs), brought by a Third Party arising from or in connection with any of the following:

(i)	The [***] by Provider, its subcontractors or the Provider’s personnel, or any failure to [***] obligations under this Agreement.

(ii)

Infringement or misappropriation of the patent, copyright, trademark, trade secret or other intellectual property or proprietary rights of a third party with regard to the Program or other services provided by Provider. Provider will have no liability for any such claim under this Section 6.9(ii) to the extent that (i) the claims arises from specifications or other material provided by Cigna, (ii) such claim is based on the indemnified party’s use of a version of the Program altered by Cigna or the indemnified party or (iii) such claim is based on the indemnified party’s use of a superseded version of the Program if infringement or misappropriation would have been avoided by the use of a subsequent version of the Program that was provided to Cigna by Provider. For the avoidance of doubt, in the event that some or all of the Program is held or is reasonably believed by Provider to infringe or misappropriate, Provider may in its discretion and [***].

The indemnified party will notify the indemnifying party as promptly as practicable of any claims for which the indemnifying party is obligated to provide indemnification hereunder, and the indemnifying party will confirm to the indemnified party no less than [***] prior to the date on which a response to such claim is due, that the indemnifying party will control the defense of such claim. The indemnified party may, at its own expense, participate in the defense of such claim with its own counsel. No settlement of a claim that involves a remedy other than the payment of money by the indemnifying party or requires any admission of fault on the part of indemnified party will be entered into without the prior written consent of the indemnified party. This provision shall survive the termination of this Agreement.

6.10	Internal Dispute Resolution.

Disputes that might arise between the parties regarding the performance or interpretation of the Agreement must first be resolved through the applicable internal dispute resolution process outlined in the Administrative Guidelines. In the event the dispute is not resolved through that process, either party can request in writing that the parties attempt in good faith to resolve the dispute promptly by negotiation between designated representatives of the parties who have authority to settle the dispute. If the matter is not resolved within [***] days of such a request, either party may initiate arbitration by providing written notice to the other. With respect to a payment or termination dispute (excluding termination with notice), Provider must submit a request for arbitration within [***] months of the date of the letter communicating the final decision under Cigna’s internal dispute resolution process unless applicable law specifically requires a longer time period to request arbitration. If arbitration is not requested within that [***] month period, Cigna’s final decision under its internal dispute resolution process will be binding on Provider, and Provider shall not bill Cigna, Payor or the Participant for any payment denied because of the failure to timely submit a request for arbitration.

6.11	Arbitration.

If the dispute is not resolved through Cigna’s internal dispute resolution process, the controversy shall be resolved through binding arbitration. The arbitration shall be conducted in [***] days in accordance with the Rules of the American Arbitration Association then in effect, and which to the extent of the subject matter of the arbitration, shall be binding not only on all parties to the agreement, but on any other entity controlled by, in control of or under common control with the party to the extent that such affiliate joins in the arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall assume its own costs, but the compensation and expenses of the arbitrator and any administrative fees or costs shall be borne equally by the parties. The decision of the arbitrator shall be final, conclusive and binding, and no action at law or in equity may be instituted by either party other than to enforce the award of the arbitrator. The parties intend this alternative dispute resolution procedure to be a private undertaking and agree that an arbitration conducted under this provision shall not be consolidated with an arbitration involving other parties, and that the arbitrator shall be without power to conduct an arbitration on a class basis. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

6.12	Material Adverse Change Amendments.

For amendments that are a material adverse change in the terms of this Agreement, Cigna can amend this Agreement by providing [***] days advance written notice except if a shorter notice period is required to comply with changes in applicable law. The change will become effective at the end of the [***] day notice period or, if applicable, the shorter notice period required to comply with changes in applicable law. If Provider objects to the material adverse change and notifies Cigna of its intent to terminate within [***] days of the date of the notice of amendment, the termination will be effective at the end of the [***] day notice of the material adverse change or, if applicable, at the end of the shorter notice period required to comply with changes in applicable law, unless Cigna agrees to retract the amendment, in which case the Agreement will remain in force without the proposed amendment.

6.13	All Other Amendments.

For amendments that are not material adverse changes in the terms of this Agreement, Cigna can amend this Agreement by providing [***] days advance written notice to Provider. Alternatively, both parties can agree in writing to amend this Agreement.

6.14	Assignment and Delegation.

Neither Cigna nor Provider may assign this Agreement nor any rights or obligations thereunder without the written consent of the other party, which consent will not be unreasonably withheld; provided, however, that any reference to Cigna or Provider includes any successor in interest to Cigna or Provider, as applicable, and Cigna and Provider, as applicable, may assign their respective duties, rights and interests under this Agreement in whole or in part to an affiliate. Cigna may without consent of Provider delegate its obligations under this Agreement to a Third Party provided, however, that, to the extent that it delegates its duties under this Agreement to a Third Party, it will require any such Third Party to perform such duties consistent with the terms and conditions of this Agreement to the extent applicable. Any such delegation shall not operate to release Cigna from it liability under this Agreement. Provider may not delegate any of its obligations under this Agreement without Cigna’s written consent which consent shall not be unreasonably withheld. Any such delegation shall not operate to release Provider from its liability under this Agreement. Provider may not engage any off-shore entity to perform any of the services, without prior written consent of Cigna, which consent shall not unreasonably be withheld.

If Provider delegates any of its responsibilities under this Agreement to another party, it shall ensure that its agreement with such party shall include a provision requiring such Third Party to:

(a) refrain from disclosing any Cigna confidential or proprietary information to a third party and treat any and all confidential or proprietary information of Cigna as confidential;

(b) distribute any Cigna confidential or proprietary information only to such of its employees as may need to know such information for the purpose of performing their responsibilities under the agreement with Provider.

6.15	Sale of Business/Change in Management.

If, during the term of this Agreement, Provider desires (i) to sell, transfer or convey its business or any substantial portion of its business assets to another entity, or Provider is the subject of a sale, transfer or conveyance of its business by another entity, or (ii) Provider enters into a management contract with another entity, Provider shall advise Cigna as soon as practicable in writing but in no event less than [***], in order to obtain Cigna’s written consent as to which Cigna participating provider agreement applies, if any, to services rendered by you or the surviving entity, on a post-transaction basis. Failure to provide [***] and obtain Cigna’s written consent will result in Cigna determining which, if any, Cigna participating provider agreement applies to services rendered on a post-transaction basis. Dependent upon when Cigna learns of the transaction, this may result in a retroactive adjustment to reimbursement and an overpayment recovery process. Provider warrants and covenants that this Agreement will be part of the transfer, and will be assumed by the new entity and that the new entity will honor and be fully bound by the terms and conditions of this Agreement unless the new entity already has an agreement with Cigna or a Cigna Affiliate, in which case Cigna, in its sole discretion, will determine which Agreement will prevail. Notwithstanding the above, if Cigna, in its sole discretion, is of the opinion that the Agreement cannot be satisfactorily performed by the assuming entity or does not want to do business with that entity for whatever reason, Cigna may terminate this Agreement by giving Provider [***] day’s written notice, notwithstanding any other provision in the Agreement.

6.15.1

This Agreement shall not, without Cigna’s written consent, be applicable to any [***] or similar agreement or arrangement with Provider or Provider affiliate. Provider shall notify Cigna [***] any such acquisition or arrangement.

6.16	Use of Name

Provider agrees that Cigna may include descriptive information about Provider in literature distributed to existing or potential Participants, Participating Providers and Payors. That information will include, but not be limited to, Provider’s name, telephone number, address, and specialties. Provider may identify itself as a Participating Provider with respect to those Benefit Plan types in which Provider participates with Cigna. Provider’s use of Cigna’s name or a Cigna Affiliate’s name, or any other use of Provider’s name by Cigna will be upon prior written approval or as the parties may agree.

6.17	Notices

Any notice required under this Agreement must be in writing and sent by United States mail, postage prepaid, to Cigna and Provider at the addresses below. Cigna may also notify Provider by sending an electronic notice with automatic receipt verification to Provider’s e-mail address below. Either party can change the address for notices by giving written notice of the change to the other party in the manner just described.

6.18	Non-Solicitation

During the term of this Agreement and for a period of [***] from the date of termination, Provider shall not [***], nor shall Cigna or Provider actively solicit any employees of the other to be employed by or contracted with the other party in any capacity related to services to be performed under this Agreement during this Agreement, and for a period of [***] thereafter without the other party’s written consent. Nothing in this Section 6.19 shall prohibit either party from making general solicitations or advertisements in newspapers, websites or other general communication methods for employment not directly targeted at employees of the other party.

6.19	Governing Law/Regulatory Addenda.

Applicable federal law and the law of the jurisdiction where Provider is domiciled governs this Agreement. One or more regulatory addenda may be attached to the Agreement setting out provisions that are required by law with respect to Covered Services rendered to certain Participants (i.e. Participants under an insured plan). These provisions are incorporated into this Agreement to the extent required by law and as specified in such Addenda.

6.20	Waiver of Breach/Severability/Entire Agreement/Copy of Original Agreement.

If any party waives a breach of any provision of this Agreement, it will not operate as a waiver of any subsequent breach. If any portion of this Agreement is unenforceable for any reason, it will not affect the enforceability of any remaining portions. This Agreement, including any exhibits to this Agreement, contains all of the terms and conditions agreed upon and supersedes all other agreements between the parties, either oral or in writing, regarding the subject matter. A copy of this fully executed Agreement is an acceptable substitute for the original fully executed Agreement.

6.21	Force Majeure.

In the event that performance by Cigna or Provider of any covenant, duty or obligation imposed under this Agreement becomes impossible or impracticable because of the occurrence of an event of force majeure, including, without limitation, acts of war, insurrection, civil strife and commotion, labor unrest or acts of God, then performance of such covenant, duty or obligation by such party shall be excused during the continuance of such event of force majeure; provided, however, that such performance by such party shall be accomplished as soon as reasonably practicable after such event of force majeure has ceased.

6.22	Information Protection Obligations.

Attachment C is hereby attached to, and incorporated by reference into, this Agreement.

AGREED AND ACCEPTED BY:

Provider:	Omada Health, Inc.

Address:	500 Sansome Street, Suite 200

San Francisco, CA 94111

Email Address:	legal@omadahealth.com

By:	/s/ Sean Duffy
Printed Name:	Sean Duffy
Title:	Chief Executive Officer

Date Signed:	May 31, 2018

Federal Tax ID:	[***]

National Provider Identifier:	[***]

AND

Cigna Health Corporation on behalf of its affiliates and subsidiaries
Address:	900 Cottage Grove Road, Wilde
Hartford, CT 06152
Attention: AVP of National Ancillary Provider Contracting

By:	/s/ Alan M. Muney, MD
Printed Name:	Alan M. Muney, MD
Title:	CMO, EVP Total Health and Network

Date Signed:	May 31, 2018

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF ALABAMA

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as “Provider”) to comply with legislative and regulatory requirements of the State of Alabama regarding provider contracts with providers rendering health care services in the State of Alabama. To the extent that such state laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

I

1. Provider shall mean “Provider,” “Hospital,” “Group and/or Represented Provider,” System and/or Represented Provider” as named in the Agreement, or as otherwise set forth in the Agreement.

II

Payor may only retroactively deny, adjust or seek recoupment for reimbursement made to Provider (a) during the 12 month period after the date Payor paid such claim; or (b) the expiration of the same period of time that Provider is required to submit claims pursuant to Provider’s contract, whichever date occurs first. Except that Payor may retroactively deny, adjust or recoup reimbursement for Covered Services subject to coordination of benefits with another carrier, the Alabama Medicaid Agency, or to Medicare claims, except the Medicare+Choice plan, during the 18 month period after the date Payor paid such claim.

(a.)

The above provision does not apply if Payor retroactively denies, adjusts or recoups reimbursement to Provider because: (1) the information submitted to the Payor was fraudulent; or (2) the claim submitted to Payor was a duplicate claim.

(b.)

Payor must give Provider notice specifying the reason for retroactively denying, adjusting or recouping reimbursement. Notice may be in paper or electronic format, but Provider must agree to accept notice by electronic media.

(c.)	If Provider disputes the retroactive denial, adjustment, or recoupment on all or a portion of a claim, Provider must notify Payor within 30 days after receipt of notice.

AL.MASTER.AMD.2017	1	01/01/2017

(d.)

If the retroactive denial, adjustment or recoupment deals with a medical necessity determination, level of service determination, coding error, or billing irregularity, retroactive denial, adjustment or recoupment must be reconciled to specific claim.

III

The following is provided in accordance with Act No. 2015-320 (Code of Alabama § 27-1-17.1).

IF A COVERED HEALTH CARE PROVIDER REQUESTS PAYMENT UNDER A HEALTH INSURANCE PLAN FROM A HEALTH INSURER OR ITS CONTRACTED VENDOR OR A REGIONAL CARE ORGANIZATION BE MADE USING ACH ELECTRONIC FUNDS TRANSFER, THAT REQUEST MUST BE HONORED. FURTHERMORE, SUCH A REQUEST MAY NOT BE USED TO DELAY OR REJECT A TRANSACTION, OR ATTEMPT TO ADVERSELY AFFECT THE COVERED HEALTH CARE PROVIDER.

AL.MASTER.AMD.2017	2	01/01/2017

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF ALASKA

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as the “Provider”) to comply with legislative and regulatory requirements of the State of Alaska regarding provider contracts with providers rendering health care services in the State of Alaska. To the extent that such Alaska laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1) Emergency Services. The term “Emergency” means health care services that are provided by a hospital or other emergency facility after the sudden onset of a medical condition that manifests itself by symptoms of sufficient severity, including severe pain, that the absence of immediate medical attention would reasonably be expected by a prudent person who possesses an average knowledge of health and medicine to result in the placing of the Participant’s health in serious jeopardy, or a serious impairment to bodily functions, or, a serious dysfunction of a bodily organ or part.

(2) Clean Claim. The term “Clean Claim” means a claim that does not have a defect, impropriety or circumstance requiring special treatment that precludes timely payment on the claim.

(3) Termination. To the extent that the Agreement contains a provision allowing discretionary termination of the Agreement, such provision shall apply equitably to both Provider and Cigna.

(4) Dispute Resolution. In the event of a dispute between Cigna and Provider, a fair, prompt and mutual dispute resolution process shall be used. Provider and Cigna will hold an initial meeting at which Provider and Cigna are present or are represented by individuals with authority regarding the matters in dispute. The meeting shall be held within ten (10) working days after Cigna receives written notice of the dispute or gives written notice to Provider, unless Provider and Cigna agree in writing to a different schedule. If, within thirty (30) days following the initial meeting, Cigna and Provider have not resolved the dispute, the dispute shall be submitted to mediation directed by a mediator who is mutually agreeable to Cigna and Provider and who is not regularly under contract to or employed by either Cigna or Provider. Each party shall bear its proportionate share of the cost of mediation, including the mediator fees. If, after a period of sixty (60) days following commencement of mediation, Cigna and Provider are unable to resolve the dispute, either party may seek other relief allowed by law. Cigna and Provider agree to negotiate in good faith at the initial meeting and in mediation. Prior to the initiation of the mutual dispute resolution process set forth herein, at the Provider’s

STATE.AMD.AK.2012	1	10/31/2012

discretion, and to the extent permitted by Alaska Stat. § 21.07.010, Cigna and Provider may attempt to resolve payment disputes in accordance with the payment dispute resolution procedures set forth in the Administrative Guidelines.

(5) Communication with Participants. In accordance with Alaska Stat. § 21.07.010(a)(5), Cigna shall not penalize Provider or terminate Agreement because Provider acts as an advocate of a Participant in seeking appropriate, medically necessary health care services. Cigna shall not interfere with Provider’s ability to openly communicate with a Participant about all appropriate diagnostic testing and treatment options.

(6) Financial Inducements or Incentives. In accordance with Alaska Stat. § 21.07.010(b)(1), this Agreement shall not be interpreted to contain direct financial incentives to Provider for withholding Covered Services that are medically necessary. Nothing herein, however, shall be construed to prohibit incentives to Provider for efficient management of the utilization and cost of Covered Services.

(7) Product Participation and Compensation. Nothing in this Agreement shall be interpreted to require Provider to contract for all products currently offered or that may be offered in the future by Cigna. Nothing in this Agreement shall be interpreted to require Provider to accept from Cigna or Payor the same rate of compensation for Covered Services rendered as that which Provider has contracted for with another managed care entity.

(8) Indemnification. In accordance with Alaska Stat. § 21.07.010(c), nothing in this Agreement shall require Provider to indemnify or hold harmless Cigna for the acts or conduct of Cigna.

(9) Effect of Termination and Liabilities After Termination. If a Participant is pregnant or being actively treated by Provider on the date of termination of this Agreement, the Participant may continue to receive Covered Services from Provider as described herein and this Agreement shall remain in force with respect to the continuing treatment. The Participant shall be treated for the purposes of benefit determination or claim payment as if Provider were still under agreement with Cigna. However, treatment is required to continue only while the Participant’s coverage remains in effect and until the end of the medically necessary treatment for the condition, disease, illness or injury, if the Participant has a terminal (life expectancy of less than one year) condition, disease, illness or injury or for the period that is the longest of the following: the end of the current plan year; up to 90 days after the termination date, if the event triggering the right to continuing treatment is part of an ongoing course of treatment; or, through completion of postpartum care, if the Participant is pregnant on the date of termination.

STATE.AMD.AK.2012	2	10/31/2012

(10) Claims and Overpayment Recovery. To the extent required by Applicable Law, Cigna and Provider shall comply with the provisions of Alaska Stat. § 21.36.495, as may be amended from time to time. The recovery of overpayments, if any, shall be conducted in accordance with Alaska Stat. § 21.36.125, as may be amended from time to time, and Bulletin B 07-06 as applicable.

(11) Covered Services. Upon request, Cigna shall make available to Provider information that identifies Covered Services.

STATE.AMD.AK.2012	3	10/31/2012

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF ARKANSAS

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Arkansas regarding provider contracts with providers rendering health care services in the State of Arkansas. To the extent that such Arkansas laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	Pursuant to the requirements of Arkansas Code Title 23 Chapter 104:

(a) Except in cases of fraud committed by Provider, Payor may only exercise recoupment for reimbursement from Provider during the 18 month period after the date that Payor paid the claim submitted by Provider.

(b) If Payor exercises recoupment from Provider under this section, Payor shall give Provider a written or electronic statement specifying the basis for the retroactive denial and the statement shall contain, at a minimum, the information required by subsection (e) below.

(c) If Payor determines that payment was made for services not covered under Participant’s Benefit Plan, Payor shall give written notice to Provider of its intent to exercise recoupment and may:

(1) Request a refund from Provider; or

(2) Make a recoupment of the payment from Provider in accordance with subsection (e).

(d) Notwithstanding subsection (a) above, if Payor or an agent contracted to provide eligibility verification, verifies that an individual is a Participant and if Provider provides health care services to the individual in reliance on such verification, Payor may not thereafter retroactively deny a claim on the basis that the individual is not a Participant unless such retroactive denial occurs within 120 days of the date that Payor paid the claim; otherwise Payor is barred from making such recoupment unless there was fraud by Provider.

(e) If Payor chooses to recoup from Provider amounts previously paid under a retroactively denied claim pursuant to subsections (a) or (c), Payor shall provide Provider written documentation that specifies:

(1)	The amount of the recoupment;

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(2)	The person’s name to whom the recoupment applies;

(3)	Patient identification number;

(4)	Date or dates of service;

(5)	The health care service or services on which the recoupment is based;

(6)	The pending claims being recouped or that future claims will be recouped; and

(7)	Specific reason for the recoupment.

(2)

Upon termination of the Agreement, Provider may, at the option of Participant, continue to provide Covered Services for a current episode of an acute condition for which a Participant was under Provider’s care at the time of such termination so long as Participant retains eligibility under a Benefit Plan, until the earlier of completion of such services, or the expiration of 90 days. During the period of continued care, Provider shall be deemed to continue to be a Participating Provider for purposes of reimbursement, utilization management and quality of care. Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements of the terminated Agreement until 90 days following termination. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

(3)

The Agreement may permit network rental arrangements which allow Cigna to sell, lease, assign, convey, or otherwise grant access to Provider’s health care services, discounted rates, or fees established in the Agreement.

ANC.AMD.AR.2008	9/15/2008

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF ARIZONA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Arizona regarding provider contracts with providers rendering health care services in the State of Arizona. To the extent that such Arizona laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

1.	The Overpayments provision of the Agreement is amended to add the following sentence:

In the case of a non-Medicare HMO plan offered by Cigna or an insured plan offered by a Cigna Affiliate, and except in cases of fraud, Cigna will adjust or request adjustment of the payment of a claim within one year after the date Cigna has paid the claim, unless the parties agree to a mutually applicable longer period of time.

2.	The Underpayments provision of the Agreement is hereby deleted and replaced with the following:

The following applies in the event that Provider believes Provider has been underpaid for a Covered Service. In the case of a non-Medicare HMO plan offered by Cigna or an insured plan offered by a Cigna Affiliate, and except in cases of fraud, Provider must submit a written request for an appeal or adjustment with Cigna or its designee within one year from the date of Cigna’s payment or explanation of payment, unless the parties agree to a mutually applicable longer period of time. In the case of a self- insured plan administered by a Cigna Affiliate, Provider must submit a written request for an appeal or adjustment with Cigna or its designee within 180 days from the date of Payor’s payment or explanation of payment. All requests for appeal or adjustment must be submitted in accordance with Cigna’s provider payment appeal process set forth in the Administrative Guidelines. Requests for appeals or adjustments submitted after the date specified may be denied for payment, and Provider will not be permitted to bill Cigna, Payor or the Participant for those services for which payment was denied.

3.

In the event of Cigna’s insolvency, Provider shall continue to provide Covered Services to Participants covered under an HMO Benefit Plan at the same rates and subject to the same terms and conditions established in the Agreement, until the earliest of the following:

a.	The expiration of Participant’s contract period or 60 days from the date insolvency is declared, whichever is later.

ANC.AMD.AZ.2005	11/01/2005

b.

The date the receiver notifies the court and Participating Providers of the receiver’s determination that Cigna’s plan for the risk of insolvency is inadequate to pay the costs of continuation of benefits for the period described in subsection a., above.

c.

A determination by the court that Cigna is either unable to pay, or unable to provide adequate assurance that it will be able to pay, Participating Providers’ claims for Covered Services that were rendered to Participants after Cigna is declared insolvent.

d.	A determination by the court that continuation of the Agreement would constitute undue hardship to Provider.

e.	A determination by the court that Cigna has satisfied its obligations to all Participants under its HMO Benefit Plans.

ANC.AMD.AZ.2005	11/01/2005

ADDENDUM TO AGREEMENT FOR THE STATE OF CALIFORNIA

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as the “Provider”) to comply with legislative and regulatory requirements of the State of California regarding provider contracts with providers rendering health care services in the State of California. To the extent that such California laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

1.

California Department of Insurance Requirements for Contracts between Network Providers and Insurers. The following provisions are required by Title 10 California Code of Regulations Section 2240.4 and shall apply to health care services rendered by the Provider with respect to Participants insured by Cigna Health and Life Insurance Company (CHLIC):

(a) Provider shall not make any additional charges to Participants for rendering Covered Services except as provided for in the contract between CHLIC and the Participant (or the employer group under which the Participant is entitled to health coverage).

(b) The parties acknowledge that Provider’s primary consideration shall be the quality of the health care services rendered to the Participants.

(c) Provider shall not discriminate against any Participant in the provision of Covered Services on the basis of sex, marital status, sexual orientation, race, color, religion, ancestry, national origin, disability, health status, health insurance coverage, utilization of medical or mental health services or supplies, or other unlawful basis including without limitation, the filing by such Participant of any complaint, grievance, or legal action against a provider.

(d) The Agreement including this Addendum and any exhibits or documents referenced therein contains all the terms and conditions agreed upon by the parties pertaining to the rendering of Covered Services by the Provider to Participants.

2.

Language Assistance Program (LAP) Requirements. The following provision is required by (i) CA Health and Safety Code Section 1367.04 and Title 28 California Code of Regulations Section 1300.67.04 with respect to services rendered by Provider to Participants covered by Cigna HealthCare of California, Inc. and (ii) CA Insurance Code Section 10133.8 and Title 10 California Code of Regulations Section 2538.3 with respect to services rendered by Provider to Participants insured by CHLIC.

CA.ANC.AMD.2016X	07/01/2016

(a) Cigna shall establish and maintain an ongoing language assistance program to ensure Limited English Proficient (“LEP”) Participants have appropriate access to language assistance while accessing health care services as required by the LAP laws referred above. Provider shall cooperate and comply, as applicable, with Cigna’s Language Assistance Program; however, Cigna shall maintain ongoing administrative and financial responsibility for implementing and operating on an ongoing basis the Language Assistance Program for Participants. The term “Limited English Proficient” shall have the same meaning as set forth in the LAP laws cited above.

3.

Changes to Agreement applicable to Cigna HealthCare of California, Inc. The following provisions apply with respect to services rendered by Provider to Participants covered by Cigna HealthCare of California, Inc. and amend and supersede the corresponding term in the base Agreement. The underscored language reflects the changes made to the corresponding term in the base Agreement as required by the California Department of Managed Health Care.

Emergency Medical Condition

means a medical condition manifesting itself by acute symptoms of sufficient severity (including active labor and severe pain) such that a reasonable layperson could reasonably expect the absence of immediate medical attention to result in (i) serious jeopardy to the health of the individual or, in the case of a pregnant woman, the health of the woman or her unborn child, (ii) serious impairment to bodily functions, or (iii) serious dysfunction of any bodily organ or part. Emergency Services means those Covered Services that are (i) required by a Participant for the evaluation or stabilization of an Emergency Medical Condition, and (ii) furnished by a health care provider qualified to furnish Emergency Services. Where applicable, Emergency Services also means an additional screening, examination, and evaluation by an appropriate provider to determine if a psychiatric emergency medical condition exists, and the care and treatment necessary to relieve or eliminate the psychiatric emergency medical condition, within the capability of the facility.

Records.

Provider shall maintain such medical records and documents relating to Participants as may be required by applicable law. All of such records shall be maintained for the period of time of at least two (2) years. Cigna and Provider agree that medical records of Participants and any other records containing individually identifiable information with respect to Participants shall be regarded as confidential, and both shall comply with applicable federal and state law regarding such records. Provider shall be

CA.ANC.AMD.2016X	07/01/2016

responsible for obtaining Participants’ consent to or authorization for the disclosure of private and medical record information in connection with any such disclosures required under this Agreement to the extent such consent or authorization is required by applicable law. Upon request by Cigna, Provider shall provide to Cigna a copy of Participants’ medical records and other records maintained by Provider relating to Participants for purposes of conducting quality assurance and peer review, case management and utilization reviews, credentialing, payment adjudication and processing, resolving Participant grievances and appeals and other activities reasonably necessary for the proper administration of the Benefit Plans. Provider shall provide such records to Cigna at no charge and within the timeframes reasonably requested by Cigna. Provider shall also make Participant’s medical records and other records maintained by Provider relating to Participants available during normal business hours for inspection by Cigna, Cigna’s designee, accreditation organizations, or to any governmental agency that requires access to such information. This provision survives the termination of this Agreement.

Payments.

Provider will be paid for Covered Services rendered to Participants in accordance with the fee schedule and reimbursement terms set forth in Exhibit A to this Agreement, subject to the Administrative Guidelines and minus any applicable Copayments, Coinsurance and Deductibles. The rates in this Agreement will be payment in full for all services furnished to Participants under this Agreement. Provider must submit claims in the manner and format specified in this Agreement and the Administrative Guidelines for all Covered Services within 90 days of the date those services are rendered or, if Payor is the secondary payor, within 90 days of the date of the explanation of payment from the primary payor. Claims received after this 90 day period may be denied for payment, unless Provider submits evidence of good cause for the delay. Provider shall submit all claims to the location identified by Cigna. Amounts due and owing under this Agreement with respect to Complete Claims for Covered Services will be payable within forty-five (45) working days of receipt, and interest and penalties due on any late payments will be payable in accordance with applicable law.

Amendments.

Except as provided hereafter, amendments of material terms of this Agreement shall be agreed to in advance in writing by Cigna and Provider.

CA.ANC.AMD.2016X	07/01/2016

Cigna shall provide at least 45 business days’ notice to Provider of its intent to change a material term of this Agreement unless the parties mutually agree to waive the notice. In the event that state or federal law or regulation or any accreditation requirements of an Accreditation Organization, should change, alter or modify the present services, levels of payments to Cigna, standard of eligibility of Members, or any operations of Cigna, such that the terms, benefits and conditions of this Agreement must be changed accordingly, then upon notice from Cigna, this Agreement shall be deemed to be automatically amended to conform to the requirements (including notice requirement is less than 45 business days) of such state, federal law or regulation, and Provider shall continue to perform Ancillary Services under this Agreement as modified.

The parties acknowledge that Cigna may find it necessary to amend the Administrative Guidelines from time to time that will impact Provider. Cigna shall notify Provider in writing of material revisions to Administrative Guidelines, and such material revisions shall be deemed approved by Provider if Provider does not notify Cigna of its disapproval within 45 business days of receipt of notice of such material changes. Provider approval of such amendments shall not be unreasonably withheld, conditioned or delayed. If Provider disapproves of the change within the specified timeframe and the parties cannot reach agreement to the change in the Administrative Guidelines, Provider shall have the right to terminate the Agreement prior to the implementation of the change.

4.

Provider Directory Requirements: The following provision is required by (i) CA Health and Safety Code Section 1367.27 with respect to services rendered by Provider to Participants covered by Cigna HealthCare of California, Inc. and (ii) CA Insurance Code Section 10133.15 with respect to services rendered by Provider to Participants insured by CHLIC.

(A) Provider shall inform Cigna within five business days when either of the following occurs:

(1) Provider is not accepting new Participants;

(2) If Provider had previously not accepted new Participants, Provider is currently accepting new Participants.

(B) If Provider is not accepting new Participants and is contacted by a Cigna Participant or potential customer; provider shall direct the individual to:

(1) Cigna Customer Service for assistance in finding another provider.

(2) the California Department of Managed Care or the Department of Insurance if Provider’s accepting new patients status in the provider directory

CA.ANC.AMD.2016X	07/01/2016

is inaccurate, or does not reflect the information most recently provided to Cigna. Provider will refer the Participant or potential customer to the department with jurisdiction over the Participant’s or potential customer’s plan to report any inaccuracy with the provider directory or directories.

Pursuant to the obligations established by (i) CA Health and Safety Code Section 1367.27 with respect to services rendered by Provider to Participants covered by Cigna HealthCare of California, Inc. and (ii) CA Insurance Code Section 10133.15 with respect to services rendered by Provider to Participants insured by CHLIC, the following shall apply:

(A) Providers will have thirty (30) business days to respond to all notices sent to them by Cigna or a group or entity on behalf of Cigna, and either confirm their directory information is current and accurate, or otherwise, update their directory information. Provider verification may be required several times per year, depending on contracting arrangements.

(B) Providers that do not respond to directory verification notices, or providers who respond with partial or inaccurate information that cannot be verified by Cigna will receive a notice that if a response is not received within ten (10) business days, they will be suppressed from showing in on-line and printed directories at their next update.

(C) Providers shall be suppressed from the on-line and printed directories at the next required update after the ten (10) day notice period. Providers shall not be suppressed if they respond before the end of the ten (10) day notice period.

(D) Providers will be restored in the on-line and printed directories once a full and accurate response is received and verified in accordance with Cigna policies and requirements for updating directory errors and information.

(E) To the extent permitted by applicable laws, Cigna may terminate this Agreement for a pattern or repeated failure of Provider to alert Cigna to a change in the information required by applicable laws to be in the directory or directories.

CA.ANC.AMD.2016X	07/01/2016

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF COLORADO

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Colorado regarding provider contracts with providers rendering health care services in the State of Colorado. To the extent that such Colorado laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Colorado laws and regulations to the extent applicable.

(2)

Provider shall receive payments for Covered Services as set forth in the Agreement. Colorado law prohibits the use of financial disincentives or the withholding of full compensation to Provider because of the number or type of referrals made by Provider to Participating Providers in accordance with applicable Utilization Management requirements concerning the provision of Covered Services to Participants.

(3)	Pursuant to the requirements of Section 10-16-704 (4.5), Colorado Revised Statutes, to the extent applicable:

With respect to services reimbursed on a fee-for-service basis, if Provider believes Provider has been underpaid for a Covered Service Provider must submit a written request for an appeal or adjustment with Cigna or its designee within 12 months after the date of the original payment or explanation of benefits.

With respect to services reimbursed on a fee-for-service basis, Payor may only retroactively adjust reimbursement made to Provider during the 12 month period after the date of the original explanation of benefits.

Adjustments to claims related to coordination of benefits with federally funded health benefit plans, including Medicare and Medicaid, shall be made within 36 months after the date of service.

(4)	Neither Provider nor Cigna is prohibited from protesting or expressing disagreement with a medical decision, medical policy or medical practice of Provider or Cigna.

(5)

Cigna may not take an adverse action, as defined by applicable state laws or regulations, against Provider because: a) Provider expresses disagreement with Cigna’s decision to deny or limit benefits to a Participant or assists the Participant to seek

CO.ANC.AMD.2017	07/01/2017

reconsideration of Cigna’s decision; or b) Provider discusses with a current, former or prospective patient any aspect of the patient’s medical condition, any proposed treatments or treatment alternatives, whether covered by Cigna or not, policy provisions of a plan or Provider’s personal recommendation regarding selection of a health plan based on the Provider’s personal knowledge of the health needs of such patients.

(5)(A)

Cigna may not take an adverse action, as defined by applicable state laws or regulations, against Provider because Provider, acting on good faith: communicates with a public official or other person concerning public policy issues related to health care items or services; files a complaint, makes a report, or comments to an appropriate governmental body regarding actions, policies, or practices of Cigna Provider believes might negatively affect the quality of, or access to, patient care; provides testimony, evidence, opinion, or any other public activity in any forum concerning a violation or possible violation of any provision of C.R.S.A. § 10-16-121; reports what Provider believes to be a violation of law to an appropriate authority, or; participates in any investigation into a violation or possible violation of any provision of C.R.S.A. § 10-16- 121 .

(6)	In the event of termination of the Agreement and to the extent applicable, the provisions of Section 10-16-705(4) of the Colorado Statutes shall apply.

(7)

Agreements for less than 2 years in duration may be terminated without cause by Cigna or Provider with 90 days advance written notice to the other party. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Provider or Cigna, such longer notification period will apply.

(8)	Agreements for 2 or more years in duration may be terminated without cause in accordance with the terms set forth in the Agreement.

(9)

Cigna can terminate the Agreement immediately (or upon such longer notice required by applicable law, if any) if Provider no longer maintains the licenses required to perform his/her duties under the Agreement, Provider is disciplined by any licensing, regulatory, accreditation organization, or any other professional organization with jurisdiction over Provider, or if Provider no longer satisfies Cigna’s credentialing requirements.

(10)	Cigna or Provider can terminate the Agreement if the other becomes insolvent.

(11)

Any termination notice must be in writing and sent by United States mail, postage prepaid, to Cigna at the addresses below. Cigna may also notify Provider by sending an electronic notice with automatic receipt verification to Provider’s e-mail address. Either party can change the address for notices by giving written notice of the change to the other party in the manner just described.

CO.ANC.AMD.2017	07/01/2017

Cigna HealthCare of Colorado, Inc.

8505 East Orchard Road

2T1

Greenwood Village, Colorado 80111

Attention: Manager of Contracting

(12)	Payment terms shall not survive the termination of the Agreement except as required by law or as agreed upon by Provider.

(13)

Cigna shall provide Provider with at least 90 days written notice of the effective date of a Material Change to the Agreement. Such notice will be conspicuously entitled “NOTICE OF MATERIAL CHANGE TO CONTRACT.”

“Material Change” means a change to an Agreement that: a) decreases the provider’s payment or compensation; b) changes the administrative procedures in a way that may reasonably be expected to significantly increase the providers administrative expense; c) replaces the maximum allowable cost list used with a new and different maximum allowable cost list by a person or entity for reimbursement of generic prescription drugs; or d) adds a new category of coverage.

A Material Change does not include: a) a decrease in payment or compensation resulting solely from a change in a published fee schedule upon which the payment or compensation is based and the date of applicability is clearly identified in the Agreement; b) a decrease in payment or compensation resulting from a change in an Agreement for pharmacy services such as a change in a fee schedule based on average wholesale price or maximum allowable cost; c) a decrease in payment or compensation that was anticipated under the terms of the Agreement, if the amount and date of applicability of the decrease is clearly identified in the Agreement; d) an administrative change that may significantly increase the provider’s administrative expense, the specific applicability of which is clearly identified in the contract; e) changes to an existing prior authorization, precertification, notification or referral program that do not substantially increase the provider’s administrative expense; or changes to an edit program or to specific edits.

If Provider objects in writing to the material change within 15 days and there is no resolution of the objection, Cigna or Provider may terminate the Agreement upon written notice to the other party but no later than 60 days prior to the effective date of the material change.

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If Provider does not object to the material change within 15 days, the change shall be effective as specified in the notice.

If the material change is the addition of a new category of coverage and Provider objects within 15 days, the material change shall not be effective and Cigna may not terminate Provider for this reason.

Notwithstanding anything in this section, Cigna may modify the Agreement by operation of state or federal law or regulation and Cigna may make such notification to Provider by any reasonable means.

(14)

Intermediary Contracts. If Provider is an Intermediary as defined by C.R.S.A. § 10-16- 102(25.5) and 3 Colo. Code of Regs. § 4.2-15(IV)(B), or any other applicable law, Provider as an Intermediary agrees to the following:

(a) If contracted to perform utilization management, utilization review, provider credentialing, administration of health insurance benefits, setting or negotiation of reimbursement rates, payment to providers, network development, disease management programs, or any other program subject to Section 10-16-705(6.5) C.R.S., Intermediary shall comply with the same standards, guidelines, medical policies, and benefit terms as Cigna.

(b) If contracted to perform utilization management, utilization review, provider credentialing, administration of health insurance benefits, setting or negotiation of reimbursement rates, payment to providers, network development, disease management programs, or any other program subject to Section 10-16-705(10.5)(a) C.R.S., Intermediary shall indicate the name of Intermediary and the company for which it is conducting the work when making any payment to a health care provider on behalf of Cigna.

(c) Intermediary will comply, and shall require Subcontracted Providers to comply, with all of the applicable requirements of Section 10-16-705, C.R.S.

(d) Cigna is responsible for ensuring that Subcontracted Providers have the capacity and legal authority to furnish Covered Services.

(e) Cigna has the right to approve or disapprove participation status of Subcontracted Providers in its own or a contracted network for the purpose of delivering Covered Services to its Participants.

(f) Intermediary shall provide Cigna with copies of Subcontracted Providers’ contracts in accordance with Applicable Law and Cigna shall maintain copies of all such contracts.

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(g) As applicable, Intermediary shall transmit utilization documentation and claims paid documentation to Cigna. Cigna shall monitor the timeliness and appropriateness of payments made to providers and health care services rendered to Participants.

(h) As applicable, Intermediary shall maintain books, records, financial information, and documentation of services provided to Participants at the Intermediary’s place of business in the State of Colorado.

(i) Intermediary agrees to allow the Commissioner of the Division of Insurance for the State of Colorado access to the Intermediary’s books, records, financial information and any documentation of services provided to Participants as necessary to determine compliance with the law.

(j) Cigna shall have the right, in the event of Intermediary’s insolvency, to require the assignment to Cigna of the provisions of a Subcontracted Provider’s contract addressing the provider’s obligations to furnish Covered Services.

CO.ANC.AMD.2017	07/01/2017

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF CONNECTICUT

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Connecticut regarding provider contracts with providers rendering health care services in the State of Connecticut. To the extent that such Connecticut laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Connecticut laws and regulations to the extent applicable.

(1.1)

Material Change or Material Adverse Change shall mean a change that could reasonably be expected to have a material adverse impact on the aggregate level of payment by Cigna or Payor to Provider for Covered Services under this Agreement, or on Provider’s administration of their services.

(1.2)

Timely Notice shall mean the timeframes established by the parties for advance written notice of a Material Change as set forth in the Material Adverse Change Amendments and All Other Amendments provisions of this Agreement.

(2)

Provider, in utilizing laboratories or testing facilities for Participants, shall utilize laboratories or testing facilities covered by Cigna or notify the Participant if Provider intends to utilize a laboratory or testing facility not covered by Cigna.

(3)

Termination of the Agreement by either party shall be upon at least 60 days’ prior written notice by the terminating party. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement, such longer notification period will apply.

This requirement does not apply in cases involving: (a) the health or safety of the Participant; (b) any fraud or material misrepresentation by Provider when entering into the Agreement; or (c) any fraudulent activity by Provider relating to the terms of the Agreement.

(3.1)	Cigna shall administer Participant requests for continuity of care in accordance with applicable state laws and regulations, including but not limited to $ 1 of Public Act 16-205.

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(4)

(A) Provider hereby agrees that in no event, including, but not limited to, nonpayment by Payor, Cigna or an intermediary, Cigna’s insolvency or the insolvency of an intermediary, or breach of the Agreement shall Provider bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against a Participant or person acting on the Participant’s behalf, other than Payor, Cigna or an intermediary, for services provided pursuant to the Agreement. The Agreement and this provision shall not prohibit collection coinsurance, deductibles, copayments or cost-sharing amounts, or costs for noncovered services delivered on a fee-for-service basis, which have not otherwise been paid by a primary or secondary carrier in accordance with regulatory standards for coordination of benefits, from Participants in accordance with the terms of the Participant’s Benefit Plan.

(A)(1) The Agreement does not prohibit Provider and a Participant from agreeing to continue services solely at the expense of Participant as long as Provider has clearly informed Participant that such services are not covered or are no longer covered.

Except as provided herein, the Agreement does not prohibit Provider from pursuing any available legal remedy.

(B) Provider agrees, in the event of Cigna’s insolvency, to continue to provide Covered Services to Participants for the duration of the period for which premiums on behalf of the Participant were paid to Cigna, or until the Participant’s discharge from inpatient facilities, whichever time is greater.

(B)(1) In the event of Cigna’s or an intermediary’s insolvency or other cessation of operations, Provider shall deliver Covered Services to Participants without requesting payment from a Participant other than a coinsurance, copayment, deductible or other out-of-pocket expense for such services until the earlier of (i) the termination of the Participant’s coverage under the network plan, including any extension of coverage provided under the contract terms or applicable state or federal law for covered persons who are in an active course of treatment, as set forth in applicable state law, or are totally disabled, or (ii) the date of the Agreement would have terminated if Cigna or an intermediary had remained in operation, including any extension of coverage required under applicable state or federal law for covered persons who are in an active course of treatment or are totally disabled.

(C) Notwithstanding any other provision in the Agreement, nothing in the Agreement shall be construed to modify the rights and benefits contained in the Participant’s Benefit Plan.

(D) Provider may not bill a Participant for Covered Services, except for cost-sharing amounts, where Cigna denies payment because the Provider has failed to comply with the terms or conditions of the Agreement.

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(E) Provider further agrees (i) that the provisions of paragraphs (A), (B), (C) and (D) of this section shall survive termination of the Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Participant, and (ii) that this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between Provider and Participant, or persons acting on Participant’s behalf.

(F) If Provider contracts with other providers or facilities who agree to provide Covered Services to Participants with the expectation of receiving payment directly or indirectly from Payor, such providers or facilities shall agree to abide by the provisions of paragraphs (A), (B), (C), (D) and (E) of this section.

(5)

Pursuant to Connecticut law, it is an unfair trade practice for Provider to request payment from a Participant, other than coinsurance, copayment, deductible, or other out-of-pocket expense for Covered Services or emergency services, or facility fees or surprise bills as defined by applicable state laws, or to report to a credit reporting agency a Participant’s failure to pay a bill for such services when Cigna has primary responsibility for payment of such services, fees or bills.

(6)

Cigna may make material changes to Provider’s fee schedule once annually upon at least 90 days advance written notice. Upon receipt, Provider may accept the changes, or terminate the agreement by giving at least 60 days advance written notice. Cigna may make material changes to Provider’s fee schedule at any time as permitted under applicable law subject to at least 30 days advance written notice of the changes.

(7)

Cigna shall not cancel, deny or demand the return of full or partial payment for an authorized covered service due to administrative or eligibility errors more than 18 months after the receipt of a clean claim except as permitted under applicable law. Cigna shall provide at least 30 days advance written notice of any cancellation, denial or demand.

(8)	If included in the Agreement, a “Most Favored Nation” provision prohibited by C.G.S.A. § 8a-479b(c) is hereby deleted in its entirety.

(9)

In addition to the terms of the Agreement establishing requirements for records, Provider shall make health records available to appropriate state and federal authorities involved in assessing the quality of care provided to, or investigating grievances or complaints of, covered persons. Provider shall comply with applicable state and federal laws related to the confidentiality of medical and health records and a covered person’s right to view, obtain copies of or amend such covered person’s medical and health records.

CT.ANC.AMD.2017	01/01/2017

(10)	If Provider is an optometrist subject to C.G.S.A. $38a-472h, the following shall modify references to rates in the Agreement to the extent required by applicable laws or regulations.

Notwithstanding anything in this Agreement or in any rate exhibit to this Agreement to the contrary, the rates in this Agreement will be payment in full for all Covered Services furnished to Participants under this Agreement; the rates in this Agreement apply to all Covered Services provided to Participants in the Benefit Plan types covered by this Agreement, including services covered under a Participant’s in or out-of-network benefits and whether the Payor or Participant is financially responsible for payment.

CT.ANC.AMD.2017	01/01/2017

ADDENDUM TO ANCILLARY AGREEMENT FOR THE DISTRICT OF COLUMBIA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the District of Columbia regarding provider contracts with providers rendering health care services in the District of Columbia. To the extent that such District of Columbia laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

A.	(1)	Payor may only retroactively deny reimbursement to Provider:

(a)	For services subject to Coordination of Benefits with another health insurer during the 18-month period after the date that the Payor paid the Provider; or

(b)	Except as provided in paragraph A. (1) (a) of this subsection, during the 6- month period after the date that the Payor paid the Provider.

(b) (i)

A Payor that retroactively denies reimbursement to a Provider under subsection A. (1) (a) shall provide the Provider with a written statement specifying the basis for the retroactive denial. If the retroactive denial of reimbursement results from Coordination of Benefits, the written statement shall provide the name and address of the entity acknowledging responsibility for payment of the denied claim.

(2)	This subsection shall not apply if a Payor retroactively denies reimbursement to a Provider because:

(a)	The information submitted to the Payor was fraudulent;

(b)

The information submitted to the Payor was improperly coded and the Payor has provided to the Provider sufficient information regarding the coding guidelines used by the Payor at least 30 days prior to the date the services subject to the retroactive denial were rendered; or

(c)	The claim submitted to the Payor was a duplicate claim.

ANC.AMD.DC.2011	01/31/2011

(3)	Information submitted to the Payor may be considered to be improperly coded under paragraph A. (1) (a) of this subsection if the information submitted to the Payor by the Provider:

(a)	Uses codes that do not conform with the coding guidelines used by the Payor applicable as of the date that services were rendered; or

(b)	Does not otherwise conform with the contractual obligations of the Provider or the Payor applicable as of the date that services were rendered.

(c)

If a Payor retroactively denies reimbursement for services as a result of Coordination of Benefits, the Provider shall have 180 days after the date of denial, unless the Payor permits a longer time period, to submit a claim for reimbursement for the service to the health insurer responsible for payment.

(d)	A Payor that retroactively denies reimbursement to a Provider under this section shall provide the Provider with a written statement specifying the basis for the retroactive denial.

(e)	This section shall not apply to an adjustment to reimbursement made as part of an annual contracted reconciliation of a risk-sharing the termination.

(4)

In the event the Agreement is terminated by either party, Cigna shall give reasonable advance notice of such termination to those Participants whom Provider is currently treating and who are affected by the termination.

(5)

Except in cases where termination of the Agreement was due to failure to meet quality standards of care or fraud, Provider shall continue to provide Covered Services for specific conditions for which a Participant was under Provider’s care at the time of such termination as follows. When Medically Necessary, Participants with serious illness undergoing a course of treatment or who are in the second trimester of a pregnancy shall be permitted to continue to receive Medically Necessary Covered Services, with respect to the course of treatment or for such pregnancy, for 90 days from the date of the notice of termination. Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement. Participants shall not be liable to Provider for any amounts owed for Covered Services provided during the period of continued care other than Copayments, Deductibles or Coinsurance billed in accordance with the terms of a Benefit Plan. Provider has no obligation under the Agreement to continue to provide services to individuals who cease to be Participants.

ANC.AMD.DC.2011	01/31/2011

(6)

To the extent required by D.C. Code § 31-3132, Cigna shall allow Provider a minimum of 180 days from the date a Covered Service is rendered or the date of inpatient discharge to submit a claim for reimbursement of services.

ANC.AMD.DC.2011	01/31/2011

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF DELAWARE

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Delaware regarding provider contracts with providers rendering health care services in the State of Delaware. To the extent that such Delaware laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

In the event that Cigna’s final decision regarding reimbursement for an individual claim, procedure or service does not authorize reimbursement of Provider’s claim in its entirety, Cigna shall give Provider written notice of Provider’s right to arbitration. Provider shall attempt to resolve disputes informally with Cigna before requesting arbitration pursuant to this provision. The arbitrator may dismiss an arbitration petition without prejudice, if the arbitrator finds that Provider has not attempted to resolve the matter informally.

Petition for Arbitration: Provider or an authorized representative may request review of Cigna’s final reimbursement decision through arbitration by delivering a Petition for Arbitration to the Department of Insurance so that it is received by the Department no later than 60 days after the date of mailing of Cigna’s final reimbursement decision. The Department shall make available, by mail and on its web site, a standardized form for a Petition of Arbitration. Provider or an authorized representative must deliver to the Department an original and 3 copies of the Petition for Arbitration. At the time of delivering the Petition of Arbitration to the Department, Provider or an authorized representative must also: send a copy of the Petition to Cigna by certified mail, return receipt requested; deliver to the Department a Proof of Service confirming that a copy of the Petition has been sent to Cigna by certified mail, return receipt requested; and deliver to the Department a non-refundable filing fee. The fee shall be $50 for claims of $1,000 or less, in all other cases the fee shall be $100. The Department may refuse to accept any Petition that is not timely filed or does not otherwise meet the criteria for arbitration, including the disputes described in 18 Del. C. Section 333(j)(1) – (3).

Response to Petition for Arbitration: Within 20 days of receipt of the Petition, Cigna must deliver to the Department an original and 3 copies of a Response with supporting documents or other evidence attached. At the time of delivering the Response to the Department, Cigna must also: send a copy of the Response and supporting documentation to Provider or an authorized representative by first class U.S. mail, postage prepaid; and deliver to the Department a Proof of Service confirming that a copy of the Response was mailed to Provider or an authorized representative. The Department may return any non- conforming Response to Cigna. If Cigna fails to deliver a Response to the Department in a timely fashion, the Department, after verifying proper service, and with written notice to the parties, may assign the matter to the next scheduled Arbitrator for summary disposition. The Arbitrator may determine the matter in the nature of a default judgment

AND.AMD.DE.2008	10/01/2008

after establishing that the Petition is properly supported and was properly served on Cigna. The Arbitrator may allow the re-opening of the matter to prevent a manifest injustice. A request for re-opening must be made no later than 7 days after notice of the default judgment.

Summary Dismissal of Petition by the Department: If the Department determines that the subject of the Petition is not appropriate for arbitration or is meritless on its face, the Department may summarily dismiss the Petition and provide notice of such dismissal to the parties.

Appointment of Arbitrator: Upon receipt of a proper Response, the Department shall assign an Arbitrator who shall schedule the matter for a hearing so that the Arbitrator can render a written decision within 45 days of the delivery to the Department of the Petition for Arbitration. The Arbitrator shall be of suitable background and experience to decide the matter in dispute and shall not be affiliated with any of the parties or with the patient whose care is at issue in the dispute.

Arbitration Hearing: The Arbitrator shall give notice of the arbitration hearing date to the parties at least 10 days prior to the hearing. The parties are not required to appear and may rely on the papers delivered to the Department. The arbitration hearing is to be limited, to the maximum extent possible, to each party being given the opportunity to explain their view of the previously submitted evidence and to answer questions by the Arbitrator. If the Arbitrator allows any brief testimony, the Arbitrator shall allow brief cross-examination or other response by the opposing party. The Delaware Uniform Rules of Evidence will be used for general guidance but will not be strictly applied. Because the testimony may involve evidence relating to personal health information that is confidential and protected by state or federal laws from public disclosure, the arbitration hearing shall be closed. The Arbitrator may contact, with the parties’ consent, individuals or entities identified in the papers by telephone in or outside of the parties’ presence for information to resolve the matter. The Arbitrator is to consider the matter based on the submission of the parties and information otherwise obtained by the Arbitrator in accordance with this regulation. The Arbitrator shall not consider any matter not contained in the original or supplemental submissions of the parties that has not been provided to the opposing party with at least 5 days notice, except claims of a continuing nature that are set out in the filed papers.

Arbitrator’s Written Decision: The Arbitrator shall render a decision and mail a copy of the decision to the parties within 45 days of the filing of the Petition. The Arbitrator’s decision is binding upon the parties, except as provided in 18 Del. C. Section 333(f).

AND.AMD.DE.2008	10/01/2008

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF FLORIDA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Florida regarding provider contracts with providers rendering health care services in the State of Florida. To the extent that such Florida laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(A)	(1) The Dispute Resolution provision of the Agreement is amended to add the following optional dispute resolution process for the resolution of disputes relating to the payment of provider claims:

After the exhaustion of the Agreement’s internal process to resolve disputes relating to the payment of provider claims, but before the initiation of arbitration to resolve such disputes, either party may initiate the Agency for Health Care Administration dispute resolution process, to the extent that such process applies to the dispute, by providing written notice to the other party. If the Agency for Health Care Administration dispute resolution process does not apply to the dispute, and therefore such dispute resolution process does not occur, either party may initiate arbitration by providing written notice to the other party.

(2)  Notwithstanding the 180 day period provided in the Underpayments provision of the Agreement, all claims for underpayment from a provider licensed under chapter 458, chapter 459, chapter 460, chapter 461, or chapter 466 of the Florida Statutes must be submitted to Cigna or its designee within 12 months after Payor’s payment of the claim.

(3)  The Overpayments provision of the Agreement is amended to add the following:

(a) All claims for overpayment submitted to a provider licensed under chapter 458, chapter 459, chapter 460, chapter 461, or chapter 466 of the Florida Statutes must be submitted within 12 months after the Payor’s payment of the claim, except that claims for overpayment may be sought beyond that time from providers convicted of fraud.

(b) Notwithstanding the 12 month period provided in subsection (a) above, all claims for overpayment submitted to a provider not included in subsection (a) above must be submitted within 30 months after the Payor’s payment of the claim, except that claims for overpayment may be sought beyond that time from providers convicted of fraud.

ANC.AMD.FL.2011	01/31/2011

(B)	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

(1)	The definition for Emergency Services, if any, shall comply with Florida laws and regulations to the extent applicable.

(2)

To the extent applicable and/or not otherwise preempted by federal law, the parties shall comply with Section 641.3155 of the Florida Statutes. To the extent required by Section 641.3155 of the Florida Statutes, Provider shall submit all claims for payment by mail or by electronic transfer within 6 months after the date of discharge for inpatient services or the date of service for outpatient services.

(3)

Cigna or Provider may not terminate the Agreement unless the terminating party provides the other party with a written reason for such termination, which may include termination for business reasons of the terminating party. Termination of the Agreement by Provider, for any reason, shall be upon 60 days’ prior written notice to Cigna and the State of Florida Office of Insurance Regulation. Nonpayment for goods or services rendered by Provider is not a valid reason for avoiding such 60 day advance notice of termination. Cigna will provide 60 days’ advance written notice to Provider and the State of Florida Office of Insurance Regulation before terminating the Agreement, except in the case in which Participants’ health is subject to imminent danger or the ability to practice medicine is effectively impaired by an action of the Board of Medicine or other governmental agency. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Provider or Cigna, such longer notification period will apply.

(4)

If the Agreement is terminated for any reason other than for cause, Cigna and Provider shall allow Participants for whom treatment was active to continue coverage and care when medically necessary, through completion of treatment of a condition for which the Participant was receiving care at the time of termination so long as Participant retains eligibility under a Benefit Plan, until the Participant selects another treating provider, or during the next open enrollment period offered by the organization, whichever is longer, but not longer than 6 months after termination of the Agreement. Each party to the terminated contract shall allow a Participant who has initiated a course of

ANC.AMD.FL.2011	01/31/2011

prenatal care, regardless of the trimester in which care was initiated, to continue care and coverage until completion of postpartum care. This does not prevent Provider from refusing to continue to provide care to a subscriber who is abusive, noncompliant, or in arrears in payments for services provided. For care continued under this provision, Cigna and Provider shall continue to be bound by the terms of the Agreement. Changes made within 30 days before termination of a contract are effective only if agreed to by both parties.

(5)

Provider shall prominently post a consumer assistance notice to Participants in Provider’s reception area. The notice must include the address and toll-free number of the Agency for Health Care Administration, the Subscriber Assistance Program, and the State of Florida Office of Insurance Regulation. The notice shall also state that the toll-free number for the applicable Member Service Center shall be provided upon request.

(C)	With respect to Covered Services rendered to Participants covered under a non-HMO Benefit Plan which is insured by Cigna or a Cigna Affiliate:

To the extent applicable and/or not otherwise preempted by federal law, the parties shall comply with Section 627.6131 of the Florida Statutes.

ANC.AMD.FL.2011	01/31/2011

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF GEORGIA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Georgia regarding provider contracts with providers rendering health care services in the State of Georgia. To the extent that such Georgia laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)

It is the intent of the parties to this Agreement to ensure quality services that meet all uniform treatment standards required by Georgia law and any provision herein which may be inconsistent with that intent shall be void.

(2)	The definition for Emergency Services, if any, shall comply with Georgia laws and regulations to the extent applicable.

(3)	Pursuant to Code Section 33-20A-62 to the extent applicable and/or not otherwise preempted by federal law:

(i) Cigna, or any agent thereof, shall not conduct a post-payment audit or impose a retroactive denial of payment of any claim by Provider relating to the provision of health care services to Participants unless:

1.

Cigna, or any agent thereof has provided to Provider written notice of the intent to conduct such an audit or impose such a retroactive denial of payment of such claim, or any part thereof, and has provided in such notice the specific claim and the specific reason for the audit or retroactive denial of payment;

2.	Not more than 12 months have elapsed since the last date of service or discharge covered by the claim prior to the delivery to Provider of such written notice; and

3.

Any such audit or retroactive denial of payment was completed and notice provided to Provider of any payment or refund due within the following time periods, whichever is applicable: (a) if the claim was submitted within 90 days of the last date of service or discharge covered by the claim, within 18 months of the last date of service or discharge covered by such claim; or (b) if the claim was submitted more than 90 days after the last date of service or discharge covered by the claim, the earlier of 18 months after Provider’s initial submission of such claim or 24 months after the date of service.

ANC.AMD.GA.2012	06/01/2012

(ii) Cigna, or any agent thereof, shall not be required to respond to Provider’s request for additional payment or to adjust any previously paid Provider claim or any part thereof following a final payment unless:

1.

Provider makes a request in writing to Cigna, or any agent thereof, specifically identifying the previously paid claim, or any part thereof, and provides the specific reason for additional payment; and

2.

the written request for additional payment or adjustment was submitted within the following time periods, whichever is applicable: (a) if the claim was submitted within 90 days of the last date of service or discharge covered by the claim, the earlier of 12 months after the date both Provider and Cigna, or any agent thereof, agree that all payments relative to the claim have been made and all appeals of such determinations have been made or waived by Provider or 24 months after the date of service or discharge; or (b) if the claim was submitted more than 90 days after the last date of service or discharge covered by the claim, the earlier of 6 months after the date both Provider and Cigna, or any agent thereof, agree that all payments relative to the claim have been made and all appeals of such determinations have been made or waived by Provider or 24 months after the date of service or discharge.

(iii) A Participant who is not billed by Provider, or agent thereof, within 45 days of the date that Provider, or agent, knew that further payment was due as a result of a post payment audit, retroactive denial, or rejected request to adjust a previously paid claim shall be relieved of any and all legal obligations to respond to a request for additional payment.

(iv) Notwithstanding any other provision to the contrary, when precertification has been obtained for a service, Cigna, or any agent thereof, shall be prohibited from contesting, requesting payment, or reopening such claim, or any portion thereof, except to the extent Cigna is not liable for the payment under Code Section 33-20A-7.1.

(4)	If included in the Agreement, a “Most Favored Nation” provision or any other provision prohibited by Georgia laws and regulations is hereby deleted in its entirety.

ANC.AMD.GA.2012	06/01/2012

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF ILLINOIS

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Illinois regarding provider contracts with providers rendering health care services in the State of Illinois. To the extent that such Illinois laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(A)

Emergency Services shall mean, unless otherwise defined by applicable state laws and regulations, transportation services, including but not limited to ambulance services, and covered inpatient and outpatient hospital services furnished by a provider qualified to furnish those services that are needed to evaluate or stabilize an emergency medical condition. Emergency medical condition shall mean, unless otherwise defined by applicable state laws and regulations, a medical condition manifesting itself by acute symptoms of sufficient severity, including, but not limited to, severe pain, such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual or, with respect to a pregnant woman, the health of the woman or her unborn child in serious jeopardy, or serious impairment to bodily functions, or serious dysfunction of any bodily organ or part.

(B)	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

(1)  Provider shall, upon request of Participant, provide Participant the following: (a) information related to provider’s educational background, experience, training, specialty, and board certification, if applicable; (b) the names of licensed facilities on the provider panel where the provider presently has privileges for the treatment, illness or procedure that is the subject of the request; and (c) information regarding provider’s participation in continuing education programs and compliance with any licensure, certification, or registration requirements, if applicable.

(2)

a.  Cigna must give Provider at least 60 days’ notice of nonrenewal or termination of the Agreement. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Cigna, the longer notification period will apply.

ANC.AMD.IL.2014	03/15/2014

b. Provider must give Cigna at least 60 days’ notice for termination of the Agreement for cause and at least 90 days’ notice by Provider for termination of the Agreement without cause. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Provider, the longer notification period will apply.

(3) Cigna shall not retaliate against Provider if Provider advocates for appropriate health care services for Participants. To advocate for medically appropriate health care services means to appeal a decision to deny payment for health care services pursuant to the reasonable grievance or appeal procedure.

(4) All nurse and other ancillary and paramedic personnel shall maintain all necessary professional credentials, including but not limited to appropriate licenses, certifications, accreditations and other similar approvals required by applicable local, state and federal laws and regulations.

(5) Provider shall give Cigna at least 15 days advance written notice of cancellation, modification or termination of general or professional liability insurance.

(6) The “Limitations on Billing Participants” provision is amended to add the following Participant hold harmless requirements:

a.  the provision shall also apply to Provider’s assignees or subcontractors;

b. the Participant, persons acting on Participant’s behalf (other than Payor) and the employer or group contract holder shall be Third Party beneficiaries of the provision; and

c. the provision supersedes any oral or written agreement now existing or hereafter entered into between Provider and Participant, person’s acting on Participant’s behalf (other than Payor) and the employer or group contract holder.

(7)

a.  Upon termination of the Agreement by Provider, or upon termination of the Agreement by Cigna, if Cigna terminates the Agreement for reason(s) other than termination in situations involving imminent harm to a patient or a final disciplinary action by a state licensing board, Provider shall, at the Participant’s option, continue to provide Covered Services to the Participant for up to 90 days following the date of the written notice of Provider’s termination, or if the Participant is in the third trimester of pregnancy, throughout the term of the Participant’s pregnancy, including post-

ANC.AMD.IL.2014	03/15/2014

partum care directly related to the pregnancy. During the transitional period under this section, Provider shall agree: (1) to continue to accept reimbursement at the rates applicable prior to the start of the transitional period; (b) to adhere to the plan’s quality assurance requirements and provide the necessary medical information related to such care; and (c) to otherwise adhere to the plan’s policies and procedures, including but not limited to procedures regarding referrals and obtaining preauthorizations for treatment.

b. Participants shall not be liable to Provider for any amounts owed for Covered Services provided during the period of continued care other than Copayments, Deductibles or Coinsurance billed in accordance with the terms of a Benefit Plan.

c. Provider has no obligation under the Agreement to continue to provide Covered Services to individuals who cease to be Participants.

(8)

Cigna or Payor shall not request recoupment or withhold an offset from future payments eighteen months or more after the original payment was made, except in cases in which: a court, government administrative agency, other tribunal, or independent third-party arbitrator makes or has made a formal finding or fraud or material representation; Cigna or Payor is acting as a plan administrator for the Comprehensive Health Insurance Plan under the Comprehensive Health Insurance Plan Act; or, Group or Represented Provider has already been paid in full by another payor, Third Party, or worker’s compensation insurer.

(9)	With respect to services rendered to Participants by a dentist:

Pursuant to § 215 ILCS 5/355.3, as may be amended from time to time, the rates set forth in the Agreement are only applicable to Covered Services under the applicable insured benefit plan.

ANC.AMD.IL.2014	03/15/2014

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF INDIANA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Indiana regarding provider contracts with providers rendering health care services in the State of Indiana. To the extent that such Indiana laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(A)	(1)

If included in the Agreement, a “Most Favored Nation” provision or any other provision prohibited by Indiana Code Section 27-8-11-9 (Insurers) or Section 27-13-15-4 (Health Maintenance Organizations) is hereby deleted in its entirety.

(2)	The definition for Emergency Services, if any, shall comply with Indiana laws and regulations to the extent applicable.

(3)	(a)	A Payor may not, more than 2 years after the date on which an overpayment on a claim was made to the Provider by the Payor:

(1)	request that the Provider repay the overpayment; or

(2)	adjust a subsequent claim filed by the Provider as a method of obtaining reimbursement of the overpayment from the Provider

(b)	A Payor may not be required to correct a payment error to a Provider more Than 2 years after the date on which a payment on a claim was made to the Provider by the Payor

(c)	This section does not apply in cases of fraud by the Provider, the Participant, or the Payor with respect to the claim on which the overpayment or underpayment was made.

(4)

The Agreement may permit network rental arrangements which allow Cigna to lease, rent, or otherwise grant access to a Participating Provider’s health care services to a Third Party, and the Third Party accessing the health care contract is:

(a)	a payer or third-party administrator or another entity that administers claims on behalf of the payer;

(b)	a preferred provider organization or preferred provider network, including a physician-hospital organization; or

(c)	an entity engaged in the electronic claims transport between Cigna and the payer.

(B)	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

(1)

If Provider terminates the Agreement, Provider shall give Cigna not less than 60 days’ prior written notice of the termination. If Provider renders 30 percent or more of the services required by Cigna’s commercial HMO Participants, Provider shall give Cigna not less than 120 days’ prior written notice of termination. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Provider, such longer notification period will apply.

(2)	(a)

Upon termination of the Agreement by Provider, or upon termination of the Agreement by Cigna, if Cigna terminates the Agreement for reason(s) other than due to a quality of care issue, Provider shall, upon the request of the Participant, continue to provide Covered Services to the Participant until the earlier of the following: (1) 60 days following the termination of the Agreement; or (2) if the Participant is in the third trimester of pregnancy, throughout the term of the Participant’s pregnancy. During the continuation period under this section, Provider: (1) shall continue to accept the terms and conditions of the Agreement, together with the applicable Coinsurance, Copayments or Deductibles, as payment in full; and (2) is prohibited from billing a Participant for any amounts in excess of the Participant’s applicable Coinsurance, Copayments or Deductibles.

(b)	Provider has no obligation under the Agreement to provide continued services to individuals who cease to be Participants

ANC.AMD.IN.2008	07/1/2008

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF KANSAS

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as “Provider”) to comply with legislative and regulatory requirements of the State of Kansas regarding provider contracts with providers rendering health care services in the State of Kansas. To the extent that such Kansas laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(A)

In the event that Payor erroneously pays a claim providing payment to which Provider is not entitled, Payor shall not initiate a request for reimbursement or refund of the erroneous payment, or in any other way seek to recoup the erroneous payment, unless such action is initiated within 18 months after the end of the month in which the erroneous payment was made. In cases of fraud, such action may be initiated within the applicable statute of limitations pursuant to K.S.A. 60-513, and amendments thereto.

(B)	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

Upon termination of the Agreement, Provider shall continue to provide Covered Services to Participants for a period of up to 90 days in those cases where the continuation of such care is medically necessary and in accordance with the dictates of medical prudence and where the Participant has special circumstances such as a disability, a life threatening illness or is in the third trimester of pregnancy. Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement until 90 days following termination and thereafter compensation for continued services authorized by Cigna shall be as mutually agreed. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

(C)	With respect to services rendered to Participants by a dentist licensed by the Kansas dental board:

Pursuant to Chapter 91 of the Laws of 2010 (Senate Bill 389), the rates set forth in the Agreement are only applicable to Covered Services under the applicable insured benefit plan.

PROVIDER.AMD.KS.2014	07/01/2014

(D)

With respect to services rendered to Participants by a vision care provider as defined by the Vision Care Services Act (Chapter 73 of the Laws of 2014, Senate Bill 285) as may be amended from time to time:

(1)

Nothing in the Agreement shall be construed to require Provider to provide services or materials to a Participant at a fee limited or set by the terms of the Agreement or by the Participant’s Benefit Plan unless the services or materials are reimbursed as Covered Services;

(2)

Nothing in the Agreement shall be construed to require Provider to participate in a vision care insurance or a vision care discount plan as a condition to participate in any other health benefit plan or vision care plan, regardless of whether such vision care plan is a plan of insurance or a vision care discount program which is not an insurance plan.

PROVIDER.AMD.KS.2014	07/01/2014

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF KENTUCKY

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Kentucky regarding provider contracts with providers rendering health care services in the State of Kentucky. To the extent that such Kentucky laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Kentucky laws and regulations to the extent applicable.

(2)

If Provider enters into any subcontract agreement with another provider to provide their licensed health care services to Participants, where the subcontracted provider will bill Cigna or Participant directly for the subcontracted services, the subcontract agreement must meet all the requirements of KRS 304.17A-527 and shall be filed with the Commissioner of Insurance.

(3)	(a)

Cigna shall, upon request of Provider, provide or make available, when contracting or renewing an existing contract with Provider, the payment or fee schedules or other information sufficient to enable Provider to determine the manner and amount of payments under the contract for Provider’s services prior to the final execution or renewal of the contract and shall provide any change in such schedules at least 90 days prior to the effective date of amendment.

(b) Any change to payment or fee schedules applicable to Provider shall be made available to Provider at least 90 days prior to the effective date of the amendment. This subsection (b) shall not apply to changes in standard codes and guidelines developed by the American Medical Association or a similar organization.

(4)	Pursuant to KRS 304.17A-235 this section (4) is applicable to agreements with Participating Providers as defined below:

(a)	Definitions:

“Material Change” means a change to an Agreement, the occurrence and timing of which is not clearly identified in the Agreement, that decreases the health care

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provider’s payment or compensation or changes the administrative procedures in a way that may reasonably be expected to significantly increase the provider’s administrative expense, and includes any changes to provider network requirements, or inclusion in any new or modified insurance products.

“Participating Provider” means a Provider that has entered into an agreement with Cigna to provide health care services.

(b)

Cigna shall provide Participating Provider with at least 90 days written notice of a Material Change to the Agreement. The notice shall provide the proposed effective date of the change and include a description of the Material Change and such notices and disclosures as required by applicable laws and regulations, including but not limited to KRS 304.17A-235, as may be amended from time to time, in the manner and format as prescribed by applicable laws and regulations.

For changes to an existing prior authorization, precertification, notification, or referral program, or changes to an edit program or specific edits, Cigna shall provide notice of the change to the Participating Provider at least 15 days prior to the change.

(5)

Except in cases of fraud, Payor may only retroactively deny reimbursement to Provider during the 24 month period after the date Payor paid the claim submitted by Provider. Payor shall not be required to correct a claim payment error, if Provider’s request for a claim payment correction is filed more than 24 months after the date that Provider received payment for the claim from Payor.

(6)	(a)

Pursuant to KRS 304.17A-643, if the Agreement between Cigna and Provider is terminated for reasons other than a quality of care issue or fraud, Provider may request, with the concurrence of the Participant or authorized person, to continue treatment for Participants in special circumstances. “Special circumstances” includes a circumstance in which a Participant has a disability, a congenital condition, a life-threatening illness, or is past the 24th week of pregnancy where the disruption of the Participant’s continuity of care could cause medical harm. With respect to those Participants who retain eligibility under a Benefit Plan and who are in an active course of treatment for special circumstances, Provider shall continue to provide Covered Services in accordance with the terms of this Agreement: (a) for a period up to 9 months in the case of a Participant who at the time of the termination has been diagnosed with a terminal illness; (b) if a Participant is beyond the 24th week of pregnancy, for a period that extends through the delivery of the child, immediate post-partum care, and examination within the first 6 weeks following delivery; or (c) for a period up to 90 days after the effective date of

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termination for all other Participants in an active course of treatment for special circumstances. Provider shall be compensated for such Covered Services in accordance with the compensation arrangements under the Agreement.

(b)

Pursuant to KRS 304.17A-527 (1)(b), if the Agreement between Cigna and Provider is terminated for any reason, other than a quality of care issue or fraud, Provider shall continue to provide services and Payor shall continue to reimburse Provider in accordance with the compensation arrangements under the Agreement until Participant is discharged from an inpatient facility, or the active course of treatment is completed, whichever is greater, and in the case of a pregnant woman, services shall continue to be provided through the end of the post-partum period if the pregnant woman is in her fourth or later month of pregnancy at the time the Agreement is terminated.

(c)

This provision survives termination of this Agreement, is intended to be for the benefit of Participants, and supersedes any oral or written agreement to the contrary now existing or hereafter entered into between you and a Participant or persons acting on the Participant’s behalf.

(7)

Limitations on Billing Participants. Pursuant to KRS 304.17A-527(1) (a), Provider shall not under any circumstances, including: nonpayment of moneys due Provider by Payor, insolvency of Payor, or breach of the Agreement bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Participants or any persons acting on their behalf for Covered Services or for any amounts denied or not paid under this Agreement. This provision does not prohibit collection of any applicable Copayments, Coinsurance and Deductibles. This provision survives termination of this Agreement, is intended to be for the benefit of Participants, and supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and a Participant or persons acting on the Participant’s behalf. Modifications to this section will become effective no earlier than the date permitted by applicable law.

(8)

How This Agreement Can Be Terminated. Provider can terminate this Agreement at any time by providing at least 60 days advance written notice. Either Provider or Cigna can terminate this Agreement immediately if the other becomes insolvent. Cigna can terminate this Agreement immediately (or upon such longer notice required by applicable law, if any) if Provider no longer maintains the licenses required to perform its duties under this Agreement, Provider is disciplined by any licensing, regulatory, accreditation organization, or any other professional organization with jurisdiction over Provider, or if Provider no longer satisfies Cigna’s credentialing requirements. Any termination of this Agreement as a result of a professional review action will

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comply with the standards of 42 U. S. C. § 11112. Upon termination of this Agreement for any reason, the rights of each party terminate, except as provided in this Agreement. Termination will not release Provider or Cigna from obligations under this Agreement prior to the effective date of termination.

(9)

The section of the Agreement entitled Payments is modified as follows; the underscored language reflects the changes made to the corresponding sentence in the Agreement to conform to applicable state laws:

Notwithstanding any provision to the contrary set forth in the Compensation section of the Agreement, or any similar provision in the Agreement, or a rate exhibit, to the extent required by KRS 304.17C-085 as may be amended from time to time, the rates in the Agreement will be payment in full for all Covered Services furnished to Participants under the Agreement.

(10)

The section of the Agreement entitled Applicability of the Rates is modified as follows; the underscored language reflects the changes made to the corresponding sentence in the Agreement to conform to applicable state laws:

Notwithstanding any provision to the contrary set forth in the Compensation section of the Agreement, or any similar provision in the Agreement, or a rate exhibit, to the extent required by KRS 304.17C-085 as may be amended from time to time, the rates in this Agreement apply to all Covered Services provided to Participants in the Benefit Plan types covered by this Agreement, including services covered under a Participant’s in or out-of-network benefits and whether the Payor or Participant is financially responsible for payment.

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ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF LOUISIANA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Louisiana regarding provider contracts with providers rendering health care services in the State of Louisiana. To the extent that such Louisiana laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall apply. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

A.	Upon termination of the Agreement:

1.

In the event a Participant has been diagnosed as being in a high-risk pregnancy or is past the 24th week of pregnancy, the Participant shall be allowed to continue receiving Covered Services, subject to the consent of the treating Provider, through delivery and postpartum care related to the pregnancy and delivery.

2.

In the event a Participant has been diagnosed with a life-threatening illness, the Participant shall be allowed to continue receiving Covered Services, subject to the consent of the treating Provider, until the course of treatment is completed, not to exceed 3 months from the effective date of such termination.

3.

Provider shall be compensated for such Covered Services in accordance with the compensation arrangements under the Agreement. The contractual requirements for Provider to comply with CIGNA’s utilization management and quality management policies and procedures shall remain in effect for the applicable period specified in subsections 1. and 2. above.

B.	The above provisions do not apply if:

1.

The reason for termination of the Agreement is due to suspension, revocation, or applicable restriction of the Provider’s license to practice in Louisiana by the Louisiana State Board of Medical Examiners, or for another documents reason related to quality of care.

2.	The Participant chooses to change Provider.

3.	The Participant moves out of the geographic service area of the Provider.

4.	The Participant requires only routine monitoring for a chronic condition but is not in an acute phase of the condition.

ANC.AMD.LA.2005	06/15/2005

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF MASSACHUSETTS

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Massachusetts regarding provider contracts with providers rendering health care services in the State of Massachusetts. To the extent that such Massachusetts laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)

Emergency Medical Condition is a medical condition, whether physical or mental, manifesting itself by symptoms of sufficient severity, including severe pain, that the absence of prompt medical attention could reasonably be expected by a prudent layperson who possesses an average knowledge of health and medicine, to result in placing the health of an insured or another person in serious jeopardy, serious impairment to body function, or serious dysfunction of any body organ or part, or, with respect to a pregnant woman, as further defined in § 1867(e)(1)(B) of the Social Security Act, 42 U.S.C. § 1395dd(e)(1)(B).

(2)	Medical Necessity or medically necessary is defined as, health care services that are consistent with generally accepted principles of professional medical practice as determined by whether:

(a)	the service is the most appropriate available supply or level of service for the insured in question considering potential benefits and harms to the individual;

(b)	is known to be effective, based on scientific evidence, professional standards and expert opinion, in improving health outcomes; or

(c)	for services and interventions not in widespread use, is based on scientific evidence.

(3)

If Cigna contracts with another entity to perform some or all of the functions governed by the requirements of M.G.L. c. 176O, Cigna shall be responsible for ensuring compliance by said entity with the applicable provisions of Massachusetts law. Any failure by said entity to meet such requirements shall be the responsibility of Cigna to remedy and shall subject Cigna to any and all enforcement actions, including financial penalties authorized under M.G.L. c. 176O.

(4)	Notwithstanding anything to the contrary set forth in the Agreement, the following shall be applicable to the Compensation section of the Agreement:

(a)	Within 45 days after Payor’s receipt of Provider’s completed claim, Payor shall:

(i) pay for any fee-for-service amounts owing under this Agreement for such

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health care services provided; (ii) notify Provider in writing of the reason or reasons for nonpayment or (iii) notify Provider in writing of what additional information or documentation is necessary to complete the claim for reimbursement.

(b)

If Payor fails to comply with the requirements of (a) above, Payor shall pay 1 1⁄2 % interest per month, not to exceed 18% per year, accruing beginning 45 days after the Payor’s receipt of request for reimbursement. Interest payments shall not apply if the claim for the Covered Service was submitted fraudulently or negligently or Provider was already paid for the Covered Service.

(5)	Provider shall comply with Cigna’s requirements for utilization review, quality management and improvement, credentialing and the delivery of preventive health services.

(6)	Provider shall provide 90 days advance written notification to Cigna should Provider plan to implement a policy to charge a fee to Participants as a condition to be part of Provider’s panel for care.

(7)

Cigna shall not refuse to contract with or compensate Provider for Covered Services solely because Provider has in good faith communicated with or advocated on behalf of one or more prospective, current or former patients regarding the provisions, terms or requirements of a Benefit Plan as they relate to the needs of Provider’s patients, or communicated to one or more prospective, current or former patients with respect to the method by which Provider is compensated for Covered Services. Nothing in this provision shall be construed to preclude Cigna from requiring Provider to hold confidential specific compensation terms.

(8)

In the event of termination of the Agreement by either party, the written notice of termination must include the reason(s) for such termination. The parties do not have the right to terminate the Agreement without providing a reason for such termination, as neither party has the right to terminate the Agreement without cause.

(9)	Pursuant to the requirements of M.G.L. c. 176O, Section 15 to the extent applicable to the Agreement:

(a)

Cigna shall allow any female Participant who is in her second or third trimester of pregnancy and whose provider in connection with her pregnancy is involuntarily disenrolled, other than disenrollment for quality-related reasons, or for fraud, to continue treatment with said provider, consistent with the terms of the Benefit Plan, for the period up to and including the Participant’s first postpartum visit.

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(b)

Cigna shall allow any Participant who is terminally ill and whose provider in connection with said illness is involuntarily disenrolled, other than disenrollment for quality-related reasons, or for fraud, to continue treatment with said provider, consistent with the terms of the Benefit Plan, until the Participant’s death.

(c)

During the period of continued treatment by a provider under subsections (a), (b) and (c), of this provision, provider must agree: (1) to accept reimbursement from Payor at the rates applicable prior to the notice of disenrollment as payment in full and not to impose cost sharing with respect to the Participant in an amount that would exceed the cost sharing that could have been imposed if the provider had not been disenrolled; (2) to adhere to the quality assurance standards of Cigna and to provide Cigna with necessary medical information related to the care provided; and (3) to adhere to Cigna’s policies and procedures, including procedures regarding referrals, obtaining prior authorization and providing services pursuant to a treatment plan, if any, approved by Cigna. Nothing in this provision shall be construed to require the coverage of benefits that would not have been covered if provider remained a Participating Provider.

(10)

Cigna shall notify Provider in writing of modifications in provider compensation, modifications in Covered Services, or modifications in Cigna’s procedures, documents or requirements, including those associated with utilization review, quality management and improvement, credentialing and preventive health services, that have a substantial impact on the rights or responsibilities of Provider, and the effective date of the modifications. The notice shall be provided 60 days before the effective date of such modification.

(11)

Provider is not required to indemnify Cigna for any expenses and liabilities, including, without limitation, judgments, settlements, attorneys’ fees, court costs and any associated charges, incurred in connection with any claim or action brought against Cigna based on Cigna’s management decisions, utilization review provisions or other policies, guidelines or actions.

(12)

In the event of Payor’s insolvency, Provider shall look solely to Payor for compensation for Covered Services, except for Copayments, Deductibles or Coinsurance. Under no circumstances shall Provider directly or indirectly make any charges or claims, other than for Copayments, Deductibles or Coinsurance, against any Participants or their representatives. This provision shall survive the termination of the Agreement for services rendered prior to the termination, regardless of the cause of the termination.

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(13)	Pursuant to the requirements of M.G.L. c. 176O § 9A and 211 CMR 152.00 to the extent applicable to the Agreement:

(a)

Provider shall have the right to opt-out of any new select network, limited, regional or tiered network health benefit plan introduced by Cigna at least sixty (60) days before the plan is submitted for regulatory approval.

(b)

Nothing in the Agreement shall be construed to: guarantee Provider a right to participate in any Cigna select network or tiered network plan; require or permit either party to alter or terminate the Agreement, in whole or in part, to affect parity with an agreement with other carriers or health care providers based on Cigna’s decision to introduce or modify a select network plan or tiered network plan; require Cigna to place all members in the same tier of a tiered network plan; or require Cigna to include all members in a select network plan on an all-or-nothing basis. Any supplemental payment required or permitted under the Agreement shall not be enforceable unless each payment has been publicly disclosed as a condition of state accreditation. To the extent the Agreement contains any provision prohibited by this section, the duties and obligations of the provision shall apply only to health benefit plans not subject to M.G.L. c. 176O § 9A and 211 CMR 152.00.

(c)

Cigna shall notify Provider in writing at least sixty (60) days before the effective date of any modification to the process used to classify participating providers by benefit tier, the timelines used to make and implement reclassification decisions by benefit tier, the information collected from participating providers, and the criteria used to make classifications.

(d)

Provider shall have the right to receive notification of classification to a benefit tier, an explanation of the past experience and other criteria used to make classification decisions, and to appeal classification decisions and receive an appeal decision prior to the new classification being made available.

(e)	Cigna shall notify participating providers about health benefit plans that use networks subject to 211 CMR 152.00 as set forth in the Administrative Guidelines.

ANC.AMD.MA.2014	05/01/2014

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF MARYLAND

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Maryland regarding provider contracts with providers rendering health care services in the State of Maryland. To the extent that such Maryland laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Maryland laws and regulations to the extent applicable.

(2)	The following definition of Experimental Medical Care is added to the Agreement:

Experimental Medical Care means medical, surgical or other health care procedures and treatments which are experimental or investigational, as determined by CIGNA’s Medical Director in accordance with consensus derived from peer review medical and scientific literature and the practice of the national medical community, including (i) any procedures or treatments which are not recognized as conforming to accepted medical practice; (ii) any procedures or treatments in which the scientific assessment of the technique, or its application for a particular condition, has not been completed or its effectiveness has not been established; and (iii) any procedures or treatments for which the required approval of a governmental agency has not been granted at the time the services are rendered. Covered Services do not include Experimental Medical Care.

However, to the extent applicable under Section 15-827 of the Insurance Article, Covered Services include the patient cost to a Participant in a clinical trial, as a result of:

(a)	treatment provided for a life-threatening condition; or

(b)	prevention, early detection, and treatment studies on cancer.

Coverage shall be required if:

(1)

The treatment is being provided or the studies are being conducted in a Phase I, Phase II, Phase III, or Phase IV clinical trial for cancer; or the treatment is being provided in a Phase I, Phase II, Phase III, or Phase IV clinical trial for any other life-threatening condition.

(2)	The treatment is being provided in a clinical trial approved by:

(i)	one of the National Institutes of Health;

(ii)	a National Institutes of Health cooperative group or a National Institutes of Health center;

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(iii)	the FDA in the form of an investigational new drug application;

(iv)	the federal Department of Veterans Affairs; or

(v)

an institutional review board of an institution in the state which has a multiple project assurance contract approved by the Office of Protection from Research Risks of the National Institutions of Health.

(3)	The facility and personnel providing the treatment are capable of doing so by virtue of their experience, training, and volume of patients treated to maintain expertise.

(4)	There is no clearly superior noninvestigational treatment alternative.

(5)	The available clinical or preclinical data provide a reasonable expectation that the treatment will be at least as effective as the noninvestigational alternative.

Covered Services include the patient cost incurred for drugs and devices that have been approved for sale by the FDA whether or not the FDA has approved the drug or device for use in treating the patient’s particular condition, to the extent that the drugs or devices are not paid for by the manufacturer, distributor, or provider of that drug or device.

An entity seeking coverage for treatment in a clinical trial approved by an institutional review board under subsection (2)(v) above shall post electronically and keep up-to- date a list of the clinical trials meeting the requirements of this section. The list shall include for each clinical trial: (a) the phase for which the trial is approved; (b) the entity approving the trial; (c) whether the trial is for treatment of cancer or another life- threatening disease and, if not cancer, the particular disease; and the estimated number of patients in the trial.

(3)	Provider has the right to elect not to serve on a provider panel for workers’ compensation services.

(4)

To the extent required by § 15-1005 of the Maryland Insurance laws, Provider shall submit claims on the appropriate claim form for all Covered Services within one hundred and eighty (180) days of the date those services are rendered. Claims received after this one hundred and eighty (180) day period may be denied for payment.

Pursuant to Maryland law, to the extent applicable, within 30 days after Payor’s receipt of a claim Payor shall pay any undisputed fee-for-service amounts owing under the Agreement in accordance with this provision. If Payor contests the claim, denies all or part of the claim, or needs additional information to adjudicate the claim, Payor shall send a notice of receipt and status of the claim that states: (i) that Payor refuses to reimburse all or part of the claim and the reason for the refusal; (ii) that the legitimacy of the claim or the appropriate amount of reimbursement is in dispute and additional information is necessary to determine if all or part of the claim will be

ANC.AMD.MD.2014	01/31/2014

reimbursed and what specific additional information is necessary; or (iii) that the claim is not clean and the specific additional information necessary for the claim to be considered a clean claim. Clean claim means a claim for reimbursement as defined in regulations adopted by the Commissioner under Section 15-1003 of the Annotated Code of Maryland, as may be changed from time to time.

If additional information is requested by Payor, Payor shall pay or deny the claim, or portion of the claim, within 30 days after receipt of the required additional information. If Payor fails to comply with the requirements of this provision, Payor shall pay interest on the amount of the claim that remains unpaid 30 days after the claim is received by Payor. The applicable monthly interest rate shall be: 1.5% for claims paid from the 31st through the 60th day; 2% for claims paid from the 61st through the 120th day; and 2.5% after the 120th day. Any interest owing under the Agreement shall be paid without the necessity of filing an additional claim for such interest.

(4)(A)

Limitations on Billing Participants. Notwithstanding anything to the contrary set forth in the Agreement, in accordance with § 15-838 of the Maryland Insurance laws, a licensed audiologist may accept for a dispensed hearing aid the difference between the price of the hearing aid and the benefit payable under state law from a Participant who chooses a hearing aid that is priced higher than the benefit payable without financial or contractual penalty.

(5)

Pursuant to Maryland law, to the extent applicable, Payor may only retroactively deny reimbursement made to Provider during the 6 month period after the date Payor paid such claim. Notwithstanding the foregoing, Payor may retroactively deny reimbursement for services that are subject to coordination of benefits with another carrier, the Maryland Medical Assistance Program, or the Medicare program during the 18 month period after the date Payor paid such claim. The term “reimbursement” includes any applicable capitation payments made to Provider.

The requirements of this provision do not apply if Payor retroactively denies reimbursement to Provider because: (1) the information submitted to the Payor was fraudulent; (2) the information submitted to Payor was improperly coded and Payor provided sufficient information regarding the coding guidelines used by Payor at least 30 days prior to the date the services subject to the retroactive denial were rendered; or (3) the claim submitted to Payor was a duplicate claim.

(6)

Termination of the Agreement, by either party, shall be upon at least 90 days’ prior written notice by the terminating party, unless said termination is for reasons related to fraud, patient abuse, incompetency, or loss of licensure status. To the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement, that notification period will apply.

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(7)

If Provider elects to terminate the Agreement, Provider shall continue to furnish health care services to Participants for whom Provider was responsible for the delivery of health care services prior to the notice of termination for at least 90 days after the date of the notice of termination.

(8)	CIGNA may not prohibit Provider from discussing with or communicating to Participant information that is necessary for the delivery of health care services, including:

(a)	communications that relate to treatment alternatives:

(b)	communications that are necessary or appropriate to maintain the provider- patient relationship while the patient is under Provider’s care;

(c)	communications that relate to Participant’s right to appeal a coverage determination with which Provider or Participant does not agree; and

(d)	opinions and the basis of an opinion about public policy issues.

(9)	Disclosure of Carriers. Pursuant to Section 15-112.2 of the Insurance Article, a list of carriers shall be available to Provider at www.Cignaforhcp.com.

ANC.AMD.MD.2014	03/15/2014

ADDENDUM TO ANCILLARY SERVICES AGREEMENT FOR THE STATE OF MAINE

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Maine regarding provider contracts with providers rendering health care services in the State of Maine. To the extent that such Maine laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Maine laws and regulations to the extent applicable.

(2)	Payor may not impose on Provider any retrospective denial of a previously paid claim or any part of that previously paid claim unless:

a.	Payor has provided the reason for the retrospective denial in writing to Provider; and

b.

The time that has elapsed since the date of payment of the previously paid claim does not exceed 12 months. The retrospective denial of a previously paid claim may be permitted beyond 12 months from the date of payment only for the following reasons:

(1)	The claim was submitted fraudulently;

(2)	The claim payment was incorrect because Provider or Participant was already paid for the health care services identified in the claim;

(3)	The health care services identified in the claim were not delivered by Provider;

(4)	The claim payment was for services covered by Title XVIII, Title XIX or Title XXI of the Social Security Act;

(5)	The claim payment is the subject of adjustment with another insurer, administrator or payor; or

(6)	The claim payment is the subject of legal action.

ANC.AMD.ME.2011.01	09/15/2011

For purposes of this provision, “retrospective denial of a previously paid claim” means any attempt by Payor to retroactively collect payments already made to Provider with respect to a claim by requiring repayment of such payments, reducing other payments currently owed to Provider, withholding or setting off against future payments or reducing or affecting the future claim payments to Provider in any other manner. Provider has 6 months from the date of notification under this provision to determine whether Participant has other appropriate insurance that was in effect on the date of service. Notwithstanding the terms of the Agreement, Cigna shall allow for the submission of a claim that was previously denied by another insurer because of Participant’s transfer or termination of coverage.

(3)

a. Any modification, addition, or deletion to the provision of the Agreement relating to limitations on billing participants shall become effective upon the review and approval of the Maine Bureau of Insurance.

b. Cigna shall notify Provider of a proposed amendment to the Agreement at least 60 days prior to the amendment’s proposed effective date. If an amendment that has substantial impact on the rights and obligations of Provider is made to a manual, policy or procedure document referenced in the Agreement, such as material changes to fee schedules or material changes to procedural coding rules specified in the manual, policy or procedure document, Cigna shall give 60 days’ notice to Provider. After the 60 day notice period has expired, the amendment to a manual, policy or procedure document becomes effective and binding on both Cigna and Provider subject to any applicable termination provisions in the Agreement, except that Cigna and Provider may mutually agree to waive the 60 day notice requirement. This subsection may not be construed to limit the ability of Cigna and Provider to mutually agree to the proposed change at any time after Provider has received notice of the proposed amendment.

(4)

a. Cigna may not terminate or nonrenew the Agreement unless Cigna provides Provider with a written explanation prior to the termination or nonrenewal of the reasons for the proposed termination or nonrenewal and provides an opportunity for a review or hearing. Termination or nonrenewal may not be effective earlier than 60 days from the receipt of the notice of termination or nonrenewal. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Cigna, such longer notification period will apply.

ANC.AMD.ME.2011.01	09/15/2011

b. Notice and Hearing. If Cigna should choose to terminate the Agreement, Cigna will notify Provider of this decision in writing. The notice will include the reason(s) for the termination including reference to the evidence or documentation leading to the decision and a notice of Provider’s right to request a hearing or review, at Provider’s discretion. If Provider should desire a hearing with regard to the termination of the Agreement, Provider must notify Cigna in writing within 30 days of Provider’s receipt of the notice of termination. A hearing will be held within 30 days after receipt of the request by Cigna. The hearing shall be conducted by a panel of at least 3 people appointed by Cigna, at least one-third of which shall be clinical peers of Provider. The panel shall render a decision in a timely manner and shall notify Provider of the decision in writing which will include one of the following resolutions: (a) unconditional reinstatement; (b) provisional reinstatement subject to certain conditions as set forth by Cigna; or (c) termination. Termination will be effective no earlier than 60 days after Provider’s receipt of the panel’s decision or until the termination date of the Agreement, whichever is earlier. If Provider is unsatisfied with the panel’s decision, Provider may appeal the decision further pursuant to the Dispute Resolution procedures specified in the Agreement and Administrative Guidelines.

c. The requirements set forth in this provision do not apply in cases involving imminent harm to patient care, a final determination of fraud by a governmental agency or a final disciplinary action by a state licensing board or other governmental agency that impairs Provider’s ability to practice.

(5)

a. Upon termination of the Agreement, except in cases involving imminent harm to patient care, a final determination of fraud by a governmental agency, or a final disciplinary action by a state licensing board or other governmental agency that impairs Provider’s ability to practice, Provider shall continue to provide Covered Services, for those Participants who retain eligibility under a Benefit Plan and are in active treatment under Provider’s care at the time of such termination, for a transitional period of 60 days from the date of notice to the Participant of Provider’s termination, or if the Participant is in the second or third trimester of pregnancy at the time of the termination of the Agreement, and Provider is treating the Participant during the pregnancy, the transitional period shall extend through the provision of postpartum care directly related to the pregnancy.

ANC.AMD.ME.2011.01	09/15/2011

b. During the transitional period under this provision, Provider shall: (a) continue to accept reimbursement at the rates applicable prior to the start of the transitional period as payment in full and shall not impose cost-sharing with respect to the Participant in an amount that would exceed the cost-sharing that would have been imposed had the Agreement not been terminated; (b) adhere to Cigna’s quality assurance requirements and provide the necessary medical information related to such care; and (c) otherwise adhere to Cigna’s policies and procedures, including but not limited to procedures regarding referrals and prior authorizations and providing services pursuant to any treatment plan approved by Cigna.

c. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

(6)

In addition to the Participant billing obligations set forth in the Agreement, in accordance with 24-A MRSA § 4303(8-A), a Participant is not liable to Provider for any sums owed by Payor, and Provider may not collect or attempt to collect any amount from Participant beyond the amount permitted by the Agreement or the managed care plan, notwithstanding Payor’s failure to pay, insolvency, or any other breach of the Agreement.

(7)	If included in the Agreement, a “Most Favored Nation” provision prohibited by 24-A MRSA § 4303(15) is hereby deleted in its entirety.

ANC.AMD.ME.2011.01	09/15/2011

ADDENDUM TO ANCILLARY SERVICES AGREEMENT FOR THE STATE OF MICHIGAN

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Michigan regarding provider contracts with providers rendering health care services in the State of Michigan. To the extent that such Michigan laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

Claims for Covered Services must be submitted within 1 year of the date of service or the date of discharge from the facility.

ANC.AMD.MI.2005	REV 12/30/2008

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF MISSOURI

The provisions set forth in this Addendum are being added to the Agreement to comply with of the State of Missouri Regulations and Statutes regarding provider contracts with providers rendering health care services in the State of Missouri. To the extent that such Missouri Regulations and Statutes are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

A.	(1) The definitions for Emergency and Emergency Services are amended to read in their entirety as follows:

Emergency means the sudden and, at the time, unexpected onset of a health condition (emergency medical condition) that manifests itself by symptoms of sufficient severity that would lead a prudent layperson, possessing an average knowledge of health and medicine, to believe that immediate medical care is required, which may include, but shall not be limited to:

1.	placing the person’s health in significant jeopardy;

2.	serious impairment to a bodily function;

3.	serious dysfunction of any bodily organ or part;

4.	inadequately controlled pain; or

5.	with respect to a pregnant woman who is having contractions;

a. that there is inadequate time to effect a safe transfer to another hospital before delivery; or

b. that transfer to another hospital may pose a threat to the health or safety of the woman or unborn child.

Emergency Services means health care items and services furnished or required to screen and stabilize an emergency medical condition, which may include, but shall not be limited to, health care services that are provided in a licensed hospital’s emergency facility by an appropriate provider.

(2) Provider shall be bound by and comply with the provisions of all applicable State of Missouri Regulations and Statutes (including but not limited to the credentialing and recredentialing requirements of 20 CSR 400-7.180), all applicable federal laws and regulations, and Cigna Administrative Guidelines. Provider shall comply with the requirements of and shall participate in Quality Management and Utilization Management.

(3) The Agreement shall be governed by applicable State of Missouri Regulations and Statutes and any applicable federal law.

ANC.AMD.MO.2017	01/01/2017

(4) To the extent required by RSMo § 376.384, Provider shall file a claim for reimbursement for a health care service provided in this state for a period of up to six months from the date of service, unless the Agreement specifies a different standard.

B.	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

(1) Cigna shall give Provider 30 days to review the Agreement.

(2) Pursuant to RSMo 354.603.1(3), Cigna shall monitor, on an on-going basis, the ability, clinical capacity, and legal authority of Provider to furnish all Covered Services to Participants.

(3) Throughout the term of the Agreement, Provider shall maintain general and professional liability coverage in a form and amount acceptable to Cigna ($   per occurrence and $   in the aggregate).

(4) Payor shall not request a refund or offset against a claim more than 12 months after a Payor has paid a claim except in cases of fraud or misrepresentation by Provider.

(5) Cigna will not terminate the Agreement solely because Provider has:

a.	advocated on behalf of a Participant;

b.	filed a complaint against Cigna;

c.	appealed a decision made by Cigna;

d.	provided information or filed a report with the Missouri Department of Insurance, Financial Institutions and Professional Registration; or

e.	requested a hearing or review.

(6) Cigna and Provider shall provide at least 60 days written notice to each other before terminating the Agreement with notice. The written notice shall include an explanation of why the Agreement is being terminated. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with regard to termination of the Agreement by Provider or Cigna, such longer notification period will apply.

Upon termination of the Agreement, Cigna shall give written notice within 30 working days of such termination to all Participants who are seen on a regular basis by Provider. Within 15 working days of the date of termination of the Agreement, Provider shall supply Cigna with a list of Participants that must be notified of the termination.

(7) Notwithstanding anything to the contrary set forth in the Agreement, the grounds for immediate termination of the Agreement by Cigna are in cases involving imminent harm to patients, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency.

ANC.AMD.MO.2017	01/01/2017

(8)

a. Upon termination of the Agreement, Provider shall continue to provide Covered Services for specific conditions for which a Participant was under Provider’s care at the time of such termination where the continuation of care is Medically Necessary and in accordance with the dictates of medical prudence, including circumstances such as disability, pregnancy or life- threatening illness, so long as Participant retains eligibility under a Benefit Plan, until the earlier of completion of such services, or the expiration of 90 days. Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement. Participants shall not be liable to Provider for any amounts owed for Covered Services provided during such period of continued care other than Copayments, Deductibles or Coinsurance billed in accordance with the terms of a Benefit Plan.

b. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

(9) In the event of Cigna’s insolvency or other cessation of operations, Covered Services to Participants shall continue through the period for which a premium has been paid to Cigna on behalf of the Participant or until the Participant’s discharge from an inpatient facility, whichever time is greater. This provision survives termination of this Agreement regardless of the cause giving rise to such termination and shall be construed to be for the benefit of Participants and supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and the Participant or persons acting on the Participant’s behalf.

(10) If a party initiates arbitration to resolve a dispute, the arbitrator will be instructed that, to the extent that an external review organization or the Missouri Department of Insurance, Financial Institutions and Professional Registration has rendered a final determination as permitted by RSMo 376.1350 through RSMo 376.1399 regarding coverage of a particular service rendered to a particular Participant, the arbitrator will not have authority to revise that final determination.

(11) The Limitations on Billing Participants For Your Services provision survives termination of this Agreement regardless of the cause giving rise to such termination, including Payor’s insolvency.

(12) The provision of the Agreement relating to the limitation on billing participants shall also apply in the event of nonpayment by the intermediary or the intermediary’s insolvency or breach of the Agreement.

ANC.AMD.MO.2017	01/01/2017

(13) Any modification, addition, or deletion to the provision of the Agreement relating to the limitation on billing participants shall become effective on a date no earlier than 30 days after the applicable state regulatory agency has received written notice of such proposed changes, or the date permitted by applicable law, whichever is later.

(14) a. Cigna shall not prohibit or restrict Provider from disclosing to Participant any information that Provider deems appropriate regarding the nature of treatment, risks, or alternatives thereto, the availability of other therapy, consultation or test, the decision of any plan to authorize or deny services, or the process that the plan or any person contracting with the plan uses or proposes to use, to authorize or deny health care services. Cigna shall not prohibit any other communication expressly protected under all applicable State of Missouri Regulations and Statutes and all applicable federal laws and regulations.

b. Provider’s duties to comply with Cigna’s Participant Grievance procedure shall be subject to RSMo 376.1350 through RSMo 376.1399, including in particular Provider’s option to appeal Cigna decisions and those provisions related to determinations to the Missouri Department of Insurance, Financial Institutions and Professional Registration or external review organizations. Cigna shall not penalize Provider because Provider, in good faith, reports to state or federal authorities any act or practice by Cigna that Provider reasonably determines may jeopardize patient health or welfare.

(15) If Provider is an optometrist subject to RSMo § 376.685, the following shall modify references to rates in the Agreement to the extent required by applicable laws or regulations.

Notwithstanding anything in this Agreement or in any rate exhibit to this Agreement to the contrary, the rates in this Agreement will be payment in full for all Covered Services furnished to Participants under this Agreement; the rates in this Agreement apply to all Covered Services provided to Participants in the Benefit Plan types covered by this Agreement, including services covered under a Participant’s in or out- of-network benefits and whether the Payor or Participant is financially responsible for payment.

ANC.AMD.MO.2017	01/01/2017

ADDENDUM TO PROVIDER AGREEMENT OR THE STATE OF MISSISSIPPI

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as “Provider”) to comply with legislative and regulatory requirements of the State of Mississippi regarding provider contracts with providers rendering health care services in the State of Mississippi. To the extent that such Mississippi laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

1.	Provider shall mean “Provider,” or “Group and/or Represented Provider” as named in the Agreement, or as otherwise set forth in the Agreement.

2.

In addition to the negotiated terms of the Agreement establishing limits on billing participants, the following shall apply in accordance with applicable laws and regulations; in the event of a conflict between the negotiated terms and the requirements of applicable laws and regulations, the requirements of applicable laws and regulations shall control to extent applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control:

A.

Provider agrees that in no event, including but not limited to nonpayment by Cigna, insolvency of Cigna, or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Participant or a person (other than Cigna) acting on behalf of Participant for Covered Services provided pursuant to this Agreement. This provision does not prohibit Provider from collecting coinsurance, deductibles or copayments, as specifically provided in the evidence of coverage, or fees for uncovered services delivered on a fee-for-service basis to Participants. Nor does this provision prohibit Provider and Participant from agreeing to continue services solely at the expense of the Participant, as long as Provider has clearly informed Participant that Cigna may not cover or continue to cover a specific service or services. Except as provided in the Agreement, this provision does not prohibit Provider from pursuing any available legal remedy.

B.

In the event of Cigna’s or Provider’s insolvency or other cessation of operations, Covered Services to Participants will continue through the period for which a premium has been paid to Cigna on behalf of the Participant or

IPA.AMD.MS.2014	07/01/2014

until discharge from an inpatient facility, whichever time is greater. Covered Services to Participants confined in an inpatient facility on the date of insolvency or other cessation of operations will continue until their continued confinement in an inpatient facility is no longer medically necessary.

C.

Subsections A and B shall be construed in favor of the Participant, shall survive the termination of the contract regardless of the reason for termination, including Cigna’s insolvency, and shall supersede any oral or written contrary agreement between Provider and Participant or the representative of a Participant if the contrary agreement is inconsistent with the hold harmless and continuation of covered services provisions required by subsections A and B or applicable laws and regulations.

D.

Provider shall ensure that all contracts entered into with participating providers contain a provision substantially similar to subsection A above, or substantially similar to the text required by applicable laws and regulations.

3.	In no event shall Provider collect or attempt to collect from a Participant any money owed to Provider by Cigna.

4.

Nothing in the Agreement shall be construed to offer an inducement under a managed care plan to Provider to provide less than medically necessary services to Participants. Nothing in the Agreement shall be construed to prohibit Provider from discussing treatment options with Participants irrespective of Cigna’s position on the treatment options, or from advocating on behalf of Participants within the utilization review or grievance processes used by Cigna.

5.

Nothing in the Agreement shall be construed to penalize Provider because Provider, in good faith, reports to state or federal authorities any act or practice by Cigna that jeopardizes patient health or welfare.

6.

To the extent required by applicable law, including but not limited to Miss. Code Ann. §83-41-219, as may be amended from time to time, Cigna or Payor shall have the same time limit following payment of a claim to perform any review or audit for reconsidering the validity of the claim and requesting reimbursement for payment of an invalid claim or overpayment of a claim as Provider has to submit a claim for payment under this Agreement. To the extent the Agreement does not limit the time in which Provider is required to submit a claim for payment, Payor shall not request reimbursement of offset another claim payment for reimbursement of an invalid claim or overpayment of a claim more than twelve months after the payment of an invalid claim or overpaid claim. Nothing in this section shall apply to claims submitted in the context of misrepresentation, omission, concealment, or fraud, or to claims submitted by Provider for reimbursement under the Mississippi Medicaid Program.

IPA.AMD.MS.2014	07/01/2014

7.

Cigna and Provider shall provide at least sixty (60) days written notice to each other before terminating the Agreement without cause. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Provider, such longer notification period will apply. Within five (5) working days of the date that Provider either gives or receives notice of termination, Provider shall supply a list of those Participants that are patients of the Provider.

8.

To the extent permitted by applicable law, Cigna shall retain the right to immediately terminate the Agreement upon a valid order issued by the Mississippi Department of Insurance or other lawful authority.

9.

In accordance with applicable laws and regulations, Cigna shall have the right to approve or disapprove the participation status of a participating provider in Provider’s contracted network for the purpose of delivering Covered Services to Cigna’s Participants.

10.

Cigna’s rights and responsibilities under the Agreement shall not be assigned or delegated by Provider without prior written consent. Nothing in the Agreement shall be construed to delegate or assign to Provider Cigna’s statutory responsibility to monitor the offering of Covered Services to Participants.

11.

In accordance with applicable laws and regulations, Cigna shall have the right, in the event of Provider’s insolvency, to require the assignment to Cigna of the provisions of Provider’s contract addressing the Provider’s obligation to furnish covered services.

12.

In addition to the negotiated terms of the Agreement, Cigna shall have access to all Provider’s subcontracts, and shall have the right to make copies to facilitate regulatory review, upon twenty (20) days prior written notice from Cigna.

13.

In addition to the negotiated requirements of the Agreement, Provider shall maintain the books, records, financial information and documentation of services provided to Participants at its principal place of business in the state and shall preserve them in a manner that facilitates regulatory review.

14.

Provider shall allow the commissioner of insurance access to Provider’s books, records, financial information and any documentation of services provided to Participants, as necessary to determine compliance with applicable laws and regulations.

15.

In addition to the negotiated requirements of the Agreement establishing requirements for records, Provider shall make health records available to appropriate state and federal authorities involved in assessing the quality of care or investigating the grievances or complaints of Participants, and to comply with the applicable state and federal laws related to the confidentiality of medical or health records.

IPA.AMD.MS.2014	07/01/2014

16.

If applicable under the terms of the Agreement, Provider shall transmit utilization documentation and claims paid documentation to Cigna as set forth in the Agreement. Cigna shall monitor the timeliness and appropriateness of payments made to providers and health care services received by Participants.

17.	Definitions or other provisions in the Agreement shall be construed to avoid conflict with the definitions or provisions contained in the managed care plan, or in applicable laws and regulations.

IPA.AMD.MS.2014	07/01/2014

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF MONTANA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Montana regarding provider contracts with providers rendering health care services in the State of Montana. To the extent that such Montana laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

In the event of Cigna’s insolvency or other cessation of operations, Covered Services to Participants shall continue through the period for which a premium has been paid to Cigna on behalf of the Participant, but not to exceed 30 days, or until the Participant’s discharge from an acute care inpatient facility, whichever time is greater. Participants shall not be liable to Provider for any amounts owed for Covered Services provided during the period of continued care other than Copayments, Deductibles or Coinsurance billed in accordance with the terms of a Benefit Plan. Provider further agrees that this provision shall survive the termination of the Agreement regardless of the cause giving rise to such termination and shall be construed to be for the benefit of Participants, and that this provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and the Participant or persons acting on the Participant’s behalf.

ANC.AMD.MT.2005	06/15/2005

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF NORTH CAROLINA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of North Carolina regarding provider contracts with providers rendering health care services in the State of North Carolina. To the extent that such North Carolina laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The following definitions are applicable to insured Benefits Plans issued in the State of North Carolina:

(a)	The definition for Emergency Services and Emergency Medical Condition shall comply with North Carolina laws and regulations to the extent applicable.

(b)	Medically Necessary means those Covered Services or supplies that are:

a.

Provided for the diagnosis, treatment, cure, or relief of a health condition, illness, injury, or disease; and, except as allowed under G.S. 58-3-255, not for experimental, investigational, or cosmetic purposes.

b.	Necessary for and appropriate to the diagnosis, treatment, cure, or relief of a health condition, illness, injury, disease, or its symptoms.

c.	Within generally accepted standards of medical care in the community.

d.	Not solely for the convenience of the Participant, the Participant’s family, or the provider.

For Medically Necessary services, Cigna is not precluded from comparing the cost- effectiveness of alternative services or supplies when determining which of the services or supplies will be covered.

(2)	a.

Provider shall be duly licensed by the appropriate state licensing board in North Carolina and shall be bound by and comply with the provisions of applicable local, state and federal laws and regulations. Provider shall maintain all necessary professional credentials sufficient to meet Cigna’s credential verification, including but not limited to appropriate licenses, certifications, accreditations and other similar approvals required by applicable local, state, and federal laws and regulations. If applicable, Provider shall

ANC.AMD.NC.2014	04/15/2014T

comply with Cigna’s Standards for Delegation of Credentialing, as amended from time to time. Cigna’s credentialing requirements may be found in the Administrative Guidelines. Provider shall notify Cigna promptly of any subsequent changes in the status of any information relating to the provider’s professional credentials. Provider shall comply with Cigna’s utilization management programs, credential verification programs, quality management programs, and, if applicable, provider sanction programs with the provision that none of these shall override the professional or ethical responsibility of Provider or interfere with Provider’s ability to provide information or assistance to their patients.

b.

Cigna shall establish a system of Participant identification and eligibility, based on current information held by the plan, prior to Provider rendering services to Participants, communicate Administrative Guidelines to Participating Providers and identify Participating Providers to Payors and Participants. With regard to Participant identification, Participants shall be required to present a Cigna identification card at the time of service. Such identification card does not guarantee eligibility. Prior to rendering services Provider should verify Participant eligibility by calling the phone number indicated on the identification card. Mutually agreeable provisions may be made for cases where incorrect or retroactive information was submitted by employer groups.

c.	Cigna shall include the name of Provider in the provider directory distributed to its members.

d.	Cigna shall provide data and information to Provider, such as:

(1)	Performance feedback reports or information to Provider, if compensation is related to efficiency criteria.

(2)

Information on benefit exclusions; administrative and utilization management requirements; credential verification programs; quality assessment programs; and, if applicable, provider sanction policies. Notification of changes in these requirements shall also be provided by Cigna allowing Provider time to comply with such changes.

e.	Provider shall:

(1)	Maintain confidentiality of Participant medical records and personal information as required by G.S. 58, Article 39 and other health records as required by law.

(2)	Maintain adequate medical records and other health records according to industry and Cigna’s standards.

(3)

Make copies of such records available to Cigna and the North Carolina Department of Insurance in conjunction with its regulation of Cigna. Provider shall provide such records to the Department of Insurance at no charge.

ANC.AMD.NC.2014	04/15/2014T

(3)	The provision in the Agreement that applies regarding coordination of benefits does not relate to subrogation.

(4)	a.

For pre-paid benefit plans, Provider shall not bill any network plan Participant for Covered Services, except for any applicable Copayments, Deductibles or Coinsurance. This provision shall not prohibit Provider and Participant from agreeing to continue non-covered services, at the Participant’s own expense, as long as Provider has notified the Participant in advance that Cigna may not cover or continue to cover specific services and the Participant chooses to receive the service.

b.	Provider shall be responsible for collecting any applicable Participant Copayments, Deductibles or Coinsurance, and fees for non-covered services shall be specified.

c.	For any Covered Services, which are reimbursed on a fee-for-service basis, Provider shall bill for Covered Services according to the following:

Claims for all Covered Services shall be submitted on the appropriate claim form within 180 days after the date of service or 180 days after the Participant’s discharge from the facility. Unless otherwise agreed to by Cigna and Provider, failure to submit a claim within the time required does not invalidate or reduce any claim if it was not reasonably possible for the claimant to file the claim within that time, provided that the claim is submitted as soon as reasonably possible and in no event, except in the absence of legal capacity of the Participant, later than one year from the time submittal of the claim is otherwise required.

d.

Payor may recover claim overpayments made to Provider by making demands for refunds and by offsetting future payments. Any such recoveries may also include related interest payments that were made pursuant to the requirements of North Carolina law. Not less than 30 calendar days before Payor seeks overpayment recovery or offsets future payments, Payor shall give written notice to Provider including adequate specific information to identify the specific claim and the specific reason for the recovery. The recovery of overpayments or offsetting of future payments shall be made within the 2 years after the date of the original claim payment unless Payor has reasonable belief of fraud or other intentional misconduct by Provider, or Provider’s agents, or the claim involves a payment for the same service from a government payor.

ANC.AMD.NC.2014	04/15/2014T

e.

Chargemaster. Cigna shall provide such notice as required by applicable law, including but not limited to NCGS § 58-3-227, when making adjustments permitted by the Chargemaster provisions of the Agreement, or when conducting an audit permitted by the Chargemaster provisions of the Agreement.

f.

Sale of Business/Change in Management. Cigna shall provide such notice as required by applicable law, including but not limited to NCGS § 58-3-227 and 58-3-225, in response to a notice or failure to provide a notice required under the Agreement, when exercising rights under the Agreement to retroactively adjust reimbursements or initiate an overpayment recovery process.

(5)	Provider shall cooperate with Participant and Cigna in the implementation of Cigna’s Participant appeal procedure and shall assist Participant and Cigna in taking appropriate corrective action.

(6)

Throughout the term of the Agreement, Provider shall maintain at Provider’s expense general and professional liability coverage in a form and amount acceptable to Cigna ($$1,000,000.00 per occurrence and $$3,000,000.00 in the aggregate). Provider shall give Cigna written notice of any subsequent changes in the status of such insurance on a timely basis.

(7)

Nothing in the Agreement shall limit: (a) Cigna’s authority or responsibility to ensure Provider’s participation and compliance with Cigna’s Quality Management, Utilization Management, member grievance or other Administrative Guidelines; (b) the North Carolina Department of Insurance’s authority to monitor the effectiveness of Cigna’s Administrative Guidelines; (c) Cigna’s authority to sanction or terminate a Provider giving inadequate or poor quality care or failing to comply with Cigna’s Administrative Guidelines; or (d) Cigna’s obligation to comply with applicable law.

(8)

Upon termination of the Agreement or upon Cigna’s insolvency or cessation of operations, Provider shall continue to provide Covered Services to Participants for the duration of the period for which premium payment has been made. For Participants who are confined in an inpatient facility, Provider shall continue to provide Covered Services until the Participant is ready for discharge. Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement. Participants shall not be liable to Provider for any amounts owed for Covered Services provided during the period of continued care other than Copayments, Deductibles, or Coinsurance billed in accordance with the terms of the applicable Benefit Plan, or for non-covered services delivered on a fee-for-service basis to Participants. Provider shall also comply with all Cigna’s procedures in the transfer of Participants to other providers, including without limitation the transition of administrative duties and records.

ANC.AMD.NC.2014	04/15/2014T

This provision shall survive the termination of the Agreement, regardless of the cause giving rise to termination and shall be construed to be for the benefit of Participants. This provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and the Participant or persons acting on the Participant’s behalf insofar as such contrary agreement relates to liability for payment for services provided under the terms and conditions of the Agreement.

(9)	The entire Agreement includes the Addendum to Provider Agreement for the State of North Carolina, any amendments to the Agreement and any exhibits to the Agreement.

(10)

Provider’s duties and obligations under the Agreement shall not be assigned, delegated or transferred without the prior written consent of Cigna. Cigna, upon prior written notice to Provider, shall be entitled, but not obligated, to assign, delegate or transfer all or any part of its rights, benefits, duties, or obligations hereunder to any of its current or future subsidiaries or affiliates, or to any entity which succeeds its business through a sale, merger, or other similar transaction.

(11)

Notice Contact. Any notice required under the Agreement must be in writing and sent by United States mail, postage prepaid, to Cigna and you using the name or title and the address provided pursuant to the Notices section of the Agreement. Cigna may also notify you by sending an electronic notice with automatic receipt verification to your e-mail address if mutually agreed upon and provided pursuant to the Notices section of the Agreement. Either of us can change the name, title or address for notices by giving written notice of the change to the other in the manner just described.

(12)

Administrative Guidelines. In addition to the distribution of Administrative Guidelines as set forth in the Agreement, Cigna will provide its Administrative Guidelines in hard copy, CD or other electronic format, or by web posting, prior to the execution or amendment of the Agreement, and annually.

(13)

Amendments. In addition to the negotiated terms of the Material Adverse Change Amendments provision as set forth in the Agreement, Cigna shall send any contract amendment to the Notice Contact identified in the Agreement proposing to change any term of this Agreement which modifies a fee schedule, including terms incorporated by reference. No such contract amendment shall be conveyed by use of an electronic medium of communication. An amendment under this section shall be dated, labeled “Amendment,” signed by Cigna, and shall include an effective date. Provider shall have at least 60 days from the date of receipt to object to the proposed amendment. The amendment shall be effective upon Provider failing to object in writing within 60 days. Should Provider object, the amendment will not be effective, and Cigna shall be entitled to terminate the Agreement upon 60 days written notice.

ANC.AMD.NC.2014	04/15/2014T

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF NEW HAMPSHIRE

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of New Hampshire regarding provider contracts with providers rendering health care services in the State of New Hampshire. To the extent that such New Hampshire laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	Payor may not impose any retrospective denial of a previously paid claim or any part of that previously paid claim unless:

A.	Payor has provided the reason for the retrospective denial in writing to Provider; and

B.

The time that has elapsed since the date of payment of the previously paid claim does not exceed 18 months. The retrospective denial of a previously paid claim may be permitted beyond 18 months from the date of payment only for the following reasons:

(1)	The claim was submitted fraudulently;

(2)	The claim payment was incorrect because Provider or Participant was already paid for the health care services identified in the claim;

(3)	The health care services identified in the claim were not delivered by Provider;

(4)	The claim payment was for services covered by Title XVIII, Title XIX or Title XXI of the Social Security Act;

(5)	The claim payment is the subject of adjustment with another insurer, administrator or payor; or

(6)	The claim payment is the subject of legal action.

For purposes of this provision, “retrospective denial of a previously paid claim” means any attempt by Payor to retroactively collect payments already made to Provider with respect to a claim by requiring repayment of such payments, reducing other payments currently owed to Provider, withholding or setting off against future payments or reducing or affecting the future claim payments to Provider in any other manner.

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Cigna shall notify Provider at least 15 days in advance of the imposition of any retroactive denials of previously paid claims. Provider has 6 months from the date of notification under this provision to determine whether Participant has other appropriate insurance that was in effect on the date of service. Notwithstanding the terms of the Agreement, Cigna shall allow for the submission of a claim that was previously denied by another insurer because of Participant’s transfer or termination of coverage.

(2)

Provider agrees that in no event, including but not limited to nonpayment by Payor, Payor’s insolvency or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Participants or persons other than Payor for Covered Services.

(3)	Cigna shall not terminate or refuse to renew the Agreement, discriminate against or penalize Provider for participating in Participant’s internal grievance procedure or external review.

(4)

Provider is allowed a 60 day period from the postmarked date to review any proposed Agreement and any amendment to an existing Agreement, excluding those modifications that are expressly permitted under the existing Agreement. Failure to object in writing within the 60 day period shall be deemed to constitute acceptance of the proposed Agreement or amendment to the Agreement. However, if the terms, benefits and conditions of the Agreement must be changed to comply with applicable state or federal law or regulation, Provider shall continue to perform services under the Agreement as so modified.

(5)

Upon termination of the Agreement, Provider, at the option of Participant, shall continue to provide Covered Services for specific conditions for which a Participant was under Provider’s care at the time of such termination so long as Participant retains eligibility under a Benefit Plan, until the earlier of completion of such services, or the expiration of 60 days. Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement until 60 days following termination. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

(6)

Nothing in the Agreement shall be construed to require or obligate a provider who is employed by a hospital or any affiliate to refer patients to providers also employed or under contract with the hospital or any affiliate.

ANC.AMD.NH.2009	09/14/2009

ADDENDUM TO ANCILLARY SERVICES AGREEMENT

FOR THE STATE OF NEW JERSEY

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of New Jersey regarding provider contracts with providers rendering health care services in the State of New Jersey. To the extent that such New Jersey laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

A.	(1)

The definitions for Emergency Services, Medically Necessary or Medical Necessity, Generally Accepted Standards of Medical Practice, and Utilization Management, if any, shall comply with New Jersey laws and regulations to the extent applicable.

(2)	a. Cigna shall review and resolve issues raised by Provider relating to the provision of Covered Services to Participants.

b. Detailed information on Cigna’s Administrative Guidelines on the following topics is found in Cigna’s Hospital and Ancillary Facility Reference Guide:

Credentialing/Recredentialing

Service Standards

Provider Data Changes

Quality Management

Utilization Management

Member Rights and Responsibilities

c. If applicable, Provider shall follow clear procedures for granting admitting and attending privileges to physicians and shall notify Cigna when such procedures are no longer appropriate.

(3)

a. In the event Provider does not submit a claim within the number of days specified in the Agreement, Payor, in accordance with N.J.A.C. 11:22-1.6 shall reserve the right to deny payment or dispute the claim and Provider shall be prohibited from seeking payment in whole or in part directly from Participant. Where Provider is submitting a claim under an assignment of benefits from a Participant, Provider shall, in accordance with N.J.S.A. § 45:1-10.1 and N.J.A.C. 11:22-3.6, file the claim within 180 days of the last course of treatment.

ANC.AMD.NJ.2014	01/01/2014

b. Any fee-for-service amounts owing under the Agreement shall be paid within 30 calendar days following receipt of a claim or no later than the time established for the payment of claims in the Medicare program pursuant to 42 U.S.C. s.1395u(c) (2) (B), whichever is earlier, if the claim is submitted by electronic means, and no later than 40 calendar days following receipt if the claim is submitted by other than electronic means, if:

(i)	Provider is eligible at the date of service;

(ii)	the person who received the health care service was covered on the date of service;

(iii)	the claim is for a service or supply covered under the Benefit Plan;

(iv)

the claim is submitted with all the information requested by the Payor on the claim form or in other instructions that were distributed in advance to Provider or Participant in accordance with the provisions of section 4 of P.L. 2005, c.352 (C.17B:30-51); and

(v)	Payor has no reason to believe that the claim has been submitted fraudulently.

If all or a portion of the claim is not paid within the time frame provided in the paragraph above because:

(i)	the claim submission is incomplete because the required substantiating documentation has not been submitted to Payor;

(ii)	the diagnosis coding, procedure coding, or any other required information to be submitted with the claim is incorrect;

(iii)	Payor disputes the amount claimed; or

(iv)	there is strong evidence of fraud and Payor has initiated an investigation into the suspected fraud,

Payor shall notify Provider, by electronic means and the Participant in writing within 30 days of receiving an electronic claim, or notify the Participant and Provider in writing within 40 days of receiving a claim submitted by other than electronic means that:

(i)	the claim is incomplete with a statement as to what substantiating documentation is required for adjudication of the claim;

(ii)	the claim contains incorrect information with a statement as to what information must be corrected for adjudication of the claim;

(iii)	the Payor disputes the amount claimed in whole or in part with a statement as to the basis of that dispute; or

(iv)

the Payor finds there is strong evidence of fraud and has initiated an investigation into the suspected fraud in accordance with its fraud prevention plan established pursuant to section 1 of P.L.1993, c.362 (C.17:33A-15), or referred the claim, together with supporting

ANC.AMD.NJ.2014	01/01/2014

documentation, to the Office of the Insurance Fraud Prosecutor in the Department of Law and Public Safety established pursuant to section 32 of P.L.1998, c.21 (C.17:33A-16).

If all or a portion of an electronically submitted claim cannot be adjudicated because the diagnosis coding, procedure coding or any other data required to be submitted with the claim was missing, Payor shall electronically notify Provider or Provider’s agent within 7 days of that determination and request any information required to complete adjudication of the claim.

Any portion of a claim that meets the criteria established in the first paragraph of this subsection b. shall be paid in accordance with the time limit established in the first paragraph of this subsection b.

Payor shall acknowledge receipt of a claim submitted by electronic means from Provider, no later than 2 working days following receipt of the transmission of the claim.

If payment is withheld on all or a portion of a claim pursuant to the reasons stated above, the claim payment shall be overdue if not remitted to Provider or Provider’s agent on or before 30 calendar days or the time limit established by the Medicare program, whichever is earlier, for claims submitted by electronic means and 40 calendar days for claims submitted by other than electronic means, following receipt by the Payor of the required documentation or information or modification of an initial submission.

If payment is withheld on all or a portion of a claim pursuant to the reasons stated above and Provider is not notified within the time frames provided, the claim shall be deemed to be overdue.

An overdue payment shall bear simple interest at the rate of 12% per annum. The interest shall be paid to Provider at the time the overdue payment is made.

c. With the exception of claims that were submitted fraudulently or submitted by health care providers that have a pattern of inappropriate billing or claims that were subject to coordination of benefits, Payor shall not seek reimbursement for overpayment of a claim previously paid pursuant to this section later than 18 months after the date the first payment on the claim was made. Payor shall not seek more than one reimbursement for overpayment of a particular claim. At the time the reimbursement request is submitted to Provider, Payor shall provide written documentation that identifies the error made by Payor in processing or payment of the claim that justifies the reimbursement request. No Payor shall base a reimbursement request for a

ANC.AMD.NJ.2014	01/01/2014

particular claim on extrapolation of other claims, except under the following circumstances:

(a)	in judicial or quasi-judicial proceedings, including arbitration;

(b)	in administrative proceedings;

(c)	in which relevant records required to be maintained by Provider have been improperly altered or reconstructed, or a material number of relevant records are otherwise unavailable; or

(d)

in which there is clear evidence of fraud by Provider and Payor has investigated the claim in accordance with its fraud prevention plan, and referred the claim, together with supporting documentation, to the Office of the Insurance Fraud Prosecutor.

d. Cigna will not retroactively deny reimbursement for a Covered Service provided to a Participant on grounds which contradict the written or oral authorization of Cigna or its agents to Provider reasonably relied upon by Provider prior to providing the service to the Participant, except in cases where there was material misrepresentation or fraud. Payor will be liable only for those specific services which are provided to a Participant and which were authorized and no additional services rendered without specific authorization.

e. Provider shall not seek reimbursement from Payor or Participant for underpayment of a claim submitted pursuant to this section later than 18 months from the date the first payment on the claim was made, except if the claim is the subject of an appeal submitted pursuant to section 1. of the Dispute Resolution section of the Agreement set forth in item (10) below, or the claim is subject to continual claims submission. Provider shall not seek more than one reimbursement for underpayment of a particular claim.

f. Claims will be paid in accordance with the requirements of N.J.S.A. 26:2J-8.1, N.J.S.A. 17B:26-9.1, N.J.S.A. 17B:27-44.2, and N.J.A.C. 11:4-28.7, as may be amended from time to time.

g. Cigna shall give written notice to Provider of any amount Provider inappropriately collected from Participant and Provider shall have 30 days from the date of receipt of the written notice to appeal such determination.

h. If Provider fails to reimburse Participant for any amount Provider inappropriately collected from Participant, Cigna may elect to withhold

ANC.AMD.NJ.2014	01/01/2014

compensation amounts from future compensation payments otherwise due to Provider. Cigna shall provide Provider with written notice and full disclosure of the funds withheld prior to such deduction.

i. To resolve disputes relating to the payment of provider claims see the Dispute Resolution section of the Agreement set forth in item (10) below.

(4)

Provider and Cigna shall cooperate to facilitate timely and appropriate information and record exchanges necessary for Quality Management, Utilization Management, peer review or other programs required for Cigna’s operation or in connection with the provision of health care services to Participants.

(5)	In no event shall Cigna retaliate against Participants or Provider because of complaints or appeals on behalf of a Participant.

(6)	Provider shall maintain professional liability coverage in an amount sufficient for Provider’s anticipated risk but no less than $1,000,000 per occurrence and $3,000,000 in the aggregate per year.

(7)	a. Provider shall not be penalized or the Agreement terminated by Cigna because Provider acts as an advocate for the Participant in seeking appropriate, medically necessary health care services.

b. Provider shall not be penalized or the Agreement terminated by Cigna because Provider appeals a coverage determination or files a complaint against Cigna.

(8)	Any provision of the Agreement which conflicts with state or Federal law(s) or regulation(s) is hereby amended to conform to the requirements of such law(s) or regulation(s).

(8.1)	In addition to the obligations set forth in the Agreement governing amendments to the Agreement:

a. Any adverse change or amendment during the term of the Agreement shall be made in accordance with the terms of the Agreement only upon 90- days’ notice prior to the effective date of the change or amendment or as otherwise specified by N.J.A.C. § 11:24C-4.3(d) as may be amended from time to time. If Provider declines to accept the amendment, Provider may terminate by providing notice in advance of the effective date.

b. If applicable, no adverse change may be made to the terms of the Agreement upon its automatic renewal. Any such change shall be made to the

ANC.AMD.NJ.2014	01/01/2014

Agreement as set forth above either before or after renewal. Notwithstanding any timeframe set forth in the Agreement governing amendments to the Agreement, no adverse change may be made to the Agreement without sufficient advance notice to permit Provider to terminate the Agreement in advance of the effective date of the change.

c. Adverse change or amendment shall mean any action taken by Cigna that could reasonably be expected to have a material adverse impact on either the aggregate level of payment to a health care provider or the administrative expenses incurred by the provider in complying with the change, or as otherwise defined by N.J.A.C. § 11:24C-4.2 as may be amended from time to time. Such changes attributable to a Third Party, including a health care provider, over which Cigna has no control, and such changes as identified in applicable state laws or regulations, are not adverse changes.

(9)

Regardless of which party terminates the Agreement, or the reasons for the termination, Provider and Cigna shall abide by the terms of the Agreement, including reimbursement terms, for 4 months following the date of the termination. Provider has no obligation to provide, and Cigna has no obligation to reimburse at the contracted rate, services which are not Medically Necessary to be provided on and after the 31st day following the date of termination.

(10)	Dispute Resolution

1.

(a) To resolve disputes relating to the payment of provider claims under Health Benefit Plans as defined in N.J.S.A. 17B:30-50 but not including appeals to resolve disputes pertaining to medical necessity which are eligible to be submitted to the Independent Health Care Appeals Program established pursuant to section 11 of P.L. 1997, c. 192 (C.26:2S- 11):

In the event that Provider has a dispute with respect to a claim, the dispute shall be submitted for review and resolution to the Cigna designee identified by Cigna in Cigna’s explanation of payment, or by calling 1.800.Cigna24. Provider must submit a written request for a review of a claim dispute within 90 calendar days of the date of the initial explanation of payment on an appeal form prescribed by the Commissioner of Banking and Insurance which shall describe the type of substantiating documentation that must be submitted with the form. The appeal form is available at: http://www.state.nj.us/dobi/chap352/352genapplication.doc

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The internal review shall be conducted at no cost to Provider and Provider shall be notified of the determination on or before the 30th calendar day following receipt of the appeal form.

The written decision shall include:

(i)	The names, titles and qualifying credentials of the persons participating in the internal review;

(ii)	A statement of Provider’s grievance;

(iii)	The decision of the reviewers along with a detailed explanation of the contractual and/or medical basis for such decision;

(iv)	A description of the evidence or documentation which supports the decision; and

(v)	If the decision is adverse, notice of the right to have the decision submitted to arbitration as provided below.

If the appeal is resolved in favor of Provider, Payor must pay the amount owed, plus interest at 12% per year, on or before the 30th calendar day following Provider’s notification of the determination on the appeal. If Provider is not notified of the determination of the appeal within 30 days, Provider may refer the dispute to arbitration as provided in this section 1.

(b) Any dispute regarding the determination of an internal appeal conducted pursuant to subsection (a) above may be referred to arbitration as provided in this section 1. The Commissioner of Banking and Insurance has contracted with MAXIMUS, Inc. to conduct the arbitration proceedings. Information is available at: http://www.state.nj.us/dobi/chap352/352implementnotice.html Any party may initiate an arbitration proceeding on or before the 90th calendar day following the receipt of the determination which is the basis of the appeal, on a form prescribed by the Commissioner of Banking and Insurance. No dispute shall be accepted for arbitration unless the payment amount in dispute is $1,000 or more, except that Provider may aggregate disputed claim amounts for the purposes of meeting such threshold requirement. No dispute pertaining to medical necessity which is eligible to be submitted to the Independent Health Care Appeals Program established pursuant to section 11 of P.L. 1997, c. 192 (C.26:2S-11) shall be the subject of arbitration pursuant to this section 1.

(c) The arbitrator shall conduct the arbitration proceedings pursuant to the rules of the arbitration entity, including rules of discovery subject to confidentiality requirements established by State or federal law.

ANC.AMD.NJ.2014	01/01/2014

(d) An arbitrator’s determination shall be:

(i)	signed by the arbitrator;

(ii)

issued in writing, in a form prescribed by the Commissioner of Banking and Insurance, including a statement of the issues in dispute and the findings and conclusions on which the determination is based; and

(iii)	issued on or before the 30th calendar day following the receipt of the required documentation.

The arbitration shall be nonappealable and binding on all the parties to the dispute.

(e) If the arbitrator determines that Payor has withheld or denied payment in violation of the provisions of this section, the arbitrator shall order Payor to make payment of the claim, together with accrued interest, on or before the 10th business day following the issuance of the determination. If the arbitrator determines that Payor has withheld or denied payment on the basis of information submitted by Provider and Payor requested, but did not receive, this information from Provider when the claim was initially processed by Payor or reviewed under internal appeal pursuant to subsection (a) above, Payor shall not be required to pay any accrued interest.

(f) If the arbitrator determines that Provider has engaged in a pattern and practice of improper billing and a refund is due to Payor, the arbitrator may award a refund, including interest accrued at the rate of 12% per year. Interest shall begin to accrue on the day the appeal was received for resolution through the internal appeals process established pursuant to subsection (a) above.

(g) The arbitrator shall file a copy of each determination with and in the form prescribed by the Commissioner of Banking and Insurance.

2. To resolve disputes with respect to a termination and for claim disputes with respect to ASO Participants, but not including appeals to resolve disputes pertaining to medical necessity which are eligible to be submitted to the Independent Health Care Appeals Program established pursuant to section 11 of P.L. 1997, c. 192 (C.26:2S-11):

In the event that Provider has a dispute with respect to a claim or a termination, the dispute shall be submitted for review and resolution to the Cigna designee identified by Cigna in Cigna’s explanation of payment or termination letter, as applicable (the “First Level Review”). Provider must submit a request for a First Level Review of a payment dispute within 180 days of the date of the initial explanation of payment and a request for a First Level

ANC.AMD.NJ.2014	01/01/2014

Review of a termination dispute within 30 days of the date of the termination letter. If Provider is not satisfied with the resolution at the First Level Review, Provider may submit the matter for a second level review to the Cigna designee identified in the First Level Review decision letter (the “Second Level Review”). Provider must submit a request for a Second Level Review within 60 days of the date of the letter communicating the First Level Review decision. The Second Level Review decision will be binding on Cigna and Provider if the resolution is accepted by Provider.

If the Second Level Review is adverse Provider may have the decision submitted to arbitration pursuant to the arbitration process set forth in the Agreement and the Administrative Guidelines. Provider must submit a request for arbitration within 12 months of the date of the letter communicating the Second Level Review decision.

3. Disputes regarding a claim or a termination that are not resolved through the process described in section 2. above and any other dispute between the parties regarding the performance or interpretation of the provider agreement may be resolved by arbitration between the parties pursuant to the arbitration process set forth in the Agreement and the Administrative Guidelines. Either party may initiate arbitration by providing written notice to the other party. If Provider initiates arbitration, Provider must submit a request for arbitration to:

Cigna HealthCare

National Appeals Unit

P.O. Box 37963

Charlotte, NC 28237

4. In addition to the above, for disputes concerning the application of Cigna’s coding and payment rules and methodologies to patient specific factual situations, Provider should consult Cigna’s website for details regarding a billing dispute resolution process that may be applicable and that Provider may be entitled to elect in lieu of arbitration.

(12)

The Agreement may permit Cigna to enter into agreements with third parties (PPOs, ODSs, and any such other entities to which Cigna may lease its networks) that allow third parties to obtain Cigna’s contracting entity rights and responsibilities under the Agreement as if the Third Party is the contracting entity. To the extent that the terms of the Agreement allow a Third Party access the Agreement, the rights of the Third Party to access discounted rates shall cease upon termination of the Agreement.

ANC.AMD.NJ.2014	01/01/2014

B.	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

(1)

Provider shall hold Participant harmless for the cost of Covered Services, whether or not Provider believes its compensation for such Covered Service from Payor is made in accordance with the reimbursement provisions of the Agreement, or is otherwise inadequate.

(2)

In the event of Cigna’s insolvency, Covered Services to Participants who are confined in an inpatient facility on the date of the declaration of insolvency shall continue until the Participant’s discharge from the facility or the expiration of the Participant’s benefits, whichever occurs first.

ANC.AMD.NJ.2014	01/01/2014

ADDENDUM TO PROVIDER AGREEMENT

FOR THE STATE OF NEW MEXICO

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as the “Provider”) to comply with legislative and regulatory requirements of the State of New Mexico regarding provider contracts with providers rendering health care services in the State of New Mexico. To the extent that such New Mexico laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1) In addition to the requirements set forth in the Agreement, Provider agrees that in no event, including but not limited to non-payment by Cigna or Payor, insolvency of Cigna or Payor, or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek remuneration or reimbursement from, or have any recourse against, a Participant or covered person, or person acting on behalf of the covered person, for health care services provided pursuant to the Agreement. This does not prohibit Provider from collecting co-insurance, deductibles, or copayments as specifically provided in the benefit plan, or fees for uncovered health care services delivered on a fee-for-service basis to persons referenced above, nor from any recourse against the Cigna or Payor or their successors. The requirements of this provision shall survive the termination of the Agreement regardless of the reason for the termination, including the insolvency of Cigna or Payor.

(2) In addition to the obligations and requirements set forth in the Agreement, Provider will comply with the Administrative Guidelines including, but not limited to, policies and programs contained therein with respect to payment systems, utilization review, quality assessment and improvement programs, credentialing, confidentiality requirements, and any applicable federal or state programs.

(3) In addition to the obligations and requirements set forth in the Agreement, and in accordance with applicable state laws and regulations, Provider will notify Cigna not more than ten (10) days after the Provider’s receipt of notice of any reduction or cancellation of professional liability and malpractice insurance.

(4) Provider shall, in accordance with applicable state laws and regulations, observe, protect, and promote the rights of Covered Persons as patients.

STATE.AMD.NM.2011	10/01/2011

(5) In addition to the obligations and requirements set forth in the Agreement, if any, and in accordance with applicable state laws and regulations, Cigna shall provide interpreters for limited English proficient individuals and interpretive services for patients who qualify under the Americans with Disabilities Act; such interpretive services will be made available to Provider’s office at no cost to Provider.

(6) Terms used in the Agreement that are defined by state statutes and division regulations will be used in the Agreement in a manner consistent with any state definitions.

(7) In addition to the obligations and requirements set forth in the Agreement, and in accordance with applicable state laws and regulations, should Payor fail to pay Provider for Covered Services within forty-five days after receipt of a clean claim, as defined by applicable laws and regulations, Payor shall be liable for the amount due and unpaid with interest on that amount at the rate established annually by the superintendent.

(8) “Clean Claim” means a manually or electronically submitted claim that contains all the required data elements necessary for accurate adjudication without the need for additional information from outside of Cigna or Payor’s system and contains no deficiency or impropriety, including lack of substantiating documentation currently required by Cigna or Payor, or particular circumstances requiring special treatment that prevents timely payment from being made by Cigna or Payor.

(9) In addition to the obligations and requirements set forth in the Agreement, and in accordance with applicable state laws and regulations, Payor shall make any retroactive adjustments for overpayment within 18 months absent Provider miscoding, claim submission error, suspected fraud and abuse, or retroactive adjustments required by federal or state agencies.

(10) In addition to the obligations and requirements set forth in the Agreement, and in accordance with applicable state laws and regulations, if the Agreement is terminated without cause, Provider shall continue to provide Covered Services for a Participant to continue an ongoing course of treatment for a transitional period as set forth in the Administrative Guidelines; the transition period for a Participant who is in the third trimester of pregnancy at the time of termination shall include the provision of postpartum care directly related to the delivery. Authorization for continuing care shall be subject to Provider’s agreement to accept reimbursement at the rates applicable prior to the commencement of continued care as payment in full, adherence to Cigna’s policies and procedures and quality assurance program, and agreement to provide medically necessary information related to continued care.

STATE.AMD.NM.2011	10/01/2011

ADDENDUM TO ANCILLARY SERVICES AGREEMENT FOR THE STATE OF NEVADA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Nevada regarding provider contracts with providers rendering health care services in the State of Nevada. To the extent that such Nevada laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans. This Addendum shall supersede any previous state mandate amendments to the Agreement.

1.	Definitions. Unless otherwise defined in the Agreement, the following terms shall have the meaning set forth below.

(1.1)

Material Change or Material Adverse Change shall mean a change that could reasonably be expected to have a material adverse impact on the aggregate level of payment by Cigna or Payor to Provider for Covered Services under this Agreement, or on Provider’s administration of their services.

(1.2)

Timely Notice shall mean the timeframe or timeframes established by the parties for prior written notice of an amendment to the agreement as set forth in the Material Adverse Change Amendments, or any other provisions of the Agreement governing changes or amendments to the Agreement.

2.

In addition to the obligations set forth in the Material Adverse Change Amendments and All Other Amendments provisions of the Agreement, and to the extent permitted or required by applicable state law:

Cigna may amend this Agreement by providing 45 days’ prior written notice to Provider of the modification or amendment of the schedule of payments, including any changes to the fee schedule applicable to Provider’s practice. Failure of Provider to object in writing to any such proposed amendment within 45 days following receipt of notice shall constitute Provider’s acceptance thereof. Timely written notification of rejection of such proposed amendment to Cigna means that this Agreement shall remain in force without the proposed amendment.

Except as provided above, Amendments to this Agreement shall be agreed to in writing by Cigna and Provider.

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3.	The Services Upon Termination provision of the Agreement is hereby deleted and replaced with the following:

Except in cases where termination of this Agreement was due to medical incompetence or professional misconduct, Practitioner shall, if the Practitioner and Participant agree, continue to provide Covered Services for specific conditions for which a Participant was under Practitioner’s care at the time of such termination until the later of:

a)	the 120th day after the date the contract is terminated; or

b)	if the medical condition is pregnancy, the 45th day after:

1)	the date of delivery; or

2)	if the pregnancy does not end in delivery, the date of the end of the pregnancy.

During the continuation period under this section: (1) the parties shall be bound by the terms and conditions of the Agreement; (2) Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement; and (3) Provider is prohibited from billing Participants for any amounts in excess of the Participant’s applicable Coinsurance, Copayments or Deductibles. Provider has no obligation under the Agreement to continue to provide services to individuals who cease to be Participants.

3.1

In the event of Cigna’s insolvency or the insolvency of any applicable intermediary, or in the event of any other cessation of Cigna’s operations or the operations of any applicable intermediary, Provider must continue to deliver health care services covered by the network plan, as defined by applicable state law, to a Participant without billing Participant for any amount other than coinsurance, deductibles or copayments, as specifically provided in the evidence of coverage, until the earlier of: the date of the cancellation of Participant’s coverage under the network plan pursuant to applicable state law, including, without limitation, any extension of coverage provided pursuant to the terms of the contract between Participant and Cigna, and applicable state continued medical treatment (continuity of care) laws, or any applicable federal law for Participants who are in an active course of treatment or totally disabled; or the date on which the contract between the Cigna and Provider would have terminated if the health carrier or intermediary, as applicable, had remained in operation, including, without limitation, any extension of coverage provided pursuant to the terms of the contract between the Participant and Cigna, and applicable state laws, or any applicable federal law for Participants who are in an active course of treatment or totally disabled.

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4.	The How this Agreement Can Be Terminated provision of the Agreement is amended as follows:

Either of us can terminate this Agreement at any time by providing at least 90 days advance written notice.

4.1.	The How this Agreement Can Be Terminated provision of the Agreement is amended by adding the following:

Cigna shall not terminate this Agreement, refuse to contract with, or refuse to compensate you because you in good faith advocate in private or in public on behalf of a Participant, assist a Participant in seeking reconsideration of a decision to deny coverage for a health care service, or report a violation of law to an appropriate authority.

5.	Disclosure of Fee Schedules.

Cigna shall provide the schedule of payments, including any changes to the fee schedule applicable to Provider’s practice, if requested at the time the Agreement is executed and at any other time within 7 days upon receipt of Provider’s request.

6.	The following provisions shall, to the extent required by applicable law, replace and supersede the Section of the Agreement entitled Limitations on Billing Participants:

Limitations on Billing Participants. Provider agrees that in no event, including but not limited to nonpayment by Payor, Payor’s insolvency or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Participants or persons other than the applicable Payor for Covered Services or for any amounts denied or not paid under this Agreement due to Provider’s failure to comply with the requirements of Cigna’s or its designee’s Utilization Management Program or other Administrative Guidelines, or failure to file a timely claim or appeal. This provision does not prohibit collection of any applicable Copayments, Coinsurance and Deductibles, as specifically provided in the evidence of coverage. This provision survives termination of this Agreement, is intended to be for the benefit of Participants, and supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and a Participant or persons acting on the Participant’s behalf. Modifications to this section will become effective no earlier than the date permitted by applicable law.

This provision does not prohibit collection of fees for uncovered services delivered on a fee-for-service basis to Participants.

NV.ANC.AMD.2017	07/01/2017

This provision does not prohibit Provider and a Participant from agreeing to continue health care services solely at the expense of the Participant, as long as Provider has clearly informed the Participant that Cigna may not cover or continue to cover a specific health care service or health care services. Except as provided herein, this Agreement does not prohibit Provider from pursuing any available legal remedy.

7.

Provisions included in this Agreement to comply with the requirements set forth in Sections 3.1 and 6 shall be construed in favor of the covered person, shall survive the termination of the contract regardless of the reason for the termination, including, without limitation, the insolvency of the health carrier or any applicable intermediary, and shall supersede any oral or written contrary agreement between a participating provider of health care and a covered person or the representative of a covered person if the contrary agreement is inconsistent with provisions included in the contract to comply with the requirements set forth in applicable state law.

8.

Cigna will provide written notice to Provider as soon as practicable in the event that a court determines Cigna or any applicable intermediary to be insolvent, or of any other cessation of operations of Cigna or any applicable intermediary.

9.

In addition to the requirements of the Agreement governing Participant health records, Provider shall make health records available to appropriate state and federal authorities involved in assessing the quality of care or investigating the grievances or complaints of Participants, and to comply with the applicable state and federal laws related to the confidentiality of medical and health records and Participant’s right to see, obtain copies of or amend their medical and health records.

10.	Neither Cigna nor Provider may assign or delegate the rights and responsibilities of either party under the contract without the prior written consent of the other party.

11.

In addition to the requirements of the Agreement governing standards of care, Provider is responsible for furnishing Covered Services to all Participants without regard to the participation of the Participant in a network plan (as defined by applicable law) as a private purchaser of the network plan or as a participant in a publicly financed program of health care services.

NV.ANC.AMD.2017	07/01/2017

12.

In addition to the requirements of the Agreement governing Services Upon Termination, for services rendered subsequent to Provider’s termination of the Agreement to a Participant who had obtained prior authorization for such services prior to the termination of the Agreement, coverage for Covered Services provided to any such Participant will be at the rate negotiated before Provider terminated the Agreement and at no additional cost to the Participant, in accordance with the terms of the Participant’s Benefit Plan.

13.

Cigna shall, in a timely manner, upon request from Provider or upon any change to the status or inclusion of Provider, inform Provider of the status as a provider of health care in a network plan and the status and inclusion of Provider on any list maintained by Cigna.

NV.ANC.AMD.2017	07/01/2017

[ADDENDUM #2 TO ANCILLARY SERVICES AGREEMENT

FOR THE STATE OF NEVADA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Nevada regarding arbitration provisions, including but not limited to Nev. Rev. Stat. Ann. § 597.995 (Chapter 166 of the Laws of 2013).

Provider acknowledges by the signature below that Provider has affirmatively agreed to the arbitration provisions set forth in the Agreement.

AGREED AND ACCEPTED BY:

Connecticut General Life Insurance Company:	Provider:

By:	By:

Name:	Name:

Title:	Title:

Date Signed:	Date Signed: ]

NV.ANC.AMD.2017	07/01/2017

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF NEW YORK

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as the “Provider”) to comply with legislative and regulatory requirements of the State of New York regarding provider contracts with providers rendering health care services in the State of New York. To the extent that such New York laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)

To the extent permitted by Insurance Law § 3217-b, either party may seek resolution of a dispute arising pursuant to the payment terms of the Agreement through a proceeding under article seventy-five of the civil practice law and rules.

(2)

To the extent required by Insurance Law § 3224-a, the parties agree to the following. Provider shall initially submit a claim within 120 days after the date of service unless a longer time period is permitted under the Agreement and applicable law. Cigna or Payor shall permit Provider to request reconsideration of a claim that is denied exclusively because it was submitted untimely if Provider can demonstrate that non- compliance was a result of an unusual occurrence and that Provider has a pattern or practice of submitting claims in compliance with timely submission requirements. Cigna or Payor may reduce the reimbursement due for an untimely claim by an amount not to exceed twenty five percent of the amount that would have been paid had the claim been submitted in a timely manner. Cigna or Payor may deny the claim in full for a claim submitted 365 days after the date of service.

(3)

To enable compliance with legislative and regulatory requirements of the State of New York regarding insurer provider network disclosures to insureds set forth by Insurance Law § 3217-a(a)(17) as may be amended from time to time, a physician will, in addition to the provider directory requirements found in the Administrative Guidelines, provide to Cigna board certifications, languages spoken and any affiliations with participating hospitals, in writing or as specified in the Administrative Guidelines. Physician will also notify Cigna in writing or as specified in the Administrative Guidelines in advance of any change in any affiliations with participating hospitals.

MASTER.AMD.NY.2015	12/01/2015

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF OHIO

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Ohio regarding provider contracts with providers rendering health care services in the State of Ohio. To the extent that such Ohio laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(A)	(1)	Provider shall be duly licensed in the State of Ohio.

(2) Upon request, Cigna or its designee shall notify Provider of Covered Services, including any limitations or conditions thereon, in writing and/or telephonically.

(3)	(a)

Pursuant to Section 3963.03 (A)(1)(a)(ii) of the Ohio Revised Code, information pertinent to the fee schedule of procedure codes reasonably expected to be billed by Provider for services provided and the associated payment or compensation for each procedure code is available at www.Cignaforhcp.com.

(b) Pursuant to Section 3963.03 (A)(1)(a)(iii) of the Ohio Revised Code, information pertinent to the effect, if any, on payment or compensation if more than one procedure code applies to the service is available at www.Cignaforhcp.com.

(c) Pursuant to Section 3963.03 (A)(2) of the Ohio Revised Code, the identity of the contracting entity or payer responsible for the processing of Provider’s compensation or payment is available at www.Cignaforhcp.com.

(4) The Agreement may permit network rental arrangements which allow the selling, renting, or giving the contracting entity’s rights to the services of the Participating Provider, to a Third Party (including other preferred provider organizations), and the Third Party accessing the Participating Provider’s services is any of the following:

(a) A payer or a Third-Party administrator or other entity responsible for administering claims on behalf of the payer;

(b) A preferred provider organization or preferred provider network that receives access to the Participating Provider’s services pursuant to an arrangement with the preferred provider organization or preferred provider network in a contract with the Participating Provider that is in compliance with

ANC.AMD.OH.2008	06/25/2008T

Section 3963.02 (A)(1)(c) of the Ohio Revised Code, and is required to comply with all of the terms, conditions, and affirmative obligations to which the originally contracted primary participating provider network is bound under its contract with the Participating Provider, including, but not limited to, obligations concerning patient steerage and the timeliness and manner of reimbursement; or

(c) An entity that is engaged in the business of providing electronic claims transport between the contracting entity and the payer or third-party administrator and complies with all of the applicable terms, conditions, and affirmative obligations of the contracting entity’s contract with the Participating Provider including, but not limited to, obligations concerning patient steerage and the timeliness and manner of reimbursement.

(5) Cigna or its designee may recover overpayments if the recovery process is initiated not later than 2 years after the payment was made to Provider. Cigna or its designee shall inform Provider of its determination of overpayment by providing notice in accordance with Section 3901.388(C) of the Ohio Revised Code. Cigna or its designee shall give Provider an opportunity to appeal the determination. If Provider fails to respond to the notice sooner than 30 days after the notice is made, elects not to appeal the determination, or appeals the determination but the appeal is not upheld, Cigna or its designee may initiate recovery of the overpayment. Such recovery may include deducting the amount of the overpayment from other payments owed to Provider or by taking action pursuant to any other remedy available under the Ohio Revised Code. Cigna shall permit Provider to repay the amount by making one or more direct payments to Cigna or its designee or by having the amount deducted from other payments owed to Provider.

(6) Provider shall give Cigna 10 days prior written notice of cancellation, reduction or termination of general and professional liability insurance.

(7)	(a) Cigna shall provide Provider with at least 90 days written notice of the effective date of a Material Amendment to the Agreement.

“Material Amendment” means an amendment to an Agreement that: a) decreases the provider’s payment or compensation; b) changes the administrative procedures in a way that may reasonably be expected to significantly increase the provider’s administrative expense; or c) adds a new category of coverage.

A Material Amendment does not include: (a) a decrease in payment or compensation resulting solely from a change in a published fee schedule upon which the payment or compensation is based and the date of applicability is clearly identified in the Agreement; (b) a decrease in payment or compensation that was anticipated under the terms of the Agreement, if the amount and date

ANC.AMD.OH.2008	06/25/2008T

of applicability of the decrease is clearly identified in the Agreement; (c) an administrative change that may significantly increase the provider’s administrative expense, the specific applicability of which is clearly identified in the Agreement; (d) changes to an existing prior authorization, precertification, notification, or referral program that do not substantially increase the provider’s administrative expense; (e) changes to an edit program or to specific edits, if the provider is provided notice of the changes pursuant to division (A) (1) of Section 3963.04 of the Ohio Revised Code and the notice includes information sufficient for the provider to determine the effect of the change; or (f) changes to the Agreement described in division (B) of Section 3963.04 of the Ohio Revised Code.

If Provider objects in writing to the Material Amendment within 15 days of receipt and there is no resolution of the objection, Cigna or Provider may terminate the Agreement upon written notice to the other party but no later than 60 days prior to the effective date of the Material Amendment.

If Provider does not object to the Material Amendment within 15 days of receipt, the change shall be effective as specified in the notice.

(b) If an amendment to the Agreement is not a Material Amendment, Cigna shall provide Provider notice of the amendment at least 15 days prior to the effective date of the amendment.

(c) Subsections (a) and (b) above shall not apply if the delay caused by compliance with the requirements could result in imminent harm to a Participant, if the Material Amendment to the Agreement is required by state or federal law, rule, or regulation, or if Provider affirmatively accepts the Material Amendment in writing and agrees to an earlier effective date than otherwise required for such Material Amendment.

In addition, subsections (a) and (b) above shall not apply under any of the following circumstances:

(i) Provider’s payment or compensation is based on the current Medicaid or Medicare provider fee schedule, and the change in payment or compensation results solely from a change in that provider fee schedule.

(ii) A routine change or update of the Agreement is made in response to any addition, deletion, or revision of any service code, procedure code, or reporting code, or a pricing change is made by any Third Party source.

“Service code, procedure code, or reporting code” means the current procedural terminology (CPT), current dental terminology (CDT), the

ANC.AMD.OH.2008	06/25/2008T

healthcare common procedure coding system (HCPCS), the international classification of diseases (ICD), or the drug topics Redbook average wholesale price (AWP).

“Third Party source” means the American Medical Association, American Dental Association, the Centers for Medicare and Medicaid Services, the National Center for Health Statistics, the Department of Health and Human Services Office of the Inspector General, the Ohio Department of Insurance, or the Ohio Department of Job and Family Services.

(d) Notwithstanding anything in this section, Cigna may modify the Agreement by operation of law as required by any applicable state or federal law, rule, or regulation.

(8) In the event of termination of the Agreement and to the extent applicable, the provisions of Section 3963.02 (E) of the Ohio Revised Code shall apply.

(9) Notwithstanding anything to the contrary set forth in the Agreement, Section 1753.09 of the Ohio Revised Code applies to the termination of a Participating Provider’s Agreement for any of the causes described in divisions (A), (D), and (F) (1) and (2) of Section 1753.09 of the Revised Code.

(10) Notices required under this Agreement shall be in writing and shall be deemed to have been duly given a) on the date of service if served personally on the party to whom notice is to be given; b) on the date of delivery if sent via overnight courier to the party to whom notice is to be given and properly addressed as specified in the Agreement; c) with respect to notifications of termination of this Agreement, on the third day after deposit in the United States mail, if mailed via certified mail, postage prepaid, and properly addressed as specified in the Agreement; d) with respect to notifications other than notifications of termination, on the third day after deposit in the United States mail, if mailed postage prepaid and properly addressed as specified in the Agreement; or e) with respect to notifications by Cigna other than notifications of termination, on the date Cigna sends an electronic notice to Provider with an automatic receipt verification to Provider’s e-mail address as specified in the Agreement.

(11)

(a) When the arbitration issues are limited to issues that only concern the enforcement of the contract rights conferred by Section 3963.02, divisions (A) and (D) of Section 3963.03, and Section 3963.04 of the Ohio Revised Code, the arbitrator may award reasonable attorney’s fees and costs for arbitration relating to the enforcement of this section to the prevailing party.

(b) A party shall not simultaneously maintain an arbitration proceeding as described in division (F)(1) of Section 3963.02 of the Ohio Revised Code and

ANC.AMD.OH.2008	06/25/2008T

pursue a complaint with the Superintendent of Insurance to investigate the subject matter of the arbitration proceeding. However, if a complaint is filed with the Department of Insurance, the Superintendent of Insurance may choose to investigate the complaint or, after reviewing the complaint, advise the complainant to proceed with arbitration to resolve the complaint. The Superintendent of Insurance may request to receive a copy of the results of the arbitration. If the Superintendent of Insurance notifies an insurer or a health insuring corporation in writing that the superintendent has initiated a market conduct examination into the specific subject matter of the arbitration proceeding pending against that insurer or health insuring corporation, the arbitration proceeding shall be stayed at the request of the insurer or health insuring corporation pending the outcome of the market conduct investigation by the superintendent.

(B)

With respect to Covered Services rendered to Participants covered under a Benefit Plan insured by a Health Insuring Corporation (as that term is defined under Ohio law), the following provisions shall apply:

(1) The definition for Emergency Services, if any, shall comply with Ohio laws and regulations to the extent applicable.

(2) In the event of Cigna’s insolvency or discontinuance of operations: (1) Provider shall continue to provide Covered Services to Participants as needed to complete any Medically Necessary procedures commenced but unfinished at the time of such insolvency or discontinuance of operations (the completion of Medically Necessary procedures shall include the rendering of all Covered Services that constitute Medically Necessary follow-up care for that procedure); and (2) if a Participant is receiving necessary inpatient care at a hospital, Provider shall continue to provide such care until the earlier of the following: (a) the day the Participant is discharged from the hospital, (b) the day the Participant’s attending physician determines that such inpatient care is no longer medically indicated, (c) the day the Participant has reached the benefit limit under the applicable Benefit Plan, (d) the effective date of Participant’s new coverage; or (d) 30 days after such insolvency or discontinuance of operations.

Provider is not required to continue to provide Covered Services after the occurrence of any of the following: (a) the end of the 30 day period following the entry of a liquidation order under Chapter 3903 of the Ohio Revised Code; (b) the end of the Participant’s period of coverage for a contractual prepayment or premium; (c) the Participant obtains equivalent coverage with another Health Insuring Corporation or insurer, or the Participant’s employer obtains such coverage for the Participant; (d) the Participant or the Participant’s employer terminates coverage under the Benefit Plan; or (e) a liquidator effects a transfer of the Health Insuring Corporation’s obligations under the contract under division (A) (8) of Section 3903.21 of the Ohio Revised Code.

ANC.AMD.OH.2008	06/25/2008T

(3) Cigna and Provider shall observe, protect and promote the rights of Participants.

(4) Those terms used in the Agreement that are defined in Ohio Revised Code Chapter 1751 (Health Insuring Corporations) are used in the Agreement in a manner consistent with those definitions.

ANC.AMD.OH.2008	06/25/2008T

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF OKLAHOMA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Oklahoma regarding provider contracts with providers rendering health care services in the State of Oklahoma. To the extent that such Oklahoma laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1) Payor may only retroactively deny reimbursement to Provider during the 24 month period after the date Payor paid the claim. However, this provision shall not apply: (a) if the payment was made because of fraud by provider; or (b) if Provider has otherwise agreed to make a refund to Cigna for overpayment of a claim.

(2) A. Pursuant to Oklahoma law, if Provider voluntarily chooses to terminate the Agreement, Provider shall give Cigna 90 days prior written notice of the disaffiliation.

B. In the event Cigna terminates the Agreement for reasons other than for cause, Provider shall continue to provide Covered Services under the terms of the Agreement for 90 days from the date of notice to Participant, for a Participant who is under Provider’s care at the time of such termination and who has a degenerative and disabling condition or disease, or is terminally ill. With respect to a Participant who is under Provider’s care at the time of such termination and who has entered the third trimester of pregnancy, additional coverage of services shall continue through at least 6 weeks of postpartum evaluation. Provider shall be compensated for continued services in accordance with the compensation arrangements under the Agreement for the 90 day period from the date of notice to Participant. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

C. In the event Provider voluntarily terminates the Agreement, Provider shall continue to provide Covered Services under the terms of the Agreement for a Participant who is under Provider’s care at the time of such termination for 90 days from the date of Provider’s notice of termination to Cigna; or for a period that includes delivery and postpartum care, if the Participant has entered the third trimester of pregnancy at the time of Provider’s disaffiliation. Provider shall be compensated for continued services in accordance with the compensation arrangements under the Agreement for the 90 day period from the date of Provider’s notice to Cigna. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

ANC.AMD.OK.2005	06/15/2005

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF OREGON

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as “Provider”) to comply with legislative and regulatory requirements of the State of Oregon regarding provider contracts with providers rendering health care services in the State of Oregon. To the extent that such Oregon laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

I

1.	Provider shall mean “Provider” or “Group and/or Represented Provider,” as named in the Agreement, or as otherwise set forth in the Agreement.

II

(1)	Cigna, upon request by Provider, shall give Provider an annual accounting accurately summarizing the financial transactions between the parties for that year.

(2)	Provider may withdraw from the care of a Participant when, in the professional judgment of Provider, it is in the best interest of the Participant to do so.

(3)	Except in the case of misrepresentation, precertification determinations shall be subject to the following requirements:

(1) Precertification determinations relating to benefit coverage and medical necessity shall be binding on Cigna if obtained no more than 30 days prior to the date the service is provided.

(2) Precertification determinations relating to Participant eligibility shall be binding on Cigna if obtained no more than five business days prior to the date the service is provided.

(4)	Upon request by Provider, the criteria used in the Utilization Management review process and the method of development of the criteria shall be made available for review.

OR.STATE.AMD.2016	07/30/2017

(5)

Cigna shall employ or retain a physician licensed under ORS 677.100 to 677.228 who shall be responsible for all final medical and mental health decisions relating to coverage or payment made pursuant to the Agreement.

(6)	Provider will be paid for Covered Services rendered to Participants in accordance with ORS Sec. 743B.450 and ORS Sec. 743B.452.

(7)

In the event Cigna fails to pay for health care services covered by the Benefit Plan, Provider shall not bill or otherwise attempt to collect from Participants amounts owed by Cigna, and Participants shall not be liable to Provider for any sums owed by Cigna.

(8)	Cigna may not terminate or otherwise financially penalize Provider for:

(1) Providing information to or communicating with a Participant in a manner that is not slanderous, defamatory or intentionally inaccurate concerning:

(a) Any aspect of the Participant’s medical condition;

(b) Any proposed treatment or treatment alternatives, whether covered by the Participant’s Benefit Plan or not; or

(c) Provider’s general financial arrangement with Cigna.

(2)	(a) Referring a Participant to another provider, whether or not that provider is under contract with Cigna. If Provider refers Participant to another provider, Provider shall:

(i)	Comply with Cigna’s written policies and procedures with respect to any such referrals; and

(ii)	Inform the Participant that the referral services may not be covered by Cigna.

(b)	Allocation of costs for referral services shall be a matter of contract between Provider and Cigna. Allocation of costs to Provider by contract shall not be considered a penalty under this section.

(9)	Cigna and Provider shall provide continuity of care to Participants as provided in ORS Sec. 743B.225.

OR.STATE.AMD.2016	07/30/2017

(10)

Except in cases of fraud or abuse of billing, Payor may not request a refund from Provider of a payment previously made to satisfy a claim unless Payor does so in writing, specifying the reasons for the request, within 18 months after the date the payment was made. If Payor requests a refund for reasons related to coordination of benefits with another health insurer or entity responsible for payment of a claim, the request for refund must be made in writing, specifying the reasons for the request, within 30 months after the date the payment was made. If Provider fails to contest the request for a refund in writing to Cigna or Payor within thirty (30) days of receipt, the request for refund shall be deemed accepted and the refund must be paid.

(11)

Except in cases of fraud, Provider may not request additional payment from Payor to satisfy a claim unless Provider does so in writing, specifying the reasons for the request, within 18 months after the date the claim was denied or the payment intended to satisfy the claim was made. If Provider requests additional payment from Payor to satisfy a claim for reasons related to coordination of benefits with another health insurer or entity responsible for payment of a claim, the request for additional payment must be made in writing, specifying the reasons for the request, within 30 months after the date the claim was denied or payment intended to satisfy the claim was made.

(12)

The Agreement may permit network arrangements which grant access to Cigna’s rights as a contracting entity, as defined in applicable state laws and regulations, to Provider’s health care services and discounted rates to a Third Party, as defined in applicable state laws and regulations, provided that the Third Party accessing Provider’s health care services and discounted rates is contractually obligated to comply with all applicable terms, limitations and conditions of the Agreement.

(13)

Notwithstanding any provision to the contrary set forth in the Compensation section of the Agreement, or any similar provision in the Agreement, or a rate exhibit, the rates in the Agreement will be payment in full for all Covered Services furnished to Participants under the Agreement by a Provider who is a vision care provider as defined by applicable state laws and regulations.

OR.STATE.AMD.2016	07/30/2017

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF PENNSYLVANIA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Pennsylvania regarding provider contracts with providers rendering health care services in the State of Pennsylvania. To the extent that such Pennsylvania laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	Cigna’s Administrative Guidelines applicable to the Agreement are found in the provider reference manual entitled “Hospital and Ancillary Facility Reference Guide.”

(2)	The following definition of Emergency Services is applicable to the Agreement:

Emergency Services means any health care service provided to a Participant after the sudden onset of a medical condition that manifests itself by acute symptoms of sufficient severity or severe pain, such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in one or more of the following:

(a)	placing the health of the Participant, or, with respect to a pregnant woman, the health of the woman or her unborn child, in serious jeopardy;

(b)	serious impairment to bodily functions; or

(c)	serious dysfunction of any bodily organ or part.

(3)	Cigna acknowledges and agrees that practitioners or other individuals conducting Utilization Management are not compensated for approvals or denials of Covered Services.

(4)

The Limitations on Billing Participants provision survives termination of this Agreement, regardless of the reason for termination, is intended to be for the benefit of Participants, and supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Provider and a Participant or persons acting on the Participant’s behalf. Provider hereby agrees that in no event, including, but not limited to non-payment by Payor, Payor’s insolvency or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Participants or persons acting on the Participant’s behalf (other than Payor) for Covered Services provided pursuant to this Agreement. This provision shall not prohibit collection of any applicable Copayments, Deductibles or Coinsurance billed in accordance with the terms of a Benefit Plan or fees for non-Covered Services.

ANC.AMD.PA.2008	10/01/2008

(5)

Termination of the Agreement With Notice: Neither party to the Agreement is permitted to terminate the Agreement with notice upon less than 60 days’ prior written notice to the other party. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement with notice, such longer notification period will apply.

(6)	Notwithstanding anything to the contrary set forth in the Agreement:

(A)	Cigna shall not penalize or restrict a health care provider from discussing:

(1)	the process that Cigna or any entity contracting with Cigna uses or proposes to use to deny payment for a health care service;

(2)

Medically Necessary and appropriate care with or on behalf of a Participant, including information regarding the nature of treatment; risks of treatment; alternative treatments; or the availability of alternate therapies, consultation or tests; or

(3)	Cigna’s decision to deny payment for a health care service.

(B)

A provision to prohibit or restrict disclosure of Medically Necessary and appropriate health care information contained in a contract with a health care provider is contrary to public policy and shall be void and unenforceable.

(C)	Cigna shall not terminate a contract with a health care provider for any of the following:

(1)

advocating for Medically Necessary and appropriate health care consistent with the degree of learning and skill ordinarily possessed by a reputable health care provider practicing according to the applicable legal standard of care;

(2)	filing a grievance pursuant to the procedures set forth in Pennsylvania law; or

(3)

protesting a decision, policy or practice that the health care provider, consistent with the degree of learning and skill ordinarily possessed by a reputable health care provider practicing according to the applicable legal standard of care, reasonably believes interferes with the health care provider’s ability to provide Medically Necessary and appropriate health care.

(D)	Nothing in this provision shall:

(1)

prohibit Cigna from making a determination not to pay for a particular medical treatment, supply or service, enforcing reasonable peer review or utilization review protocols or making a determination that a health care provider has or has not complied with appropriate protocols;

ANC.AMD.PA.2008	10/01/2008

(2)

be construed as requiring Cigna to provide, reimburse for or cover counseling, referral, or other health care services if Cigna: (i) objects to the provision of that service on moral or religious grounds; and (ii) makes available information on its policies regarding such health care services to Participants and prospective Participants.

(E)	Nothing in this provision shall be construed to permit Cigna to sanction, terminate or fail to renew a health care provider’s participation for any of the following reasons:

(1)	advocating for Medically Necessary and appropriate health care services for a Participant;

(2)	filing a grievance on behalf of and with the written consent of a Participant, or helping a Participant to file a grievance;

(3)	protesting a Cigna decision, policy or practice the health care provider believes interferes with its ability to provide Medically Necessary and appropriate health care;

(4)	the health care provider has a practice that includes a substantial number of patients with expensive medical conditions;

(5)	the health care provider objects to the provision of or refuses to provide a health care service on moral or religious grounds; or

(6)	taking another action specifically permitted by sections 2113, 2121, and 2171 of the act (40 P.S. sections 991.2113, 991.2121 and 991.2171).

(7)

Except in the event of Cigna’s termination of the Agreement for cause, including breach of the Agreement, fraud, criminal activity or posing a danger to Participants or the health, safety or welfare of the public as determined by Cigna, if Cigna initiates termination of the Agreement with Provider, a Participant may continue an ongoing course of treatment with Provider, at the Participant’s option, for a transition period of up to 60 days from the date the Participant was notified by Cigna of the termination or pending termination. Cigna in consultation with Participant and Provider, may extend the transitional period if determined to be clinically appropriate. In the case of a Participant in the second or third trimester of pregnancy at the time of notice of the termination or pending termination, the transitional period shall extend through postpartum care related to the delivery. Any health care service provided under this provision shall be covered by Cigna under the same terms and conditions applicable prior to the termination of the Agreement. Nothing in this provision shall require Cigna to cover health care services that are not otherwise covered under the terms and conditions of the Benefit Plan.

ANC.AMD.PA.2008	10/01/2008

(8)

Cigna has 3 types of internal resolution processes to resolve the various disputes which may arise between Cigna and Provider. The Termination Dispute Resolution Process, the Act 68 Dispute Resolution Process, and the Informal Dispute Resolution Process are described in the provider reference manual entitled “Hospital and Ancillary Facility Reference Guide.” The Hospital and Ancillary Facility Reference Guide contains Cigna’s Administrative Guidelines applicable to the Agreement.

(9)	For amendments other than those required by changes to state or federal laws or regulations, Cigna shall provide Provider with 30 days advance written notice of the amendment.

ANC.AMD.PA.2008	10/01/2008

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF RHODE ISLAND

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Rhode Island regarding provider contracts with providers rendering health care services in the State of Rhode Island. To the extent that such Rhode Island laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Rhode Island laws and regulations to the extent applicable.

(2)

Urgent Care shall have the same meaning as the term “Urgent Health Care Services” contained in the rules and regulations promulgated pursuant to Chapter 12.3 of Title 42, as may be amended from time to time, and shall include those resources necessary to treat a symptomatic medical, mental health or substance abuse or other health care condition requiring treatment within a 24 hour period of the onset of such a condition in order that the patient’s health status not decline as a consequence. This does not include those conditions considered to require Emergency Services.

(3)	The following item is added to the list of for cause reasons for which CIGNA may terminate the Agreement:

Lack of need by CIGNA due to economic considerations.

(4)	In the event of termination of the Agreement by either party, the written notice of termination must include the reason(s) for such termination.

(5)

Right to a Hearing. If CIGNA proposes to terminate the Agreement, CIGNA will notify Provider of this decision in writing including the reason(s) for the proposed termination and a notice of Provider’s right to request a hearing or review. The proposed termination will not be effective until the appeal process has been completed. The above rights regarding notice and hearing may be waived, in writing, by Provider. CIGNA shall not require Provider to waive notice and hearing rights as a condition of the Agreement.

Immediate Harm to Participant’s Health or Safety. When CIGNA has reason to suspect there is immediate danger to Participants as a result of conduct by Provider, CIGNA shall notify the Director of Health of the State of Rhode Island Department of Health immediately and shall take appropriate action to protect Participants.

Notice to Participants. In the event the Agreement is terminated by Provider, Provider shall give reasonable advance notice of such termination to those Participants whom Provider is currently treating and who are affected by the termination.

PGA.AMD.PR.2005	06/15/2005

(6)

If Provider is terminated for reasons other than medical competence or professional conduct, Provider will continue to provide Covered Services for those Participants suffering from a chronic condition requiring continuity of care for whom an alternative means of receiving necessary care was not arranged at the time of such termination. Provider will continue to provide Covered Services to such Participants so long as the Participant retains eligibility under a Service Agreement, until the earlier of completion of such services or the assumption of treatment by another provider. Provider will be paid for Covered Services provided to any such Participant after termination of this Agreement in accordance with the reasonable and customary charge for such services. If, after termination of this Agreement, Provider determines that we have not used due diligence to arrange for alternative care, Provider may terminate the Provider-patient relationship. Provider has no obligation under this Agreement to provide services to individuals who cease to be Participants.

PGA.AMD.PR.2005	06/15/2005

ADDENDUM TO AGREEMENT FOR THE STATE OF SOUTH CAROLINA

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred to as the “Provider”) to comply with legislative and regulatory requirements of the State of South Carolina regarding provider contracts with providers rendering health care services in the State of South Carolina. To the extent that such South Carolina laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

1.  With respect to claim payments made on or after June 11, 2009:

Cigna may not initiate overpayment recovery efforts more than 18 months after the initial claim payment was received by Provider; however, this time limit does not apply to the initiation of overpayment recovery efforts:

(1)	based upon a reasonable belief of fraud or other intentional misconduct;

(2)	required by a self-insured plan; or

(3)	required by a state or federal government program.

2. In addition to the requirements of the Agreement and to the extent required by S.C. Code § 38-71-243, upon termination of the Agreement and upon written attestation by the treating physician, on a form prescribed by the South Carolina Department of Insurance, that a health condition or illness exists that requires medical attention where failure to provide the current course of treatment through Provider would place a Participant’s health in serious jeopardy, Provider shall, if requested by a Participant, continue to provide Covered Services for ninety days or until the termination of the benefit period, whichever is greater. Provider shall accept the negotiated rate under the Agreement as payment in full for such services rendered. Except for applicable deductible, copayment or coinsurance, Provider shall not bill or otherwise hold a Participant financially responsible for Covered Services rendered by Provider in the continuation of care, unless Provider has not received payment pursuant to the Agreement and in accordance with applicable law.

STATE.AMD.SC.2010	12/31/2010

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF TENNESSEE

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Tennessee regarding provider contracts with providers rendering health care services in the State of Tennessee. To the extent that such Tennessee laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

1.    The definition for Emergency Services, if any, shall comply with Tennessee laws and regulations to the extent applicable.

2.

(a) Within 30 calendar days after Payor’s receipt of Provider’s claim, if submitted by the Provider in paper form, Payor shall: (i) if the claim is a clean claim as defined below, pay for any fee-for-service amounts owing under the Agreement for such health care services provided; (ii) pay the portion of the claim that is clean and not in dispute and notify Provider in writing of the reason or reasons why the remaining portion of the claim will not be paid; or (iii) notify Provider in writing of all reasons why the claim is not a clean claim and will not be paid and what substantiating documentation and information is required to adjudicate the claim as a clean claim.

(b) Within 21 calendar days after Payor’s receipt of an electronic submission of Provider’s claim Payor shall: (i) if the claim is a clean claim as defined below, pay for any fee-for-service amounts owing under the Agreement for such health care services provided; (ii) pay the portion of the claim that is clean and not in dispute and notify Provider in writing of the reason or reasons why the remaining portion of the claim will not be paid; or (iii) notify Provider in writing of all reasons why the claim is not a clean claim and will not be paid and what substantiating documentation and information is required to adjudicate the claim as a clean claim.

(c)  If Payor fails to comply with the applicable requirements of subsection (a) or (b) above, Payor shall pay 1% interest per month, accruing from the day after the day payment was due, on that amount of the claim that remains unpaid.

(d) As used herein clean claim means a claim received by Payor which requires no further information, adjustment or alteration by the provider of

ANC.AMD.TN.2011	05/01/2011

services in order to be processed and paid by Payor. A claim is clean if it has no defect or impropriety (including any lack of any required substantiating documentation) or particular circumstances requiring special treatment that prevents timely payment from being made on Provider’s claim. A clean claim does not include a duplicate claim. A duplicate claim means an original claim and its duplicate when the duplicate is filed within 30 days of the original claim. A clean claim does not include any claim submitted more than 90 days after the date of service. The definition of clean claim includes resubmitted paper form claims with previously identified deficiencies corrected.

(e) Provider shall file a claim for reimbursement for a health care service within 120 days of the date of service. Cigna or Payor may deny the claim in full for a claim submitted more than 120 days after the date of service.

3.	Pursuant to the requirements of Tennessee Code Annotated Section 56-7-110:

(a) Payor shall not be required to correct a payment error to Provider, if Provider’s request for a payment correction is filed more than 18 months after the date that Provider received payment for the claim from Payor.

(b) Except in cases of fraud committed by Provider, Payor may only recoup reimbursements to Provider during the 18 month period after the date that Payor paid the claim submitted by Provider.

(c) If Payor recoups reimbursement to Provider under this section, Payor shall give Provider a written or electronic statement specifying the basis for the recoupment and the statement shall contain, at a minimum, the information required by subsection (f) below.

(d) If Payor determines that payment was made for services not covered under Participant’s Benefit Plan, Payor shall give written notice to Provider of its intent to recoup a previously paid claim and may:

(1) Request a refund from Provider; or

(2) Make a recoupment of the payment from Provider in accordance with subsection (f).

The notice required by this subsection may be included in the results of an audit submitted to Provider.

(e) Notwithstanding subsection (b) above, if Payor or an agent contracted to provide eligibility verification, verifies that an individual is a Participant and if Provider provides health care services to the individual in reliance on such

ANC.AMD.TN.2011	05/01/2011

verification, Payor may not thereafter recoup a claim on the basis that the individual is not a Participant unless such recoupment occurs within 6 months of the date that Payor paid the claim; otherwise Payor is barred from making such recoupment unless there was fraud by Provider.

(f) If Payor chooses to recoup from Provider amounts previously paid pursuant to subsections (b) or (d), Payor shall provide Provider written documentation that specifies:

(1) The amount of the recoupment;

(2) The person’s name to whom the recoupment applies;

(3) Patient identification number;

(4) Date of service;

(5) The health care service or services on which the recoupment is based; and

(6) The pending claims being recouped or that future claims will be recouped.

(g) Payor shall provide at least 30 days’ notice prior to initiating recovery of any payments pursuant to this section.

4. If Provider terminates the Agreement, or Cigna terminates the Agreement without cause, then Provider and Cigna shall allow Participants who are:

(a) Under active treatment for a particular injury or sickness, to continue to receive Covered Services from Provider for such injury or sickness for a period of 120 days from the date of notice of termination,

(b) In the second trimester of pregnancy to continue care with Provider until completion of postpartum care,

(c) Being treated at an inpatient facility to remain at the facility until Participant is discharged.

The terms, conditions and compensation arrangement of the Agreement shall apply during the period of continued care.

ANC.AMD.TN.2011	05/01/2011

5. Any change to the fee schedule of the Agreement shall be made available to Provider at least 30 days prior to the effective date of the amendment. However, this requirement shall not apply to changes in standard codes and guidelines developed by the American Medical Association or a similar organization.

6. The Agreement may permit network rental arrangements which allow the selling, renting, or otherwise grant access to Cigna’s rights to Provider’s services to a Third Party provided that the Third Party accessing Provider’s services is contractually obligated to comply with all applicable terms, limitations and conditions of the Agreement, and the Third Party is any of the following:

(a) A payer, a third-party administrator, or another entity that administers or processes claims on behalf of the payer;

(b) A preferred provider organization or preferred provider network, including a physician organization or physician hospital organization; or

(c) An entity engaged in the electronic claims transport between the Cigna and the payer that does not provide access to the provider’s services and a discount to any other covered entity.

ANC.AMD.TN.2011	05/01/2011

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF TEXAS

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Texas regarding provider contracts with providers rendering health care services in the State of Texas. To the extent that such Texas laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services shall comply with Texas laws and regulations to the extent applicable.

(2)

To the extent applicable, Cigna will comply with all applicable Texas statutes and rules pertaining to prompt payment of Clean Claims with respect to payment to Provider for Covered Services under the Agreement.

(3)

Cigna’s claims submission processes are set forth in Cigna’s Provider reference manual, as amended from time to time. To the extent required by § 843.337 or § 1301.102 of the Insurance Code, Provider must submit a claim to Cigna not later than the 95th day after the date Provider provides the medical care or health care services for which the claim is made.

(4)

To the extent applicable, Cigna will not refuse to process or pay an electronically submitted Clean Claim because the claim is submitted with or in a batch submission with a Clean Claim that is deficient. A “batch submission” is a group of electronic claims submitted for processing at the same time within HIPAA standard ASC X12N 837 Transaction Set and identified by a batch control number.

(5)	Upon request and to the extent required by Texas law, Cigna will provide Provider with the information necessary to determine that Provider is being compensated in accordance with the Agreement.

(6)

If Provider is compensated on a discounted fee basis, the Participant’s financial obligation for Deductibles or Coinsurance shall be determined based upon the discounted fee and not upon the full billed charge.

(7)	Provider acknowledges and agrees that the Agreement does not contain any financial incentive or make any payment that acts directly or indirectly as an inducement to

TX.ANC.AMD.SHORT.2017.02	10/12/2017

limit Medically Necessary services. This provision shall not prohibit the savings from cost effective utilization of health services by contracting physicians or health care Providers from being shared with physicians or health care Providers in the aggregate.

(8)

Provider shall post a notice to Participants at the Provider’s location on the process for resolving complaints with Cigna. The notice must include the Texas Department of Insurance’s toll-free telephone number for filing complaints.

(9)

Cigna shall not engage in any retaliatory action, including termination of or refusal to renew the Agreement, because Provider, on behalf of a Participant, reasonably filed a complaint against Cigna or has appealed a decision of Cigna.

(10)	(A)

Cigna will not as a condition of the Agreement or in any other manner prohibit, attempt to prohibit or discourage Provider from discussing with or communicating in good faith to a Participant who is a current, prospective or former patient or a party designated by such Participant, with respect to: a) information or opinions regarding the Participant’s health care including the Participant’s medical condition or treatment options; b) information or opinions regarding the provisions, terms, requirements or services of the Participant’s health benefit plan as they relate to the medical needs of the Participant; c) the fact that Provider’s contract with Cigna has terminated or that Provider will otherwise no longer be providing care for Cigna Participants; or d) the fact that, if medically Necessary Covered Services are not available through Participating Providers, Cigna must, upon the request of Provider, and within time appropriate to the circumstances relating to the delivery of the services and the condition of the Participant, but in no event to exceed 5 business days after receipt of reasonably requested documentation, allow referral to a non-participating Provider.

(B)

Cigna will not in any way penalize or terminate Provider or refuse to compensate Provider for Covered Services for communicating with a Participant who is a current, prospective or former patient, or a party designated by Participant, in any manner protected by this provision.

(11)	(A)

If Cigna terminates the Agreement, Cigna shall give Provider not less than 90 days’ prior written notice of the termination, except in the case of imminent harm to patient health, action against license to practice, or fraud, in which case termination may be immediate. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Cigna, such longer notification period will apply.

(B)	Notice and Hearing. If Cigna should choose to terminate the Agreement, Cigna will notify Provider of this decision in writing. The notice will include

TX.ANC.AMD.SHORT.2017.02	10/12/2017

the reason(s) for the termination and a notice of Provider’s right to request a hearing or review. On request and before the effective date of the termination, but within a period not to exceed 60 days, Provider shall be entitled to a review of the proposed termination by an advisory review panel.

When Cigna chooses to terminate Provider’s participation with respect to its commercial HMO plans, the advisory review panel shall be composed of physicians and Providers appointed by Cigna, including at least one representative in Provider’s specialty or a similar specialty, if available, who serve on a standing Quality Management committee or Utilization Management committee.

The decision of the advisory review panel must be considered but is not binding on Cigna. On request, a copy of the recommendation of the advisory review panel and Cigna’s determination shall be given to Provider. If Provider is unsatisfied with the determination, Provider may appeal the decision further pursuant to the Dispute Resolution procedures specified in the Agreement and Administrative Guidelines.

(C)	The requirements regarding notice and hearing set forth in subsection (B) above do not apply in the case of imminent harm to patient health, action against license to practice, or fraud.

(D) (1)

In the event the Agreement is terminated by Provider, Provider shall give reasonable advance notice of such termination to those Participants whom Provider is currently treating and who are affected by the termination. Cigna will provide assistance to Provider to the extent required by Texas law.

(2)

In the event the Agreement is terminated by Cigna, Cigna will notify those Participants whom Provider is currently treating and are affected by the termination at least 30 days before the effective date of such termination; provided, however, that such Participants may be notified immediately if the Agreement is terminated for reasons related to imminent harm.

(E) (1)

If Provider is terminated for reasons other than medical competence or professional conduct, Provider shall continue to provide Covered Services for those Participants who retain eligibility under a Benefit Plan and whom 1) Provider has identified to Cigna as having special circumstances (i.e. persons with a disability, acute condition, life-threatening illness, past the 24th week of pregnancy or a condition such that Provider reasonably believes that discontinuing care could cause harm to the Participant); and 2) Provider has requested to continue treatment. Provider shall be compensated for Covered Services provided pursuant to this provision in accordance with the compensation arrangements under the Agreement for a period of 9 months

TX.ANC.AMD.SHORT.2017.02	10/12/2017

for those Participants diagnosed with a terminal illness at the time of termination of the Agreement, through delivery, immediate post-partum care and the follow-up checkup within the first 6 weeks of delivery for participants past the 24th week of pregnancy at the time of termination, and for a period of 90 days following termination for all others.

(2)

Provider shall not seek payment from the Participant with respect to services rendered pursuant to this provision of amounts for which the Participant would not be responsible if Provider were still a Participating Provider.

(12)	Nothing in the Agreement shall be construed to require Provider to indemnify Cigna for any tort liability resulting from acts or omissions of Cigna.

(13)	Provider shall hold Participants harmless for payment of the cost of Covered Services in the event Payor fails to pay Provider for such Covered Services.

(14)

Nothing in this Agreement shall be construed to require a referring Provider to bear the expenses of a referral for specialty care in or out of Cigna’s Provider panel. Savings from cost-effective utilization of health services may, however, be shared with physicians and health care Providers in the aggregate.

(15)

To the extent that Cigna conducts, uses or relies upon economic profiling to terminate the Agreement, Cigna shall make available to Provider on request the economic profile of Provider, including the written criteria by which Provider’s performance was measured. An economic profile will be adjusted to recognize the characteristics of Provider’s practice that may account for variations from expected costs.

(16)

Quality assessment (as that term is defined under Texas law) shall be conducted through a panel of not less than 3 physicians selected by Cigna from among a list of participating physicians which list is to be provided by participating physicians in the applicable service area.

(17)

Provider may be required pursuant to procedures contained in the Administrative Guidelines, when referring a Participant to another provider, to disclose to Participant that the physician, provider or facility to whom Participant is referred might not be a participating provider; and, if applicable, that the Provider has an ownership interest in the facility to which Participant is referred. Such disclosure shall not be required when referring for emergency care, and as necessary to avoid interruption or delay of medically necessary care. Nothing in this section or in the Administrative Guidelines shall be construed to limit access to non-participating providers.

(18)	Provider shall, except for instances of emergency care as defined under state law,

TX.ANC.AMD.SHORT.2017.02	10/12/2017

when referring a Participant to a facility for surgery: notify Participant that out-of- network providers may provide treatment and that Participant can contact Cigna for more information; notify Cigna that surgery has been recommended; and, notify Cigna of the facility that has been recommended for the surgery.

(19)

Provider shall comply with all applicable requirements of Insurance Code § 1661.005. Provider must refund the amount of an overpayment to a Participant no later than the 30th day after the date Provider determines that an overpayment has been made.

(20)

To the extent applicable, Provider may request, pursuant to procedures contained in the Administrative Guidelines, a waiver of any requirement for the use of information technology established or required by Chapter 1661 of the Texas Insurance Code as may be changed from time to time. A waiver granted under this section will expire September 1, 2013, or as otherwise permitted by applicable laws and regulations.

(21)

To the extent applicable, Provider may request, pursuant to procedures contained in the Administrative Guidelines, a waiver of any requirement for electronic submission established or required by Chapter 1213 of the Texas Insurance Code as may be changed from time to time.

(22)	To the extent applicable, nothing in this Agreement shall be construed to permit Cigna or Payor to directly or indirectly charge or hold Provider responsible for a fee for the adjudication of a claim.

(23)

The Agreement permits Cigna to contract with another party to provide access to Cigna’s rights and responsibilities under this Agreement. Upon request, Cigna will provide information necessary to determine whether a particular party has been authorized to access Provider’s health care services and contractual discounts under this Agreement. Any party authorized to access the health care services and contractual discounts under this Agreement must comply with all applicable terms, limitations, and conditions of the Agreement.

(24)

The fee schedule for each type of Benefit Plan is included in the exhibits to this Agreement. Notwithstanding the foregoing, Cigna may at its option provide the fee schedule for any Benefit Plan to Provider electronically.

(25)

Upon the request of Provider, Cigna will provide Provider with such information as is necessary to allow Provider to determine that a Payor is authorized to access the reimbursement rates under this Agreement.

(26)	Cigna shall cause each Payor that accesses Provider’s discounts under this Agreement to comply with all applicable terms, limitations and conditions of this Agreement.

TX.ANC.AMD.SHORT.2017.02	10/12/2017

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF TEXAS

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Texas regarding provider contracts with providers rendering health care services in the State of Texas. To the extent that such Texas laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Texas laws and regulations to the extent applicable.

(2)	To the extent required by applicable Texas statutes and rules pertaining to the prompt payment of Clean Claims, the following provisions shall apply:

(A)	Effect of Filing a Clean Claim.

(1) The Statutory Claims Payment Period begins to run upon receipt by Cigna of a Clean Claim from Provider as determined under Texas law. The date of claim payment is as determined under Texas law.

(2) After the receipt of a Clean Claim from Provider at the address designated by Cigna and prior to the expiration of the applicable Statutory Claims Payment Period (subject to any extensions of time permitted under Texas law):

(a) Payor shall pay the total amount of the Clean Claim in accordance with the terms of the Agreement;

(b) The Clean Claim shall be denied in its entirety after a determination that Payor is not liable for the Clean Claim and Provider shall be notified in writing why the Clean Claim will not be paid;

(c) Provider shall be notified in writing that the entire Clean Claim will be audited and Payor shall pay 100% of the Contracted Rate on the claim to Provider; or

(d) Payor shall pay the portion of the Clean Claim for which liability is acknowledged in accordance with the terms of the Agreement, and;

(i) the remainder of the Clean Claim shall be denied after a

TX.ANC.AMD.LONG.2017.02	10/12/2017

determination that Payor is not liable for the remainder of the Clean Claim and Provider shall be notified in writing why the remainder of the Clean Claim will not be paid; or

(ii) Provider shall be notified in writing that the remainder of the Clean Claim will be audited and Payor shall pay 100% of the Contracted Rate on the unpaid portion of the Clean Claim to Provider.

(3) Requests for Additional Information From Treating Provider. If necessary to determine whether a claim is payable, Cigna may, within 30 days of receipt of a Clean Claim, request additional information from the treating provider. The time period to request additional information may be extended as allowed under Texas law. In the event that Cigna requests information under this section, Cigna shall determine whether the Clean Claim is payable and Payor shall pay or Cigna will deny the Clean Claim or audit the Clean Claim on or before the later of:

(a) the 15th day after the date Cigna receives the requested information from the treating provider along with a copy of Cigna’s written request for information or with the name of the patient, patient identification number, the claim number as provided by Cigna, the date of service and the name of the treating provider (If Cigna submitted the request for additional information electronically in accordance with federal requirements concerning electronic transactions, the treating provider must submit the response in accordance with those requirements); (b) the 15th day after the date Cigna receives a written response from the treating provider that the treating provider does not possess the requested information; or (c)the latest date for determining whether the claim is payable under subsections (1) and (2) above.

(4) Requests for Additional Information From Other Sources. If Cigna requests additional information from a person other than Provider, Cigna will provide Provider with a notice containing the name of the physician, provider or other entity from whom Cigna is requesting information. Payor may not withhold payment beyond the applicable Statutory Claims Payment Period pending receipt of information under this section. If on receiving information requested under this section Cigna determines that there was an error in payment of the claim, the overpayment may be recovered pursuant to section F. below.

(5) To the extent applicable, Cigna will not refuse to process or pay an electronically submitted Clean Claim because the claim is submitted with or in a batch submission with a Clean Claim that is deficient. A “batch submission” is a group of electronic claims submitted for processing at the same time within HIPAA standard ASC X12N 837 Transaction Set and identified by a batch control number.

TX.ANC.AMD.LONG.2017.02	10/12/2017

(B)	Effect of Filing a Deficient Claim.

If a submitted claim is determined by Cigna to be deficient, Provider shall be notified that the claim is deficient within 45 calendar days of Cigna’s receipt of the claim at the address designated by Cigna or within30 days of receipt by Cigna of an electronic claim. If the deficient claim is a claim for a prescription benefit, Cigna will notify Provider that the claim is deficient within 21 calendar days of receipt of the nonelectronic claim by Cigna, or within 18 days of receipt of an electronic claim. The failure to notify Provider that a claim is deficient within the timelines specified in this section shall not render a deficient claim a Clean Claim.

(C)	Audit Procedures.

If Payor is unable to pay or deny a Clean Claim, in whole or in part, within the applicable Statutory Claims Payment period and intends to audit the Clean Claim to determine whether it is payable, Cigna will notify Provider that the claim is being audited and Payor shall pay 100% of the Contracted Rate within the applicable Statutory Claims Payment Period. Payment of 100% of the Contracted Rate is not an admission that liability is acknowledged on that claim. Cigna will complete the audit within 180 calendar days from receipt of the Clean Claim. Upon completion of any audit of a Clean Claim, Cigna will notify Provider of the results of the audit and:

(1)	If Cigna determines that additional payment is due to Provider, such additional payment shall be paid by Payor within 30 calendar days after the completion of the audit;

(2)

If Cigna determines that a refund is due from Provider, such refund shall be made by Provider within 30 calendar days of the later of notification to Provider of the results of the audit or exhaustion of any Participant appeal rights, if a Participant appeal is filed before the 30 calendar day refund period has expired, and may be made by any method, including chargeback against Provider.

TX.ANC.AMD.LONG.2017.02	10/12/2017

(D)	Failure to Meet Statutory Claims Payment Period.

(1)

If Cigna determines that a Clean Claim is payable and Payor fails to pay any amount due and owing on the Clean Claim within the statutory time frames, Payor shall pay to Provider, in addition to the Contracted Rate owed, a penalty as follows:

(a)	if the claim is paid on or before the 45th day after the end of the applicable Statutory Claims Payment Period, the lesser of:

(i)	50% of the difference between the Billed Charge and the Contracted Rate: or

(ii)	$100,000.

(b)	if the claim is paid on or after the 46th day and before the 91st day after the end of the applicable Statutory Claims Payment Period, the lesser of:

(i)	100% of the difference between the Billed Charge and the Contracted Rate: or

(ii)	$200,000.

(c)

if the claim is paid on or after the 91st day after the end of the applicable Statutory Claims Payment Period, a penalty computed under subsection (1)(b) above plus 18% annual interest on the penalty amount. Interest under this subsection accrues beginning on the date the claim was required to be paid and ending on the date the claim and the penalty are paid in full.

(d)

Notwithstanding any other provision of section (2), this subsection governs the payment of a penalty under section (2)(D). For a penalty relating to a clean claim submitted by a physician or other provider other than an institutional provider, Cigna shall pay the entire penalty to the physician or provider, except any interest computed under subsection (2)(D)(1)(c) above which Cigna shall pay to the Texas Department of Insurance or as otherwise required by applicable laws or regulations.

(2)

If Cigna determines that a Clean Claim is payable and Payor pays only a portion of the amount of the Clean Claim on or before the applicable Statutory Claims Payment Period and pays the balance of the Contracted Rate owed for the Clean Claim after that date, Payor shall pay to Provider, in addition to the Contracted Rate owed, a penalty as follows:

(a)	if the balance of the Clean Claim is paid on or before the 45th day after the applicable Statutory Claims Payment Period, the lesser of:

(i)	50% of the underpaid amount; or

TX.ANC.AMD.LONG.2017.02	10/12/2017

(ii)	$100,000.

(b)	if the balance of the Clean Claim is paid on or after the 46th day and before the 91st day after the end of the applicable Statutory Claims Payment Period, the lesser of:

(i)	100% of the underpaid amount; or

(ii)	$200,000.

(c)

if the balance of the Clean Claim is paid on or after the 91st date after the end of the applicable Statutory Claims Payment Period, a penalty computed under subsection (2)(b) above plus 18% annual interest on the penalty amount. Interest under this subsection accrues beginning on the date the claim was required to be paid and ending on the date the claim and the penalty are paid in full.

(d)

For purposes of this subsection 2, the underpaid amount is calculated on the ratio of the amount underpaid on the Contracted Rate as applied to an amount equal to the Billed Charge submitted minus the Contracted Rate.

(3)	No penalty shall be owed:

(a)	if the failure to pay the claim in accordance with the applicable Statutory Claims Payment Period is a result of a catastrophic event that Cigna certified in accordance with Texas law; or

(b)	if the claim was paid in accordance with statutory time frames but for less than the Contracted Rate, and

(i)	Provider notifies Cigna of the underpayment after the 270th day after the date the underpayment was received; and

(ii)	Payor pays the balance of the claim on or before the 30th day after the date Cigna received notice of the underpayment.

(4)	Subsection 3 above does not relieve Payor of any obligation to pay the remaining unpaid Contracted Rate owed.

TX.ANC.AMD.LONG.2017.02	10/12/2017

(E)	Claims Filing Deadline.

Provider must submit a claim to Cigna not later than the 95th day after the date Provider providing the medical care or health care services for which the claim is made. For a claim for which coordination of benefits applies, the 95 day period does not begin for submission of the claim to the secondary payor until Provider receives notice of the payment or denial from the primary payor. If Provider fails to submit a claim in compliance with this section, Provider forfeits the right to payment unless Provider has certified in accordance with Texas law that the failure to timely submit is a result of a catastrophic event. The date of receipt of a claim and whether the method of submission of a claim is appropriate shall be determined in accordance with Texas law. Provider may not submit a duplicate claim prior to the date that the applicable Statutory Claims Payment Period has passed. If Cigna receives a duplicate claim prior to such date, such claim shall not be subject to the requirements set forth above relating to the effect of filing a Clean Claim and failure to meet the Statutory Claims Payment Period.

(F)	Overpayment of Claims.

(1)	A refund due to overpayment or completion of audit may be recovered if:

(a)	Cigna notifies Provider of the overpayment not later than the 180th day after the date of receipt of the overpayment; or

(b)	Cigna notifies Provider of the completion of an audit in accordance with section (C) above.

(2)	Notification under this provision shall:

(a) be in written form and include the specific claims and amounts for which a refund is due and for each claim the basis and specific reasons for the request for refund;

(b)	include notice of the Provider’s right to appeal; and

(c)	describe the methods by which Cigna intends to recover the refund.

(3)

Provider may appeal a request for refund by providing written notice of disagreement with the refund request not later than 45 days after receipt of notice under subsection (2) above. Upon receipt of a written notice under this subsection, Cigna shall begin Cigna’s internal appeal process as provided in the Administrative Guidelines to the Agreement.

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(4)	A refund may not be recovered under this section until:

(a)

for overpayments, the later of the 45th day after notification under subsection (1) (a) of this section or the exhaustion of any Provider appeal rights under subsection (3) of this section where Provider has not made arrangements for payment with Cigna; or

(b)

for audits, the later of the 30th day after notification under subsection (1) (b) of this section or the exhaustion of any Provider appeal rights under subsection (3) of this section where the Provider has not made arrangements for payment with Cigna.

(5)

If Payor is a secondary payor and pays a portion of a claim that should have been paid by the primary payor and that was paid to Provider by the primary payor, Payor may recover the amount of overpayment from Provider pursuant to this section (F).

(6)	This section (F) does not affect Payor’s ability to recover any overpayment in the case of fraud or a material misrepresentation by Provider.

(G)	Terms.

The terms Clean Claim, Statutory Claims Payment Period, Billed Charge and Contracted Rate shall have the same meaning as defined under applicable Texas law.

(3)	Cigna’s claims submission processes are set forth in Cigna’s provider reference manual, as amended from time to time.

(4)	Upon request and to the extent required by Texas law, Cigna will provide Provider with the information necessary to determine that Provider is being compensated in accordance with the Agreement.

(5)

If Provider is compensated on a discounted fee basis, the Participant’s financial obligation for Deductibles or Coinsurance shall be determined based upon the discounted fee and not upon the full billed charge.

(6)	Provider acknowledges and agrees that the Agreement does not contain any financial incentive or make any payment that acts directly or indirectly as an inducement to

TX.ANC.AMD.LONG.2017.02	10/12/2017

limit Medically Necessary services. This provision shall not prohibit the savings from cost effective utilization of health services by contracting physicians or health care providers from being shared with physicians or health care providers in the aggregate.

(7)

Provider shall post a notice to Participants at the Provider’s location on the process for resolving complaints with Cigna. The notice must include the Texas Department of Insurance’s toll-free telephone number for filing complaints.

(8)

Cigna shall not engage in any retaliatory action, including termination of or refusal to renew the Agreement, because Provider, on behalf of a Participant, reasonably filed a complaint against Cigna or has appealed a decision of Cigna.

(9)

(A) Cigna will not as a condition of the Agreement or in any other manner prohibit, attempt to prohibit or discourage Provider from discussing with or communicating in good faith to a Participant who is a current, prospective or former patient or a party designated by such Participant, with respect to: a) information or opinions regarding the Participant’s health care including the Participant’s medical condition or treatment options; b) information or opinions regarding the provisions, terms, requirements or services of the Participant’s health benefit plan as they relate to the medical needs of the Participant; c) the fact that Provider’s contract with Cigna has terminated or that Provider will otherwise no longer be providing care for Cigna Participants; or d) the fact that, if Medically Necessary Covered Services are not available through Participating Providers, Cigna must, upon the request of Provider, and within time appropriate to the circumstances relating to the delivery of the services and the condition of the Participant, but in no event to exceed 5 business days after receipt of reasonably requested documentation, allow referral to a non-participating Provider.

(B) Cigna will not in any way penalize or terminate Provider or refuse to compensate Provider for Covered Services for communicating with a Participant who is a current, prospective or former patient, or a party designated by Participant, in any manner protected by this provision.

(10)

( A) If Cigna terminates the Agreement, Cigna shall give Provider not less than 90 days’ prior written notice of the termination, except in the case of imminent harm to patient health, action against license to practice, or fraud, in which case termination may be immediate. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Cigna, such longer notification period will apply.

(B) Notice and Hearing. If Cigna should choose to terminate the Agreement, Cigna will notify Provider of this decision in writing. The notice will include the reason(s) for the termination and a notice of Provider’s right to request a hearing or review. On

TX.ANC.AMD.LONG.2017.02	10/12/2017

request and before the effective date of the termination, but within a period not to exceed 60 days, Provider shall be entitled to a review of the proposed termination by an advisory review panel.

When Cigna chooses to terminate Provider’s participation with respect to its commercial HMO plans, the advisory review panel shall be composed of physicians and providers appointed by Cigna, including at least one representative in Provider’s specialty or a similar specialty, if available, who serve on a standing Quality Management committee or Utilization Management committee.

The decision of the advisory review panel must be considered but is not binding on Cigna. On request, a copy of the recommendation of the advisory review panel and Cigna’s determination shall be given to Provider. If Provider is unsatisfied with the determination, Provider may appeal the decision further pursuant to the Dispute Resolution procedures specified in the Agreement and Administrative Guidelines.

(C) The requirements regarding notice and hearing set forth in subsection (B) above do not apply in the case of imminent harm to patient health, action against license to practice, or fraud.

(D)

(1) In the event the Agreement is terminated by Provider, Provider shall give reasonable advance notice of such termination to those Participants whom Provider is currently treating and who are affected by the termination. Cigna will provide assistance to Provider to the extent required by Texas law.

(2) In the event the Agreement is terminated by Cigna, Cigna will notify those Participants whom Provider is currently treating and are affected by the termination at least 30 days before the effective date of such termination; provided, however, that such Participants may be notified immediately if the Agreement is terminated for reasons related to imminent harm.

(E)

(1) If Provider is terminated for reasons other than medical competence or professional conduct, Provider shall continue to provide Covered Services for those Participants who retain eligibility under a Benefit Plan and whom 1) Provider has identified to Cigna as having special circumstances (i.e. persons with a disability, acute condition, life-threatening illness, past the 24th week of pregnancy or a condition such that Provider reasonably believes that discontinuing care could cause harm to the Participant); and 2) Provider has requested to continue treatment. Provider shall be compensated for Covered Services provided pursuant to this provision in accordance with the compensation arrangements under the Agreement for a period of 9 months for those Participants diagnosed with a terminal illness at the time of termination of the Agreement, through delivery, immediate post-partum care and the

TX.ANC.AMD.LONG.2017.02	10/12/2017

follow-up checkup within the first 6 weeks of delivery for Participants past the 24th week of pregnancy at the time of termination, and for a period of 90 days following termination for all others.

(2) Provider shall not seek payment from the Participant with respect to services rendered pursuant to this provision of amounts for which the Participant would not be responsible if Provider were still a Participating Provider.

(11)	Nothing in the Agreement shall be construed to require Provider to indemnify Cigna for any tort liability resulting from acts or omissions of Cigna.

(12)	Provider shall hold Participants harmless for payment of the cost of Covered Services in the event Payor fails to pay Provider for such Covered Services.

(13)

Nothing in the Agreement shall be construed to require a referring Provider to bear the expenses of a referral for specialty care in or out of Cigna’s provider panel. Savings from cost-effective utilization of health services may, however, be shared with physicians and health care providers in the aggregate.

(14)

To the extent that Cigna conducts, uses or relies upon economic profiling to terminate Provider, Cigna shall make available to Provider on request the economic profile of Provider, including the written criteria by which Provider’s performance was measured. An economic profile will be adjusted to recognize the characteristics of Provider’s practice that may account for variations from expected costs.

(15)

Quality assessment (as that term is defined under Texas law) shall be conducted through a panel of not less than 3 physicians selected by Cigna from among a list of participating physicians which list is to be provided by participating physicians in the applicable service area.

(16)

Provider may be required pursuant to procedures contained in the Administrative Guidelines, when referring a Participant to another provider, to disclose to Participant that the physician, provider or facility to whom Participant is referred might not be a participating provider; and, if applicable, that the Provider has an ownership interest in the facility to which Participant is referred. Such disclosure shall not be required when referring for emergency care, and as necessary to avoid interruption or delay of medically necessary care. Nothing in this section or in the Administrative Guidelines shall be construed to limit access to non-participating providers.

(17)

Provider shall, except for instances of emergency care as defined under state law, when referring a Participant to a facility for surgery: notify Participant that out-of- network providers may provide treatment and that Participant can contact Cigna for more information; notify Cigna that surgery has been recommended; and, notify Cigna of the facility that has been recommended for the surgery.

TX.ANC.AMD.LONG.2017.02	10/12/2017

(18)

Provider shall comply with all applicable requirements of Insurance Code § 1661.005. Provider must refund the amount of an overpayment to a Participant no later than the 30th day after the date Provider determines that an overpayment has been made.

(19)

To the extent applicable, Provider may request, pursuant to procedures contained in the Administrative Guidelines, a waiver of any requirement for the use of information technology established or required by Chapter 1661 of the Texas Insurance Code as may be changed from time to time. A waiver granted under this section will expire September 1, 2013, or as otherwise permitted by applicable laws and regulations.

(20)

To the extent applicable, Provider may request, pursuant to procedures contained in the Administrative Guidelines, a waiver of any requirement for electronic submission established or required by Chapter 1213 of the Texas Insurance Code as may be changed from time to time.

(21)	To the extent applicable, nothing in this Agreement shall be construed to permit Cigna or Payor to directly or indirectly charge or hold Provider responsible for a fee for the adjudication of a claim.

(22)

The Agreement permits Cigna to contract with another party to provide access to Cigna’s rights and responsibilities under this Agreement. Upon request, Cigna will provide information necessary to determine whether a particular party has been authorized to access Provider’s health care services and contractual discounts under this Agreement. Any party authorized to access the health care services and contractual discounts under this Agreement must comply with all applicable terms, limitations, and conditions of the Agreement.

(23)

The fee schedule for each type of Benefit Plan is included in the exhibits to this Agreement. Notwithstanding the foregoing, Cigna may at its option provide the fee schedule for any Benefit Plan to Provider electronically.

(24)

Upon the request of Provider, Cigna will provide Provider with such information as is necessary to allow Provider to determine that a Payor is authorized to access the reimbursement rates under this Agreement.

(25)	Cigna shall cause each Payor that accesses Provider’s discounts under this Agreement to comply with all applicable terms, limitations and conditions of this Agreement.

TX.ANC.AMD.LONG.2017.02	10/12/2017

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF UTAH

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred to as the “Provider”) to comply with legislative and regulatory requirements of the State of Utah regarding provider contracts with providers rendering health care services in the State of Utah. To the extent that such Utah laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Utah laws and regulations to the extent applicable.

(2)

Except in cases of fraud, Payor may only recover any amount improperly paid to Provider: (1) within 24 months of the amount improperly paid for a coordination of benefits error; or (2) within 12 months of the amount improperly paid for any other reason; or (3) within 36 months of the amount improperly paid when the improper payment was due to a recovery by Medicaid, Medicare, and the Children’s Health Insurance Program, or any other state or federal health care program.

(3)

(a) Upon Cigna’s insolvency, the rehabilitator or liquidator may require Provider to continue to provide Covered Services under the Agreement between Provider and Cigna until the earlier of: (1) 90 days after the date of the filing of a petition for rehabilitation or the petition for liquidation; or (2) the date the term of the Agreement ends.

(b) The rehabilitator or liquidator may reduce the fees Provider is otherwise entitled to receive under the Agreement during the time period described above. Provider shall accept the reduced payment as payment in full and relinquish the right to collect additional amounts from the Participant. However, the rehabilitator or liquidator may not reduce a fee to less than 75% of the regular fee set forth in the Agreement and the Participant shall continue to pay the same Copayments, Deductibles, and other payments for services received from Provider that the Participant was required to pay before the filing of the petition for reorganization or petition for liquidation.

(4)

Nothing in the Agreement shall be construed to require Provider to notify Cigna of a hospital in-patient emergency admission within a period of time that is less than one business day of the hospital in-patient admission, if compliance with the notification requirement would result in notification by Provider on a weekend or a federal holiday.

MASTER.AMD.UT.2010	01/01/2010

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF VIRGINIA

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Virginia regarding provider contracts with providers rendering health care services in the State of Virginia. To the extent that such laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

1.	The definition for Emergency Services, if any, shall comply with Virginia laws and regulations to the extent applicable.

2.

Pursuant to Code of Virginia Section 38.2-3407.15, to the extent applicable and/or not otherwise preempted by federal law, Cigna shall comply with the following minimum fair business standards in the processing and payment of claims for Covered Services:

a.

Payor shall pay any claim within 40 days of receipt of the claim except where the obligation to pay a claim is not reasonably clear due to the existence of a reasonable basis supported by specific information available for review by the person submitting the claim that:

1.

The claim is determined by Cigna not to be a clean claim due to a good faith determination or dispute regarding: (a) the manner in which the claim form was completed or submitted, (b) the eligibility of a person for coverage, (c) the responsibility of another payor for all or part of the claim, (d) the amount of the claim or the amount currently due under the claim, (e) the benefits covered, or (f) the manner in which Covered Services were accessed or provided; or

2.	The claim was submitted fraudulently.

Cigna shall maintain a written or electronic record of the date of receipt of a claim. Provider shall be entitled to inspect such record on request and to rely on that record or on any other admissible evidence as proof of the fact of receipt of the claim, including without limitation electronic or facsimile confirmation of receipt of a claim.

ANC.AMD.VA.2005	01/01/2006

b.

Cigna shall, within 30 days after receipt of a claim, request electronically or in writing from Provider the information and documentation that Cigna reasonably believes will be required to process and pay the claim or to determine if the claim is a clean claim. Upon receipt of the additional information requested under this subsection necessary to make the original claim a clean claim, Payor shall make the payment of the claim in compliance with subsection a. above. Payor may not refuse to pay a claim for services which are Covered Services rendered pursuant to the Agreement if Cigna fails to timely notify or attempt to notify Provider of the matters identified above unless such failure was caused in material part by Provider. However, nothing herein shall preclude a Payor from imposing a retroactive denial of payment of such a claim unless such retroactive denial of payment of the claim would violate subsection f. below. Nothing in this provision requires any Payor to pay a claim which is not a clean claim.

c.

Any interest owing or accruing on a claim under Virginia Code Section 38.2-3407.1 or 38.2-4306.1, under the Agreement or under any other applicable law shall, if not sooner paid or required to be paid, be paid, without the necessity of demand, at the time the claim is paid or within 60 days thereafter.

d.	1. Cigna shall establish and implement reasonable policies to permit Provider:

(a) to confirm in advance during normal business hours by free telephone or electronic means, if available, whether the health care services to be provided are Medically Necessary and Covered Services; and (b) to determine Cigna’s requirements applicable to Provider (or to the type of health care services which Provider has contracted to deliver under the Agreement) for: (i) precertification or authorization of coverage decisions, (ii) retroactive reconsideration of a certification or authorization of coverage decision or retroactive denial of a previously paid claim, (iii) provider-specific payment and reimbursement methodology, coding levels and methodology, downcoding, and bundling of claims, and; (iv) other provider-specific, applicable claims processing and payment matters necessary to meet the terms and conditions of the Agreement, including determining whether a claim is a clean claim.

2.

With respect to Agreements entered into, amended, extended or renewed on or after January 1, 2006, if Cigna routinely, as a matter of policy, bundles or downcodes claims submitted by Provider, Cigna shall clearly disclose that practice in the Agreement. Further, CIGNA shall either: (i) disclose in the Agreement or on the Cigna website the specific bundling and downcoding policies that Cigna reasonably expects to be applied to Provider’s services on a routine basis as a matter of policy; or (ii) disclose in the Agreement a

ANC.AMD.VA.2005	01/01/2006

telephone or facsimile number or e-mail address that Provider can use to request the specific bundling and downcoding policies that Cigna reasonably expects to be applied to Provider’s services on a routine basis as a matter of policy. If such request is made by or on behalf of Provider, Cigna shall provide Provider with such policies within 10 business days following the date the request is received. The paragraph below contains the disclosure of information concerning Cigna’s claim bundling and downcoding practice and policies.

Payments for Covered Services under the Agreement are subject to Cigna ‘s Payment Policies. Payment Policies are the guidelines adopted by Cigna for calculating payment of claims under the Agreement. Such guidelines include Cigna ‘s standard claim coding and bundling methodology and claims processing policies and procedures. Cigna’s Payment Policies may change from time to time. Provider may obtain up-to-date information regarding Payment Policies by visiting the Cigna HealthCare website www.Cigna.com and accessing Cigna ‘s online tool for providers including complete fee schedules for individual providers in effect by visiting the Cigna HealthCare website www.Cignaforhcp.com (Cigna reserves the right to rename these website addresses and such change shall not require a modification to this addendum so long as Cigna communicates the name of the new website address to Provider). Provider may access this secure website tool 24 hours a day, 7 days a week, by logging on through the Cigna HealthCare website. Provider may also use this website tool to e-mail Cigna HealthCare with specific questions about claim coding, fee schedules, Covered Services and coverage criteria. Provider may appeal a Payment Policy issue in accordance with the dispute resolution process described in the Agreement and the Administrative Guidelines. The Administrative Guidelines are the rules, policies and procedures adopted by Cigna or a Payor to be followed by Provider in providing services and doing business with Cigna and Payors under the Agreement.

3.

Cigna shall make available to Provider within 10 business days of receipt of a request, copies of or reasonable electronic access to all such policies which are applicable to Provider and to the health care services identified by Provider which Provider has contracted to deliver under the Agreement. In the event that the provision of the entire policy would violate any applicable copyright law, Cigna may instead comply with this subsection by timely delivering to Provider a clear explanation of the policy as it applies to Provider and to those health care services identified by Provider which Provider has contracted to deliver under the Agreement.

ANC.AMD.VA.2005	01/01/2006

e.

Payor shall pay a claim if Cigna has previously authorized the health care service or has advised Provider or Participant in advance of the provision of health care services that the health care services are Medically Necessary and a Covered Service, unless:

1.	The documentation for the claim provided by Provider clearly fails to support the claim as originally authorized; or

2.

The Payor’s refusal is because: (a) another payor is responsible for the payment, (b) Provider has already been paid for the health care services identified on the claim, (c) the claim was submitted fraudulently or the authorization was based in whole or material part on erroneous information provided to Cigna by Provider, Participant, or other person not related to Cigna, or (d) the individual receiving the health care services was not eligible to receive the health care services on the date the services were provided and Cigna did not know, and with the exercise of reasonable care could not have known, of the Participant’s eligibility status.

f.

Payor may not impose any retroactive denial of a previously paid claim unless Cigna has provided the reason for the retroactive denial, and: (1) the original claim was submitted fraudulently, (2) the original claim payment was incorrect because Provider was already paid for the health care services identified on the claim or the health care services identified on the claim were not delivered by Provider, or (3) the time which has elapsed since the date of the payment of the original challenged claim does not exceed the lesser of: (i) 12 months, or (ii) the number of days within which Cigna requires under the Agreement that a claim be submitted by Provider following the date on which a health care service is provided. Cigna requires that claims subject to Code of Virginia Section 38.2-3407.15 must be submitted within 12 months of the date of service and that claims received after that date may be denied for payment. Cigna shall notify Provider at least 30 days in advance of any retroactive denial of a claim.

g.

Notwithstanding subsection f. above, Cigna shall not impose any retroactive denial of payment or in any way seek recovery or refund of a previously paid claim unless Cigna specifies in writing the specific claim or claims for which the retroactive denial is to be imposed or the recovery or refund is sought. The written communication shall also contain an explanation of why the claim is being retroactively adjusted.

h.

The Agreement shall include or attach at the time it is presented for execution: (1) the fee schedule, reimbursement policy or statement as to the manner in which claims will be calculated and paid which is applicable to Provider or to the range of

ANC.AMD.VA.2005	01/01/2006

health care services reasonably expected to be delivered by Provider on a routine basis under the Agreement, and (2) all material addenda, schedules and exhibits thereto and any policies (including those referred to in subsection d. above) applicable to Provider or to the range of health care services reasonably expected to be delivered by Provider under the Agreement.

i.	1.

No amendment to the Agreement or to any addenda, schedule, exhibit or policy thereto (or new addenda, schedule, exhibit, or policy) applicable to Provider (or to the range of health care services reasonably expected to be delivered by Provider under the Agreement) shall be effective as to Provider, unless Provider has been provided with the applicable portion of the proposed amendment (or of the proposed new addenda, schedule, exhibit, or policy) and has failed to notify Cigna within 15 business days of receipt of the documentation of Provider’s intention to terminate the Agreement at the earliest date thereafter permitted under the Agreement.

2.

With respect to Agreements entered into, amended, extended or renewed on or after January 1, 2006, no amendment to the Agreement or to any addenda, schedule, exhibit or policy thereto (or new addenda, schedule, exhibit, or policy) applicable to Provider (or to the range of health care services reasonably expected to be delivered by Provider under the Agreement) shall be effective as to Provider, unless Provider has been provided with the applicable portion of the proposed amendment (or of the proposed new addenda, schedule, exhibit, or policy) at least 60 calendar days before the effective date and Provider has failed to notify Cigna within 30 calendar days of receipt of the documentation of Provider’s intention to terminate the Agreement at the earliest date thereafter permitted under the Agreement.

j.

In the event that Cigna’s provision of a policy required to be provided under subsections h. or i. above would violate any applicable copyright law, Cigna may instead comply with this section by providing a clear, written explanation of the policy as it applies to Provider.

k.

With respect to Agreements entered into, amended, extended or renewed on or after January 1, 2006, Cigna shall establish, in writing, its claims payment dispute mechanism and shall make this information available to Provider.

l.

Cigna shall not be in violation of the above provisions if its failure to comply is caused in material part by Provider or if Cigna ‘s compliance is rendered impossible due to matters beyond Cigna ‘s reasonable control (such as an act of God, insurrection, strike, fire or power outages) which are not caused in material part by Cigna.

ANC.AMD.VA.2005	01/01/2006

m.	Cigna shall not terminate or fail to renew the Agreement or otherwise penalize Provider for invoking any of Provider’s rights under this section of the Agreement.

3.	Nothing in the Agreement shall be construed to:

a.	Require Provider to refuse to provide treatment which the Provider believes to be medically necessary and appropriate and which is provided with respect to others with similar conditions.

b.	Require that Provider indemnify Cigna for Cigna ‘s negligence, willful misconduct or breach of contract, if any.

c.	Require Provider, as a condition of participation on Cigna ‘s panel, to waive any right to seek legal redress against Cigna.

d.

Prohibit, impede or interfere in the discussion of medical treatment options between Provider and Participants. The Agreement expressly permits and requires Provider to discuss medical treatment options with Participants.

4.	a.

If Cigna terminates the Agreement with notice, Cigna must give Provider at least 90 days’ prior notice of termination of the Agreement. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Cigna, such longer notification period will apply.

b.

Provider shall give Cigna at least 60 days’ prior notice of termination of the Agreement. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the Agreement by Provider, such longer notification period will apply.

c.	In the event the Agreement is terminated by Provider, Provider shall give reasonable advance notice of such termination to those Participants who are Provider’s patients.

d.

In the event that the Agreement is terminated by either Provider or Cigna and is not terminated for cause, Provider shall give affected Participants notice of the right to continue to receive care from Provider to the extent applicable.

ANC.AMD.VA.2005	01/01/2006

e.

In the event the Agreement is terminated and is not terminated for cause, Provider shall, upon Participant’s request, continue to provide Covered Services to Participants who retain eligibility under the Benefit Plan as follows:

(i)

for those Participants who were in an active course of treatment prior to the notice of termination, until the earlier of completion of such services or the expiration of 90 days from the date of the notice of termination.

(ii)	for those Participants who have entered the second trimester of pregnancy at the time of termination, through the provision of postpartum care directly related to the delivery.

(iii)

for those Participants determined to be terminally ill (as defined under Section 1861 (dd) (3) (A) of the Social Security Act) at the time of termination, for the remainder of the Participant’s life for care directly related to the treatment of the terminal illness.

Compensation for Covered Services rendered pursuant to this subsection e. shall be in accordance with the reimbursement provisions of the Agreement in effect immediately prior to the date of termination.

Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

ANC.AMD.VA.2005	01/01/2006

ADDENDUM TO ANCILLARY AGREEMENT

FOR THE STATE OF VERMONT

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Vermont regarding provider contracts with providers rendering health care services in the State of Vermont. To the extent that such Vermont laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Vermont laws and regulations to the extent applicable.

(1.1)

Material Change or Material Adverse Change shall mean a change that could reasonably be expected to have a material adverse impact on the aggregate level of payment by Cigna or Payor to Provider for Covered Services under this Agreement, or on Provider’s administration of their services.

(1.2)

Timely Notice shall mean the timeframe or timeframes established by the parties for prior written notice of an amendment to the agreement as set forth in the Material Adverse Change Amendments, or any other provisions of the Agreement governing changes or amendments to the Agreement.

(2)

Cigna shall not prohibit Provider from, or penalize Provider for discussing treatment options with Participants regardless of Cigna’s position on the treatment options, or advocating on behalf of Participants within the utilization review or grievance process established by Cigna, nor shall it penalize Provider because Provider in good faith reports to state or federal authorities any act or practice by Cigna that jeopardizes Participant health or welfare.

(3)

Provider will comply with the Administrative Guidelines including but not limited to the rules, policies and procedures established by Cigna and required by state laws and regulations, including but not limited to the Consumer Protection and Quality Requirements for Managed Care Plans, as may be amended from time to time. Provider will comply with Administrative Guidelines governing grievance procedures and the credentialing process. Provider may give feedback to Cigna, on an ongoing basis, for Cigna’s use in assessing and enhancing Cigna’s Quality Management program, Utilization Management program, Participant appeal procedures, and dispute resolution process. In addition, Provider will be invited to give input annually in the form of a written survey.

VT.ANC.AMD.2017	02/08/2017

(4)	A. Payor shall not retrospectively deny a previously paid claim or any part of a previously paid claim, unless:

(a)	Payor has provided at least 30 days’ notice of any retrospective denial or overpayment recovery or both in writing to Provider. The notice must include:

(i)	the patient’s name;

(ii)	the service date;

(iii)	the payment amount;

(iv)	the proposed adjustment; and

(v)	a reasonably specific explanation of the proposed adjustment.

(b)	the time that has elapsed since the date of payment of the previously paid claim does not exceed 12 months.

B.	The retrospective denial of a previously paid claim shall be permitted beyond 12 months from the date of payment for any of the following reasons:

(a)	Cigna has a reasonable belief that fraud or other intentional misconduct has occurred;

(b)	the claim payment was incorrect because Provider was already paid for the health services identified in the claim;

(c)	the health care services identified in the claim were not delivered by Provider;

(d)	the claim payment is the subject of adjustment with another health plan; or

(e)	the claim is the subject of legal action.

C.

For routine recoveries as described below, retrospective denials or overpayment recovery of any or all a previously paid claim shall not require 30 days’ notice before recovery may be made. A recovery shall be considered routine only if one of the following situations applies:

(a)	duplicate payment to Provider for the same service;

(b)	payment with respect to an individual who was not a plan participant as of the date the service was provided;

(c)	payment for a noncovered, not to include services denied as not medically necessary, experimental, or investigational in nature, or services denied through a utilization review mechanism;

(d)	erroneous payment for services due to a plan administrator error;

(e)	erroneous payment for services where the claim was processed in a manner inconsistent with the data submitted by Provider;

(f)	payment where Provider provides Cigna with new or additional information demonstrating an overpayment;

(g)	payment to Provider at an incorrect rate or using an incorrect fee schedule;

(h)	payment of claims for the same plan participant that are received by Cigna out of the chronological order in which services were performed;

(i)	payment where Provider has received payment for the same services from another payer whose obligation is primary; or

(j)	payments made in coordination with a payment by a government payer that require adjustment based on an adjustment in the government-paid portion of the claim.

D.

Recoveries which, in Cigna’s reasonable judgment, would be likely to affect a significant volume of claims or accumulate to a significant dollar amount shall not be deemed routine, regardless of whether one or more situations above apply.

VT.ANC.AMD.2017	02/08/2017

(5)

Pursuant to Vermont laws, Cigna shall, to the extent applicable, be bound by and comply with the Consumer Protection and Quality Requirements for Managed Care Plans, as may be amended from time to time.

(6)	A.

In the event of Cigna’s insolvency or other cessation of operations, Covered Services to Participants shall continue through the contract period for which premiums have been paid on behalf of the Participant or until the Participant’s discharge from an inpatient facility, whichever period is greater. Covered Services to Participants confined in an inpatient facility on the date of insolvency or other cessation of operations will continue until the Participant’s continued confinement in the facility is no longer Medically Necessary. This provision shall be construed in favor of the Participant, shall survive the termination of the Agreement regardless of the reason for termination, including the insolvency of Cigna, and shall supersede any oral or written contrary agreement between Provider and Participant or Participant’s representative.

B.

Upon termination of the Agreement without cause, Provider shall continue to provide Covered Services for specific conditions for which a Participant was under Provider’s care at the time of such termination as follows: (a) Participants with life- threatening, disabling or degenerative conditions shall be allowed to continue undergoing a course of treatment for 60 days from the date of termination or until Cigna’s provision for the assumption of such treatment by another provider, whichever is shorter; and (b) Participants who are in the second or third trimester of a pregnancy shall be permitted to continue to receive Medically Necessary Covered Services from Provider until the completion of postpartum care. The terms and conditions of the Agreement shall continue to apply. Provider shall be compensated for such continued care in accordance with the compensation arrangements that were in effect under the Agreement prior to termination. Participants shall not be liable to Provider for any amounts owed for Covered Services provided during the period of continued care other than Copayments, Deductibles or Coinsurance. Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

C.

Notwithstanding any provision in the Agreement to the contrary, within five (5) business days of the date Provider either gives or receives notice of termination of the Agreement, either with or without cause, Provider shall, in accordance with applicable laws and regulations, supply to Cigna a list of Participants seen by Provider.

D.	Provider shall notify Cigna of any changes that would impact Provider’s credentialing status or ongoing availability to Participants.

VT.ANC.AMD.2017	02/08/2017

(7)

The Agreement may permit network rental arrangements which allow the selling, renting, or otherwise grant access to Cigna’s rights to Provider’s services to a third party provided that the Third Party accessing Provider’s services is contractually obligated to comply with all applicable terms, limitations and conditions of the Agreement, and the Third Party is any of the following:

(a)	a payer, a third-party administrator, or another entity that administers or processes claims on behalf of the payer;

(b)	a preferred provider organization or preferred provider network, including a physician organization or physician hospital organization; or

(c)	an entity engaged in the electronic claims transport between the Cigna and the payer that does not provide access to the provider’s services and a discount to any other covered entity.

(8)	A.

The Agreement may be amended by mutual agreement of the parties. Absent mutual agreement, Cigna shall provide Provider with a written notice of a proposed amendment and the amendment in writing not later than 60 days prior to the effective date of the amendment. The written notice shall be conspicuously entitled “Notice of Amendment to Contract,” and shall contain a summary of the amendment as required by applicable law. The notice period may be extended by mutual agreement of the parties.

B.

Provider shall have 60 days after receipt of the notice and amendment to object in writing to the proposed amendment. If Provider objects in writing and there is no resolution of the objection within 60 days of Cigna’s receipt of the objection, Cigna or Provider may terminate the Agreement upon written notice to the other party. The terms of the Agreement shall remain in effect through the termination period and shall be unaffected by the proposed amendment.

C.	If Provider does not object to the proposed amendment as specified in subsection B, the amendment shall be effective as specified in the notice.

D.	Subsections A and B shall not apply under the following circumstances:

1.	the delay caused by compliance with the requirements could result in imminent harm to a Participant;

2.	the amendment is required by a state or federal law, rule, or regulation that includes an effective date for the amendment;

3.	Provider affirmatively accepts the amendment in writing and agrees to an earlier effective date than specified in the notice;

4.

Provider’s payment or compensation is based on the current Medicaid or Medicare reimbursement schedule, and the change in payment or compensation results solely from a change in that reimbursement schedule;

5.

the amendment is a routine change or update of the Agreement made in response to any addition, deletion, or revision of any service code, procedure code, or reporting code, or a pricing change made by a Third Party source.

VT.ANC.AMD.2017	02/08/2017

(a)

For purposes of this subsection, “service code, procedure code, or reporting code” means the American Medical Association’s Current Procedural Terminology, the American Dental Association’s Current Dental Terminology, the Centers for Medicare and Medicaid Services’ Healthcare Common Procedure Coding System, the World Health Organization’s International Classification of Diseases, or the Drug Topic Red Book average wholesale price. For purposes of this subsection, “Third Party source” means the American Medical Association, the American Society of Anesthesiologists, the American Dental Association, the Centers for Medicare and Medicaid Services, the National Center for Health Statistics, the U.S. Department of Health and Human Services Office of the Inspector General, the Vermont Department of Financial Regulation (DFR), or the Vermont Agency of Human Services.

E.	Notwithstanding anything in this section, Cigna may modify the Agreement by operation of law as required by any applicable state or federal law, rule, or regulation.

(9)	A.

Cigna shall provide such information sufficient for Provider to determine compensation or payment terms for Covered Services. Such information shall include: the manner or payment; on request, the fee-for-service dollar amount allowable for each CPT code for those CPT codes that Provider typically uses or actually bills.

B.

Cigna shall provide a readily available mechanism that includes information on the commercially available claims editing software used, standards used for claims edits, payment percentages for modifiers, and any significant edits to the claims software.

VT.ANC.AMD.2017	02/08/2017

ADDENDUM TO ANCILLARY AGREEMENT FOR THE STATE OF WISCONSIN

The provisions set forth in this Addendum are being added to the Agreement to comply with legislative and regulatory requirements of the State of Wisconsin regarding provider contracts with providers rendering health care services in the State of Wisconsin. To the extent that such Wisconsin laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and shall supersede any provisions in the Agreement to the contrary. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1)	The definition for Emergency Services, if any, shall comply with Wisconsin laws and regulations to the extent applicable.

(2)

With respect to a Provider who is a Participant’s Primary Care Physician – Unless Provider no longer practices in the plan’s service area, or the Agreement is terminated for misconduct on the part of Provider, Provider shall continue to provide Covered Services for such Participant for the following period of time: (i) for a Participant of a plan with no open enrollment period, until the end of the current plan year; or (ii) for a Participant of a plan with an open enrollment period, until the end of the plan year for which it was represented that the provider was, or would be, a Participating Provider.

With respect to a Provider who is not a Participant’s Primary Care Physician - Upon termination of the Agreement, unless Provider no longer practices in the plan’s service area, or the Agreement is terminated for misconduct on the part of Provider, Provider shall continue to provide Covered Services for Participants undergoing a course of treatment for the following period of time: (i) if maternity care is the course of treatment and Participant is in the second or third trimester of pregnancy when the Agreement terminates, until the completion of postpartum care for Participant and infant; or (ii) for all other courses of treatment, for the remainder of the course of treatment or for 90 days after the Agreement is terminated, whichever is shorter, except that Provider is not required to provide Covered Services beyond: (i) the end of the current plan year, for a Participant of a Benefit Plan with no open enrollment period; or (ii) the end of the plan year for which it was represented that Provider was, or would be, a Participating Provider, for a Participant of a Benefit Plan with an open enrollment period.

Provider shall be compensated for Covered Services provided to any such Participant in accordance with the compensation arrangements under the Agreement until 90 days following termination, and compensation thereafter for continued Covered Services authorized by Cigna shall be as mutually agreed.

Provider has no obligation under the Agreement to provide services to individuals who cease to be Participants.

ANC.AMD.WI.2005	06/15/2005

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF WEST VIRGINIA

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as the “Provider”) to comply with legislative and regulatory requirements of the State of West Virginia regarding provider contracts with providers rendering health care services in the State of West Virginia. To the extent that such West Virginia laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

I

1. Provider shall mean “Provider,” “Hospital,” “Group and/or Represented Provider,” or “System and/or Represented Provider” as named in the Agreement, or as otherwise set forth in the Agreement.

II

A.	(1)	The definition for Emergency Services, if any, shall comply with West Virginia laws and regulations to the extent applicable.

(2)

Experimental Medical Care means medical, surgical or other health care procedures and treatments which are experimental or investigational, as determined by the Healthplan Medical Director in accordance with consensus derived from peer review medical and scientific literature and the practice of the national medical community, including (i) any procedures or treatments which are not recognized as conforming to accepted medical practice; (ii) any procedures or treatments in which the scientific assessment of the technique, or its application for a particular condition, has not been completed or its effectiveness has not been established; and (iii) any procedures or treatments for which the required approval of a governmental agency has not been granted at the time the services are rendered. Covered Services do not include Experimental Medical Care.

However, to the extent applicable, Covered Services include the patient cost to a Participant in a clinical trial, as a result of:

(a)	treatment provided for a life-threatening condition; or

(b)	prevention, early detection, and treatment studies on cancer.

WV.MCA.AMD.2016	07/01/2016

Coverage shall be required if:

(1) The treatment is being provided or the studies are being conducted in a Phase I, Phase II, Phase III, or Phase IV clinical trial for cancer; or the treatment is being provided in a Phase I, Phase II, Phase III, or Phase IV clinical trial for any other life- threatening condition.

(2) The treatment is being provided in a clinical trial approved by:

(i) one of the National Institutes of Health;

(ii) a National Institutes of Health cooperative group or a National Institutes of Health center;

(iii) the FDA in the form of an investigational new drug application;

(iv) the federal Department of Veterans Affairs; or

(v) an institutional review board of an institution in the state which has a multiple project assurance contract approved by the Office of Protection from Research Risks of the National Institutions of Health.

(3) The facility and personnel providing the treatment are capable of doing so by virtue of their experience, training, and volume of patients treated to maintain expertise.

(4) There is no clearly superior noninvestigational treatment alternative.

(5) The available clinical or preclinical data provide a reasonable expectation that the treatment will be at least as effective as the noninvestigational alternative.

Covered Services include the patient cost incurred for drugs and devices that have been approved for sale by the FDA whether or not the FDA has approved the drug or device for use in treating the patient’s particular condition, to the extent that the drugs or devices are not paid for by the manufacturer, distributor, or provider of that drug or device.

An entity seeking coverage for treatment in a clinical trial approved by an institutional review board under subsection (2)(v) above shall post electronically and keep up-to- date a list of the clinical trials meeting the requirements of this section. The list shall include for each clinical trial: (a) the phase for which the trial is approved; (b) the entity approving the trial; (c) whether the trial is for treatment of cancer or another life- threatening disease and, if not cancer, the particular disease; and the estimated number of patients in the trial.

B.	With respect to Covered Services rendered to Participants covered under an HMO Benefit Plan:

If Provider elects to terminate the Agreement for any reason, Provider must give 60 days’ advance written notice to Cigna and the State of West Virginia Commissioner of Insurance before terminating the Agreement. Nonpayment for goods or services

WV.MCA.AMD.2016	07/01/2016

rendered by Provider is not a valid reason for avoiding the 60 day notice period. Notwithstanding the foregoing, to the extent that the Agreement provides for a longer notification period with respect to termination of the agreement by Provider, the longer notification period will apply.

C.	To the extent required by applicable provisions of W.Va. Code § 33-25E-5, for a Provider who is an eye care provider as defined by applicable state laws and regulations:

(1) Notwithstanding any provision to the contrary set forth in the Compensation section of the Agreement, or any similar provision in the Agreement, or a rate exhibit, the rates in the Agreement will be payment in full for all Covered Services furnished to Participants under the Agreement by a Provider who is an eye care provider as defined by applicable state laws and regulations.

(2) Notwithstanding any provision to the contrary set forth in the Compensation section of the Agreement, or any similar provision in the Agreement, or a rate exhibit, the rates in this Agreement apply to all Covered Services provided to Participants by a Provider who is an eye care provider, as defined by applicable state laws and regulations, in the Benefit Plan types covered by this Agreement, including services covered under a Participant’s in or out-of-network benefits and whether the Payor or Participant is financially responsible for payment.

(3) Notwithstanding any provision to the contrary set forth in the Agreement, this Agreement shall not restrict or limit, directly or indirectly, an eye care provider’s use of optical labs by the eye care provider.

(4) An eye care provider may not charge more for services and materials that are non- covered services or non-covered materials than Provider’s usual and customary rate for services and materials.

WV.MCA.AMD.2016	07/01/2016

ADDENDUM TO PROVIDER AGREEMENT FOR THE STATE OF WYOMING

The provisions set forth in this Addendum are being added to the Agreement with the provider named in the Agreement (hereafter referred as the “Provider”) to comply with legislative and regulatory requirements of the State of Wyoming regarding provider contracts with providers rendering health care services in the State of Wyoming. To the extent that such Wyoming laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provision in the Agreement, shall control. The provisions of the Addendum shall apply to all providers governed by the Agreement, unless the context dictates otherwise. The provisions set forth in this Addendum do not apply with regard to Covered Services rendered to Participants covered under self-funded plans.

(1) In accordance with Wyo. Stat. § 26-22-504, Cigna shall not refuse to re-contract with, or compensate Provider for Covered Services solely because Provider in good faith communicated with a Participant regarding the provisions, terms, or requirements of the Company’s products as they relate to the needs of that Participant.

(2) To the extent required by applicable law, Cigna, Payor and Provider shall comply with Wyo. Stat. § 26-15-124 and any successor provisions regarding payment of claims.

MCA.AMD.WY.2011	06/01/2011

EXHIBIT A

Diabetes Prevention Program

Rate Exhibit and Reimbursement Terms

Pricing for Pre-Existing Accounts –

Phase I

This is a Rate Exhibit to an Agreement between:

Provider: Omada Health, Inc.

Cigna Party: Cigna Health Corporation on behalf of itself and its affiliates and subsidiaries

Effective Date:

This Rate Exhibit:

Applies to: Omada Health, Inc.

Federal Tax ID: [***]

National Provider Identifier: [***]

Effective Date:

I. Reimbursement Notes.

1.

Provider shall accept as full and final payment for Covered Services provided to Participants the lesser of billed charges or the reimbursement specified in this Exhibit. Payor shall deduct any Copayments, Deductibles, or Coinsurance required by the Benefit Plan from payment due to Provider to the extent applicable.

2.

Pricing for Pre-Existing Accounts. Fees for the Covered Services for existing Program Participants from Pre-Existing Accounts with Start Dates before the applicable Transition Date shall be as set forth below.

For the avoidance of doubt, payment shall not be required under this Agreement for any fee applicable to a Program Participant from a Pre-Existing Account that has already been paid pursuant to the Prior Agreement.

3.	[***].

4.

For services not included on the rate table below, no reimbursement will be made. Participants may not be billed for such services. Unless in advance, they agree in writing to be responsible for such services.

ANC2005MCA.US	Page 1 of 1 Version: 1	06/01/2007

II. [***] Fees.

Fees shall include the following one-time [***] fees (i.e., fees will only be billed if [***]).

CPT Code	Modifier	[***]	Fee

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

III. [***] Fees.

Fees shall also include $[***] per calendar month for each month that the applicable Program Participant qualifies as a [***] (CPT Code: [***], Modifier: [***]).

IV. Additional Terms

Process Fees earned in accordance with this Rate Exhibit will be submitted by Provider to Cigna on a [***] basis by means mutually agreed by the parties, either (i) submission of claims (using codes and modifiers set forth in table above under II. [***] Fees and under III. [***] Fees) or (ii) direct invoices payable within [***] days of the date of such invoices.

ANC2005MCA.US	Page 1 of 1 Version: 1	06/01/2007

EXHIBIT A-1

Diabetes Prevention Program

Rate Exhibit and Reimbursement

Terms Phase II

This is a Rate Exhibit to an Agreement between:

Provider: Omada Health, Inc.

Cigna Party: Cigna Health Corporation on behalf of itself and its affiliates and subsidiaries

Effective Date:

This Rate Exhibit:

Applies to: Omada Health, Inc.

Federal Tax ID: [***]

National Provider Identifier: [***]

Effective Date:

I. Reimbursement Notes:

1.

Pricing for Pre-Existing Accounts. Fees for the Covered Services for (i) all Program Participants not associated with Pre-Existing Accounts and (ii) all Program Participants associated with Pre-Existing Accounts with Start Dates on or after the applicable Transition Date shall be as set forth below.

2.

Provider shall accept as full and final payment for Covered Services provided to Participants the lesser of billed charges or the reimbursement specified in this Exhibit. Payor shall deduct any Copayments, Deductibles, or Coinsurance required by the Benefit Plan from payment due to Provider to the extent applicable.

3.

Process Fees earned in accordance with this Rate Exhibit will be submitted by Provider to Cigna on a [***] basis by means mutually agreed by the parties, either (i) submission of claims (using codes and modifiers set forth in the table below or (ii) direct invoices payable within [***] days of the `date of such invoices.

4.

Rate for CPT code [***], includes, but is not limited to diabetic prevention counseling, patient education and weight loss management. Cigna reserves the right to request an audit of Provider’s records to validate Provider charges and reimbursement. Charges for Cigna Participants are: (i) [***] upon enrollment (i.e., at Start Date) and (ii) [***] per month per [***] in year one (1) (i.e., through the end of the calendar month that includes the one-year anniversary of Participant’s Start Date)] and [***] per month per [***] in year two (2), as further described below. Subject to the [***] in the rate table below (which, for the monthly fee, is a [***]).

5.	[***].

6.

For services not included on the rate table, no reimbursement will be made. Participants may not be billed for such services. Unless in advance they agree in writing to be responsible for such services.

Billing CPT Code	Modifier	Service Description	Maximum Allowable Rate
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

ANC2005MCA.US	Page 1 of 1 Version: 1	06/01/2007

EXHIBIT B

TO ANCILLARY SERVICES AGREEMENT

PERFORMANCE GUARANTEES/IT SERVICE LEVELS

ATTACHMENT C

ADDITIONAL PROVISIONS AND EXHIBITS

PART I – ADDITIONAL PROVISIONS

The following additional provisions are hereby added to the Agreement:

A. Definitions

As used in this Part I and in Exhibits 1 and 3, the following terms shall have the meanings set forth below:

1.1 “Agreement” shall mean the Agreement between Company and Supplier to which this Attachment A is attached.

1.2 “Company” or “CIP” shall mean Cigna Health Corporation.

1.3 “Supplier” shall mean Omada Health, Inc.

B. Reserved

C. Information Protection Provisions

[***]

Additional Provisions and Exhibits

CIGNA PROPRIETARY AND CONFIDENTIAL

Form Updated 1-2016

PART II – EXHIBITS

The following Exhibits, attached hereto, are hereby added to the Agreement:

•	Exhibit 1 – Information Protection Requirements

•	Exhibit 2 – Information Protection Service Levels

•	Exhibit 3 – Data Privacy Provisions

Exhibits

CIGNA PROPRIETARY AND CONFIDENTIAL

Form Updated 1-2016

EXHIBIT 1

INFORMATION PROTECTION REQUIREMENTS

Exhibit 1 - Information Protection Requirements

CIGNA PROPRIETARY AND CONFIDENTIAL

Form Updated 1-2016

EXHIBIT 2

INFORMATION PROTECTION SERVICE LEVELS

Exhibit 2 - Information Protection Service Levels

CIGNA PROPRIETARY AND CONFIDENTIAL

Form Updated 1-2016

EXHIBIT 3

DATA PRIVACY PROVISIONS

Exhibit 3 - Data Privacy Provisions

CIGNA PROPRIETARY AND CONFIDENTIAL

Form Updated 1-2016